As filed with the Securities and Exchange Commission on September 17, 1997
                                                 Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

    Virginia                      CRESTAR BANK, as Depositor                     53-0116200
  (State or other            to CRESTAR STUDENT LOAN TRUST 1997-1             (I.R.S. Employer
  jurisdiction of   (Exact name of registrant as specified in its charter)    Identification No.)
 incorporation or
   organization)

                              919 East Main Street
                            Richmond, Virginia 23219
                                 (804) 782-5000
              (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

      W. Clark McGhee                   Copies to:                  And to:                      And to:
   Senior Vice President            Randolph F. Totten          David M. Reicher             Paul F. Sefcovic
    6802 Paragon Place              Hunton & Williams           Foley & Lardner      Squire, Sanders & Dempsey L.L.P.
  Richmond, VA 23230-7172          951 East Byrd Street          Firstar Center         41 S. High St., Suite 1300
      (804) 287-9501             Richmond, VA 23219-4074     777 E. Wisconsin Ave.          Columbus, OH 43215
 (804) 287-9428 (telecopy)            (804) 788-8281             Milwaukee, WI                (614) 365-2738
(Name, address, including       (804) 788-8218 (telecopy)        (414) 297-5763         (614) 365-2499 (telecopy)
zip code and telephone number,                             (414) 297-4900 (telecopy)
including area code, of agent
for service)

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                             -----------------------

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                 CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                     Proposed              Proposed
                                                                      Maximum              Maximum
          Title of Securities                 Amount to be        Offering Price          Aggregate             Amount of
            Being Registered                Registered(1)(2)         Per Unit*         Offering Price*       Registration Fee
--------------------------------------------------------------------------------------------------------------------------------

              Student Loan
           Asset Backed Notes                  $1,000,000              100%               $1,000,000             $303.03
================================================================================================================================
     (1) Estimated solely for calculating the registration fee.
     (2) Also  registered  are  secondary  market  sales  of  Notes  that may be effected by Crestar Securities Corporation, an affiliate of the Registrant.
--------------------------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


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--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 1997

PROSPECTUS

                                [$------------]
                       Crestar Student Loan Trust 1997-1
                        STUDENT LOAN ASSET BACKED NOTES
                                  ------------

                                  Crestar Bank
                                   Transferor

         Crestar Student Loan Trust 1997-1, a Delaware business trust (the "Trust"), will issue [$_________] aggregate principal amount of its Student Loan Asset Backed Notes in the classes and original principal amounts set forth below (collectively, the "Notes"). The assets of the Trust will include a pool of guaranteed or insured education loans to students and parents of students acquired by Star Bank, National Association, as eligible lender trustee on behalf of the Trust (the "Eligible Lender Trustee"), from Crestar Bank (the "Transferor") (the "Financed Student Loans"), collections and other payments with respect to the Financed Student Loans and monies on deposit in certain trust accounts to be established (including the Collection Account, the Reserve Account, the Note Distribution Account, the Expense Account and the Quarterly Advance Account). The Notes will be collateralized by the assets of the Trust.

                                  ____________     (Continued on following page)

                  Prospective investors should consider the factors set forth under "Risk Factors" beginning on page 23.

                                  ------------

THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS
    IN OR OBLIGATIONS OF THE TRANSFEROR, THE MASTER SERVICER, THE SERVICERS,
       THE ElIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES OR SUBSIDIARIES. THE NOTES ARE NOT DEPOSITS OF A
     BANK.  THE NOTES ARE NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT
               INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

====================================================================================================================================
                                                      Class                                                               Final
                                                    Interest       Price to       Underwriting      Proceeds to          Maturity
                                                      Rate          Public        Discount(1)      Transferor(2)         Date (4)
------------------------------------------------------------------------------------------------------------------------------------
[$_________] Senior T-Bill Rate Class A-1 Notes ....   (3)           100%              %                 %           [_______, 20__]
------------------------------------------------------------------------------------------------------------------------------------
[$_________] Senior T-Bill Rate Class A-2 Notes ....   (3)           100%              %                 %           [_______, 20__]
------------------------------------------------------------------------------------------------------------------------------------
[$________] Subordinate LIBOR Rate Class B Notes ....  (3)           100%              %                 %           [_______, 20__]
------------------------------------------------------------------------------------------------------------------------------------
Total.................................................          [$___________]         $                 $
====================================================================================================================================

(1) The Transferor has agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended.

(2)      Before deducting expenses, estimated to be [$__________].

(3) Following the initial Interest Periods, the Class Interest Rates for the Class A-1 Notes and the Class A-2 Notes will equal, subject to certain limitations described herein, Floating Rate (T-Bill) plus [____%] and [____%], respectively, and the Class Interest Rate for the Class B Notes will equal, subject to certain limitations described herein, One-Month LIBOR plus [____%].

(4) Payment in full of the Notes could occur earlier than their respective final maturity dates as described herein.

                                  ------------

         The Notes are offered by the Underwriters when, as and if issued by the Trust, delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Notes will be made in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company and also Cedel Bank, societe anonyme or the Euroclear System on or about [November __, 1997]. ------------

                               Smith Barney Inc.

Morgan Stanley Dean Witter                      Crestar Securities Corporation

                The date of this Prospectus is [_________, 1997]

(Cover continued from previous page)

         The Notes will be available for purchase in denominations of $50,000 and integral multiples of $1,000 in excess thereof in book-entry form only. Interest on and principal of the Notes will be payable quarterly on or about the 25th day of each January, April, July and October, commencing April 27, 1998 (each, a "Distribution Date"). No distribution in respect of principal of the Class B Notes will be payable until each Class of Class A Notes is paid in full. See generally "Description of the Notes -- The Notes." Interest will accrue (i) on the Class A-1 Notes at the rate of [___%] per annum and on the Class A-2 Notes at the rate of [___%] per annum through [________, 1997], and (ii) on the Class B Notes at the rate of [___%] per annum through [________, 1997]. Thereafter, interest on the Notes will accrue, subject to certain limitations described herein, for each Interest Payment Period at the per annum rates set forth on the cover page hereof.

         Payment in full of the Notes could occur earlier than their respective final maturity dates from payments on the Financed Student Loans as described herein. In addition, the Notes will be repaid (i) on any Distribution Date on which the Transferor exercises its option to purchase the Financed Student Loans, exercisable when the outstanding Pool Balance is reduced to 10% or less of the Initial Pool Balance, (ii) on or after the Distribution Date occurring in [October 2006], if the Financed Student Loans are sold pursuant to the auction procedures described under "Description of the Transfer and Servicing Agreements -- Termination," and (iii) under certain circumstances as described in "Description of the Transfer and Servicing Agreements -- Insolvency Event," upon the insolvency of the Transferor and subsequent termination of the Trust pursuant to the Trust Agreement (as defined in "Summary of Terms -- The Trust").

         There is currently no secondary market for the Notes. Smith Barney Inc., Morgan Stanley & Co. Incorporated and Crestar Securities Corporation intend to make a secondary market for the Notes, but none of them has any obligation to do so. There can be no assurance that a secondary market for the Notes will develop or, if one does develop that it will continue. The Notes will not be listed on any national securities exchange.

         After the initial distribution of the Notes by the Underwriters, the Prospectus may be used by Crestar Securities Corporation, an affiliate of the Transferor, in connection with offers and sales relating to market making transactions in the Notes. Crestar Securities Corporation may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Certain information in this Prospectus will be updated from time to time as described in "Incorporation of Certain Documents by Reference."

         The Transferor has not authorized any offer of Notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "U.K. Regulations"). The Notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the U.K. Regulations or otherwise are in compliance with all applicable provisions of the U.K. Regulations.

                                  ------------

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES OFFERED HEREBY INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING."

         Until 90 days after the date hereof, all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             AVAILABLE INFORMATION

         The Transferor, as depositor of the Trust (the "Depositor"), has filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes offered hereby. This Prospectus, which forms part of the Registration Statement, does not contain all the information contained therein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549; and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon the payment of certain fees prescribed by the Commission. In addition, the Registration Statement may be accessed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's site on the World Wide Web located at http://www.sec.gov.

                             REPORTS TO NOTEHOLDERS

         Unless and until Definitive Notes are issued, quarterly and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by Crestar Bank, in its capacity as administrator for the Trust (the "Administrator") and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes but will not be sent to any beneficial holder of the Notes. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Description of the Notes -- Book-Entry Registration" and "-- Reports to Noteholders." The Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Trust intends to suspend the filing of such reports under the Exchange Act when and if the filing of such reports is no longer statutorily required.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All reports and other documents filed by the Administrator, on behalf of the Trust, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. After the initial distribution of the Notes by the Underwriters and in connection with market making transactions by Crestar Securities Corporation, this Prospectus will be distributed together with, and should be read in conjunction with, an accompanying supplement to the Prospectus. Such supplement will contain the reports described above and generally will include the information contained in the quarterly statements furnished to Noteholders. See "Description of the Notes -- Reports to Noteholders" and "Description of the Transfer and Servicing Agreements -- Statements to Indenture Trustee." Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Administrator will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Mr. Eugene S. Putnam, Jr., Senior Vice President - Investor Relations, Crestar Financial Corporation, 919 East Main Street, P.O. Box 26665, Richmond, VA 23261-6665 or "eugene.putnam@crestar.com" on the Internet. Telephone requests for such copies should be directed to (804) 782-7821.

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by the Related Documents. Certain capitalized terms used in this Prospectus are defined elsewhere herein on the pages indicated in the "Index of Principal Terms" beginning on page 100 of this Prospectus.


Issuer .......................................... Crestar Student Loan Trust
                                                  1997-1 (the "Trust") is a
                                                  statutory business trust
                                                  established under the laws of
                                                  the State of Delaware.

Securities Offered............................... Senior T-Bill Rate Class A-1
                                                  Asset Backed Notes (the "Class
                                                  A-1 Notes") in the aggregate
                                                  principal amount of
                                                  [$_________], Senior T- Bill
                                                  Rate Class A-2 Asset Backed
                                                  Notes (the "Class A-2 Notes",
                                                  and together with the Class
                                                  A-1 Notes, the "Class A
                                                  Notes") in the aggregate
                                                  principal amount of
                                                  [$_________] and Subordinate
                                                  LIBOR Rate Class B Asset
                                                  Backed Notes (the "Class B
                                                  Notes" and, together with the
                                                  Class A Notes, the "Notes") in
                                                  the aggregate principal amount
                                                  of [$________]. The original
                                                  principal amount of each class
                                                  (a "Class") of Notes is
                                                  referred to as its "Original
                                                  Amount."

                                                  The holders of the Class A-1
                                                  Notes and the Class A-2 Notes
                                                  are referred to as the "Class
                                                  A-1 Noteholders" and the
                                                  "Class A-2 Noteholders,"
                                                  respectively, and collectively
                                                  as the "Class A Noteholders."
                                                  The holders of the Class B
                                                  Notes are referred to as the
                                                  "Class B Noteholders."

                                                  The Notes will be issued in
                                                  minimum denominations of
                                                  $50,000 and integral multiples
                                                  of $1,000 in excess thereof.
                                                  Persons acquiring beneficial
                                                  ownership interests in the
                                                  Notes will hold their
                                                  interests in the Notes through
                                                  DTC in the United States or
                                                  Cedel Bank, societe anonyme
                                                  ("Cedel") or the Euroclear
                                                  System ("Euroclear") in
                                                  Europe. See "Description of
                                                  the Notes -- Book-Entry
                                                  Registration."

                                                  The Trust will issue the Notes
                                                  pursuant to an Indenture,
                                                  dated as of November 1, 1997,
                                                  and a First Terms Supplement,
                                                  dated as of November 1, 1997,
                                                  authorizing the Notes (as
                                                  amended and supplemented from
                                                  time to time, the "Terms
                                                  Supplement" and, together with
                                                  the Indenture, as amended and
                                                  supplemented from time to
                                                  time, the "Indenture") between
                                                  the Trust and the Indenture
                                                  Trustee.

The Certificates................................. The Trust will issue $1,000 aggregate principal amount of
                                                  Crestar Student Loan Trust
                                                  1997-1 Asset Backed
                                                  Certificates (the
                                                  "Certificates") in a
                                                  transaction exempt from the
                                                  registration requirements of
                                                  the Securities Act. The
                                                  Certificates are not being
                                                  offered hereby. The rights of
                                                  Certificateholders in the
                                                  assets of the Trust to receive
                                                  payments will be fully
                                                  subordinated to the rights of
                                                  the Noteholders. See
                                                  "Formation of the Trust."

Transferor ...................................... Crestar Bank, a Virginia
                                                  banking corporation (the
                                                  "Transferor"), will contribute
                                                  the Financed Student Loans to
                                                  the Trust pursuant to the
                                                  Transfer and Servicing
                                                  Agreement (as amended and
                                                  supplemented from time to
                                                  time, the "Transfer and
                                                  Servicing Agreement") among
                                                  the Trust, the Transferor and
                                                  the Eligible Lender Trustee.

Master Servicer and Servicers.................... The Transferor will act as
                                                  Master Servicer with respect
                                                  to the Financed Student Loans
                                                  (in such capacity, the "Master
                                                  Servicer"). The Financed
                                                  Student Loans will be serviced
                                                  by Pennsylvania Higher
                                                  Education Assistance Agency,
                                                  an agency of the Commonwealth
                                                  of Pennsylvania ("PHEAA"), or
                                                  such other parties as may be
                                                  approved by the Master
                                                  Servicer. The Transferor,
                                                  PHEAA, and each other party
                                                  who may, from time to time, be
                                                  servicing the Financed Student
                                                  Loans are referred to herein
                                                  as a "Servicer" and
                                                  collectively as the
                                                  "Servicers."

Eligible Lender Trustee ......................... Star Bank, National
                                                  Association, a national
                                                  banking association, will act
                                                  as eligible lender trustee
                                                  under the Trust Agreement and
                                                  holder of legal title to the
                                                  Financed Student Loans on
                                                  behalf of the Trust (the
                                                  "Eligible Lender Trustee").
                                                  See "Formation of the Trust --
                                                  Eligible Lender Trustee."

Indenture Trustee ............................... Bankers Trust Company, a New
                                                  York banking corporation (the
                                                  "Indenture Trustee"), will act
                                                  as trustee under the
                                                  Indenture.

Administrator ................................... Crestar Bank will act as
                                                  Administrator on behalf of the
                                                  Trust pursuant to an
                                                  Administration Agreement (as
                                                  amended and supplemented from
                                                  time to time, the
                                                  "Administration Agreement"),
                                                  among the Administrator, the
                                                  Eligible Lender Trustee and
                                                  the Indenture Trustee.

Distribution Dates .............................. Interest on and principal of each Class of Notes will be
                                                  payable quarterly on the 25th
                                                  of each January, April, July
                                                  and October or if any such day
                                                  is not a Business Day, the
                                                  next succeeding Business Day,
                                                  commencing April 27, 1998
                                                  (each, a "Distribution Date").
                                                  See "Description of the
                                                  Transfer and Servicing
                                                  Agreements -- Distributions."

Record Date ..................................... Payments in respect of the
                                                  Notes will be payable to
                                                  holders of record of the Notes
                                                  ("Noteholders") as of the
                                                  second Business Day preceding
                                                  the related Distribution Date
                                                  (each a "Record Date").

Collection Period................................ "Collection Period" means, initially, the period
                                                  beginning [______, 1997] and
                                                  ending on March 31, 1998, and
                                                  thereafter, the Collection
                                                  Period means the calendar
                                                  quarter immediately following
                                                  the end of the previous
                                                  Collection Period.

Interest ........................................ Each Class of Notes will bear interest during each period
                                                  (an "Interest Payment Period")
                                                  beginning on the most recent
                                                  Distribution Date (or the
                                                  Closing Date with respect to
                                                  the initial Interest Payment
                                                  Period) through and including
                                                  the day preceding the
                                                  following Distribution Date at
                                                  the rates per annum for such
                                                  Class (the "Class Interest
                                                  Rate") described below. Within
                                                  each Interest Payment Period,
                                                  unless the Net Loan Rate for
                                                  such Interest Payment Period
                                                  is a lower interest rate, each
                                                  Class of Notes will bear
                                                  interest during each period
                                                  commencing on a Rate
                                                  Adjustment Date for such Class
                                                  (or the Closing Date with
                                                  respect to the initial
                                                  Interest Period) and ending on
                                                  and including the day before
                                                  the next Rate Adjustment Date
                                                  for such Class (an "Interest
                                                  Period"), at a Class Interest
                                                  Rate determined as follows (a
                                                  "Formula Interest Rate"):

                                                     (i) In the case of the
                                                     Class A-1 Notes and the
                                                     Class A-2 Notes, the
                                                     Formula Interest Rate for
                                                     each Interest Period after
                                                     the initial Interest Period
                                                     will be Floating Rate
                                                     (T-Bill) as of the T-Bill
                                                     Rate Determination Date
                                                     (i.e., the first day of
                                                     each calendar week on which
                                                     the United States Treasury
                                                     auctions 91-day Treasury
                                                     Bills, which currently is
                                                     the United States
                                                     Treasury's first business
                                                     day of each week) for such
                                                     Interest Period plus the
                                                     applicable Margin for such
                                                     Class, but in no event
                                                     greater than 18% per annum.
                                                     Interest on each Class of
                                                     Class A Notes will be
                                                     calculated on the basis of
                                                     the actual number of days
                                                     elapsed in each Interest
                                                     Period divided by 365 or
                                                     366, as applicable.
                                                     "Floating Rate (T-Bill)"
                                                     for any Interest Period
                                                     will be determined as
                                                     described under
                                                     "Description of the Notes
                                                     -- Determination of
                                                     Floating Rate (T-Bill)."
                                                     The "Margin" will be
                                                     [____%] for the Class A-1
                                                     Notes and [____%] for the
                                                     Class A-2 Notes. For the
                                                     initial Interest Period
                                                     (commencing on the Closing
                                                     Date), the Formula Interest
                                                     Rate for the Class A-1
                                                     Notes will be [___%] per
                                                     annum and for the Class A-2
                                                     Notes will be [___%] per
                                                     annum. The "Rate Adjustment
                                                     Date" for the Class A Notes
                                                     (which, except for the
                                                     initial Interest Period,
                                                     also will be the first day
                                                     of an Interest Period for
                                                     the Class A Notes) will be
                                                     the first day following
                                                     each T-Bill Rate
                                                     Determination Date.

                                                     (ii) In the case of the
                                                     Class B Notes, the Formula
                                                     Interest Rate for each
                                                     Interest Period after the
                                                     initial Interest Period
                                                     will be One-Month LIBOR as
                                                     of the LIBOR Determination
                                                     Date for such Interest
                                                     Period plus the applicable
                                                     Margin for such Class, but
                                                     in no event greater than
                                                     18% per annum. Interest on
                                                     the Class B Notes will be
                                                     calculated on the basis of
                                                     the actual number of days
                                                     elapsed in each Interest
                                                     Period divided by 360.
                                                     "One-Month LIBOR" for any
                                                     Interest Period will be
                                                     determined as described
                                                     under "Description of the
                                                     Notes -- Determination of
                                                     LIBOR." The "Margin" will
                                                     be [____%] for the Class B
                                                     Notes. For the initial
                                                     Interest Period (commencing
                                                     on the Closing Date), the
                                                     Formula Interest Rate for
                                                     the Class B Notes will be
                                                     [___%] per annum. The "Rate
                                                     Adjustment Date" for the
                                                     Class B Notes (which,
                                                     except for the initial
                                                     Interest Period, also will
                                                     be the first day of an
                                                     Interest Period for the
                                                     Class B Notes) will be the
                                                     25th day of each month,
                                                     except that the Rate
                                                     Adjustment Date occurring
                                                     in January, April, July or
                                                     October will be the
                                                     Distribution Dates
                                                     occurring in such months.

                                                  See "Description of the Notes
                                                  -- The Notes -- Distributions
                                                  of Interest."

                                                  Notwithstanding the foregoing,
                                                  if the average of the Formula
                                                  Interest Rates with respect to
                                                  any Class for any Interest
                                                  Payment Period (calculated by
                                                  dividing the sum of the
                                                  Formula Interest Rates for
                                                  such Class in effect on each
                                                  day during such Interest
                                                  Payment Period by the number
                                                  of days in such Interest
                                                  Payment Period) is greater
                                                  than the Net Loan Rate (as
                                                  defined in "-- Net Loan Rate"
                                                  below), then the Class
                                                  Interest Rate for such
                                                  Interest Payment Period will
                                                  be the Net Loan Rate. See
                                                  "Description of the Notes --
                                                  The Notes -- Distributions of
                                                  Interest." The Class Interest
                                                  Rate for each Class for an
                                                  Interest Payment Period will
                                                  be determined on the
                                                  "Distribution Determination
                                                  Date," which is the Business
                                                  Day immediately preceding a
                                                  Distribution Date.

                                                  If the Class Interest Rate for
                                                  any Class of Notes for any
                                                  Interest Payment Period is
                                                  based on the Net Loan Rate,
                                                  the excess of (a) the amount
                                                  of interest such Class of
                                                  Notes would have accrued in
                                                  respect of the related
                                                  Interest Payment Period had
                                                  interest been calculated based
                                                  on the applicable Formula
                                                  Interest Rate, over (b) the
                                                  amount of interest such Class
                                                  of Notes actually accrued in
                                                  respect of such Interest
                                                  Payment Period based on the
                                                  Net Loan Rate (such excess,
                                                  together with the unpaid
                                                  portion of any such excess
                                                  from prior Interest Payment
                                                  Periods and interest accrued
                                                  thereon calculated based on
                                                  the Formula Interest Rate
                                                  applicable to such Class of
                                                  Notes is referred to as the
                                                  "Noteholders' Interest
                                                  Carryover") will be paid on
                                                  the dates and in the priority
                                                  set forth herein under "--
                                                  Assets of the Trust --
                                                  Collection Account; Note
                                                  Distribution Account;
                                                  Certificate Distribution
                                                  Account; and Expense Account."
                                                  Any amount of Noteholders'
                                                  Interest Carryover with
                                                  respect to a Class of Notes
                                                  remaining after the earlier of
                                                  the Distribution Date on which
                                                  the outstanding principal
                                                  amount of such Class of Notes
                                                  has been reduced to zero and
                                                  the distribution of all
                                                  Available Funds on the Final
                                                  Maturity Date of such Class of
                                                  Notes, will never become due
                                                  and payable and will be
                                                  discharged as to the
                                                  applicable Class of Notes on
                                                  such date. The ratings of the
                                                  Notes do not address the
                                                  likelihood of the payment of
                                                  the amount of any Noteholders'
                                                  Interest Carryover. Any
                                                  reference herein or in the
                                                  Indenture or the Transfer and
                                                  Servicing Agreement to
                                                  "principal" or "interest" does
                                                  not include within the meaning
                                                  of such words Noteholders'
                                                  Interest Carryover or any
                                                  interest accrued thereon.

Net Loan Rate ................................... For any Interest Payment
                                                  Period, the "Net Loan Rate"
                                                  will equal the weighted
                                                  average Effective Interest
                                                  Rate for the Collection Period
                                                  immediately preceding the last
                                                  day of such Interest Payment
                                                  Period, less the Program
                                                  Operating Expense Percentage
                                                  (or less [_____%] per annum
                                                  during the period from the
                                                  Closing Date through March 31,
                                                  1998).

                                                  The "Effective Interest Rate"
                                                  means, for any Financed
                                                  Student Loan and any
                                                  Collection Period, the per
                                                  annum rate at which such
                                                  Financed Student Loan accrues
                                                  interest during such
                                                  Collection Period after giving
                                                  effect to all applicable
                                                  Consolidation Loan Fees,
                                                  Interest Subsidy Payments and
                                                  Special Allowance Payments due
                                                  with respect to such Financed
                                                  Student Loan.

                                                  The "Program Operating Expense
                                                  Percentage" is the fraction
                                                  (expressed as a percentage and
                                                  calculated as of the end of
                                                  each calendar quarter by the
                                                  Administrator) the numerator
                                                  of which is the annualized
                                                  operating expenses of the
                                                  Trust for the calendar month
                                                  then ended, including, without
                                                  limitation, the Transaction
                                                  Fees, and the denominator of
                                                  which is the Pool Balance as
                                                  of the last day of such
                                                  calendar quarter.

Principal ....................................... Principal of the Notes will be payable quarterly on each
                                                  Distribution Date first to the
                                                  Class A-1 Notes until paid in
                                                  full; then to the Class A-2
                                                  Notes until paid in full; and
                                                  finally to the Class B Notes.
                                                  Consequently, no principal
                                                  will be paid on the Class B
                                                  Notes until the Class A Notes
                                                  have been paid in full, and no
                                                  principal will be paid on the
                                                  Class A-2 Notes until the
                                                  Class A-1 Notes have been paid
                                                  in full. Notwithstanding the
                                                  foregoing, upon the occurrence
                                                  of an Event of Default with
                                                  respect to payment of the
                                                  Notes, principal will be paid
                                                  to each Class of Class A Notes
                                                  pro rata, based upon the
                                                  outstanding principal amount
                                                  of each such Class of Class A
                                                  Notes. See "Description of the
                                                  Transfer and Servicing
                                                  Agreements -- Distributions."

                                                  The amount of principal
                                                  available to be paid on a
                                                  Distribution Date will be
                                                  equal to the Noteholders'
                                                  Principal Distribution Amount
                                                  for such Distribution Date,
                                                  less any portion thereof being
                                                  used to pay Transaction Fees,
                                                  overdue Transaction Fees,
                                                  Consolidation Loan Fees,
                                                  overdue Consolidation Loan
                                                  Fees and interest on the Notes
                                                  on such Distribution Date. See
                                                  "Description of the Transfer
                                                  and Servicing Agreements --
                                                  Distributions." The
                                                  Noteholders' Principal
                                                  Distribution Amount generally
                                                  will be equal to the amount of
                                                  principal paid with respect to
                                                  the Financed Student Loans
                                                  (plus any Realized Losses
                                                  thereon), proceeds realized
                                                  upon the sale of Financed
                                                  Student Loans by the Trust and
                                                  Adjustment Payments (reduced
                                                  by the amount of any Issuer
                                                  Consolidation Payments). In
                                                  addition, until the Parity
                                                  Percentage equals [_____%],
                                                  accelerated principal payments
                                                  will be made in respect of the
                                                  Notes from collections of
                                                  interest and certain amounts
                                                  available therefor in the
                                                  Reserve Account.

                                                  As of any date of
                                                  determination, the "Parity
                                                  Percentage" will be the
                                                  fraction expressed as a
                                                  percentage, the numerator of
                                                  which is the sum of (i) the
                                                  then Pool Balance and (ii) all
                                                  amounts on deposit (including
                                                  any accrued interest thereon)
                                                  in the Collection Account and
                                                  the Reserve Account and the
                                                  denominator of which is the
                                                  sum of the aggregate
                                                  outstanding principal balance
                                                  of the Notes, accrued and
                                                  unpaid interest thereon plus
                                                  accrued and unpaid Transaction
                                                  Fees and Consolidation Loan
                                                  Fees.

Final Maturity Dates............................. The Final Maturity Dates with respect to each Class of Notes
                                                  are as follows:

                                                  Class of Notes   Final Maturity Date
                                                  Class A-1 Notes    [_______, 20__]
                                                  Class A-2 Notes    [_______, 20__]
                                                  Class B Notes      [_______, 20__]

                                                  The actual maturity of one or
                                                  more Classes of Notes could
                                                  occur sooner than such dates
                                                  as a result of a variety of
                                                  factors, including (i) as a
                                                  result of payments on the
                                                  Financed Student Loans; (ii)
                                                  the exercise by the Transferor
                                                  of its option to repurchase
                                                  the Financed Student Loans
                                                  when the aggregate principal
                                                  balance is reduced to 10% or
                                                  less of the Initial Pool
                                                  Balance; (iii) if the
                                                  Indenture Trustee is
                                                  successful in offering any
                                                  Financed Student Loans
                                                  remaining in the Trust for
                                                  sale on or after [October
                                                  2006] as described under
                                                  "Description of the Transfer
                                                  and Servicing Agreements --
                                                  Termination"; or (iv) under
                                                  certain circumstances upon the
                                                  insolvency of the Transferor
                                                  and subsequent termination of
                                                  the Trust pursuant to the
                                                  Trust Agreement as described
                                                  under "Description of the
                                                  Transfer and Servicing
                                                  Agreements -- Insolvency
                                                  Event." See "Maturity and
                                                  Prepayment Considerations."

Servicing Fee ................................... The Master Servicer will receive a quarterly fee (the
                                                  "Servicing Fee") with respect
                                                  to each Collection Period in
                                                  an amount equal to [____%] per
                                                  annum of the average of the
                                                  Pool Balance as of the last
                                                  day of the Collection Period
                                                  and the last day of the
                                                  immediately preceding
                                                  Collection Period (or the
                                                  Cut-off Date with respect to
                                                  the initial Collection
                                                  Period). The Servicing Fee
                                                  will be payable quarterly in
                                                  advance, out of Available
                                                  Funds and amounts on deposit
                                                  in the Reserve Account, on
                                                  each Distribution Date (or in
                                                  the case of the initial
                                                  Servicing Fee, on the Closing
                                                  Date) based on the
                                                  Administrator's good faith
                                                  estimate of the Servicing Fee
                                                  that will accrue during the
                                                  Collection Period in which
                                                  such Distribution Date occurs
                                                  (or in the case of the initial
                                                  Servicing Fee, the Collection
                                                  Period immediately succeeding
                                                  the Closing Date) plus (or
                                                  minus) the difference (or
                                                  excess) of the actual
                                                  Servicing Fee accrued for the
                                                  Collection Period immediately
                                                  preceding such Distribution
                                                  Date and the amount paid as an
                                                  estimated Servicing Fee for
                                                  such Collection Period on the
                                                  immediately preceding
                                                  Distribution Date (or the
                                                  Closing Date with respect to
                                                  the first Distribution Date).

Administration Fee .............................. The Administrator will receive a fee (the "Administration
                                                  Fee"), payable quarterly in
                                                  advance on each Distribution
                                                  Date, in an amount equal to
                                                  [____%] per annum of the
                                                  principal amount of the Notes
                                                  outstanding on such
                                                  Distribution Date (following
                                                  any principal reductions of
                                                  the Notes on such Distribution
                                                  Date).

The Trust ....................................... The Trust is a Delaware
                                                  statutory business trust
                                                  established by a Trust
                                                  Agreement dated as of November
                                                  1, 1997 (as amended and
                                                  supplemented from time to
                                                  time, the "Trust Agreement"),
                                                  between the Transferor, as
                                                  depositor, the Eligible Lender
                                                  Trustee and [________], as
                                                  Delaware trustee. The
                                                  activities of the Trust and
                                                  the Eligible Lender Trustee
                                                  are limited by the terms of
                                                  the Trust Agreement to issuing
                                                  one or more classes of its
                                                  certificates and notes,
                                                  acquiring, owning, selling and
                                                  managing the Financed Student
                                                  Loans and the other assets of
                                                  the Trust as described herein,
                                                  collecting and making payments
                                                  thereon and other activities
                                                  related thereto.

Assets of the Trust ............................. The assets of the Trust will include the following:

  A.     Financed Student Loans ................. The Financed Student Loans
                                                  will consist of certain
                                                  education loans to students
                                                  and parents of students
                                                  ("Student Loans") enrolled in
                                                  accredited institutions of
                                                  higher education and will
                                                  include rights to receive
                                                  payments made with respect to
                                                  such Financed Student Loans
                                                  and the proceeds thereof. On
                                                  [___________, 1997] (the
                                                  "Closing Date"), the
                                                  Transferor will transfer and
                                                  contribute Student Loans (the
                                                  "Initial Financed Student
                                                  Loans") having an aggregate
                                                  principal balance plus accrued
                                                  interest thereon to be
                                                  capitalized upon repayment of
                                                  approximately [$____] million
                                                  and [$____] million,
                                                  respectively (the "Initial
                                                  Pool Balance"), as of
                                                  [________, 1997] (the "Cut-off
                                                  Date") to the Eligible Lender
                                                  Trustee on behalf of the
                                                  Trust, pursuant to the
                                                  Transfer and Servicing
                                                  Agreement. Following the
                                                  Closing Date and during the
                                                  Exchange Period (described
                                                  below), it is anticipated
                                                  that, subject to certain
                                                  conditions described herein,
                                                  the Transferor will transfer
                                                  to the Eligible Lender Trustee
                                                  on behalf of the Trust,
                                                  certain Serial Loans and
                                                  Consolidation Loans owned by
                                                  the Transferor (the "Exchanged
                                                  Financed Student Loans") in
                                                  exchange for certain Financed
                                                  Student Loans owned by the
                                                  Trust. See "Description of the
                                                  Transfer and Servicing
                                                  Agreements -- Exchange Period
                                                  and Exchanged Financed Student
                                                  Loans."

                                                  Certain of the Financed
                                                  Student Loans have been or
                                                  will be originated by the
                                                  Transferor and the remainder
                                                  of the Financed Student Loans
                                                  have been or will be
                                                  originated by independent
                                                  third parties and subsequently
                                                  sold to the Transferor. The
                                                  Financed Student Loans
                                                  constituting the assets of the
                                                  Trust include some or all of
                                                  the following types of Student
                                                  Loans: (1) loans made under
                                                  the federal government's
                                                  Federal Family Education Loan
                                                  Program (the "FFEL Program"),
                                                  including (i) Parental Loans
                                                  for Undergraduate Students
                                                  ("PLUS Loans"), (ii) Stafford
                                                  Loans, (iii) Unsubsidized
                                                  Stafford Loans, (iv)
                                                  Supplemental Loans for
                                                  Students ("SLS Loans"), and
                                                  (v) Consolidation Loans
                                                  (collectively, the "FFELP
                                                  Loans"), and (2) loans (the
                                                  "HEAL Loans") made under the
                                                  federal government's Health
                                                  Education Assistance Loan
                                                  Program (the "HEAL Program").
                                                  FFELP Loans and HEAL Loans
                                                  included in the Financed
                                                  Student Loans are sometimes
                                                  referred to herein as
                                                  "Financed FFELP Loans" and
                                                  "Financed HEAL Loans,"
                                                  respectively.

                                                  The Financed FFELP Loans are
                                                  guaranteed to the extent
                                                  described herein as to the
                                                  payment of principal and
                                                  interest by various guarantee
                                                  agencies under the FFEL
                                                  Program (each such entity, a
                                                  "Guarantor" or "Guarantee
                                                  Agency," and collectively, the
                                                  "Guarantors" or the "Guarantee
                                                  Agencies"), which are in each
                                                  case reinsured to the extent
                                                  described herein by the
                                                  Secretary of the United States
                                                  Department of Education (the
                                                  "Secretary of Education" or
                                                  the "Department of
                                                  Education"). Payment of
                                                  principal and interest with
                                                  respect to the Financed FFELP
                                                  Loans is guaranteed against
                                                  default, death, bankruptcy,
                                                  disability, school closure or
                                                  false certification by the
                                                  school with respect to the
                                                  applicable borrower by a
                                                  Guarantor pursuant to a
                                                  guarantee agreement between
                                                  the applicable Guarantor and
                                                  the Eligible Lender Trustee
                                                  (such agreements, each as
                                                  amended or supplemented from
                                                  time to time, the "Guarantee
                                                  Agreements"). Of the Financed
                                                  Student Loans included in the
                                                  Initial Pool Balance,
                                                  approximately [71.81%] are
                                                  guaranteed by Educational
                                                  Credit Management Corporation,
                                                  a Minnesota non-profit
                                                  corporation ("ECMC", formerly
                                                  known as Transitional Guaranty
                                                  Agency, Inc.), approximately

                                                  [15.02%] are guaranteed by
                                                  Pennsylvania Higher Education
                                                  Assistance Agency, an agency
                                                  of the Commonwealth of
                                                  Pennsylvania ("PHEAA"),
                                                  approximately [9.78%] are HEAL
                                                  Loans, and the remaining
                                                  [3.39%] are guaranteed by one
                                                  of the following Guarantee
                                                  Agencies: United Student Aid
                                                  Funds, Inc., a Delaware
                                                  non-profit corporation
                                                  ("USAF"), the Florida
                                                  Department of Education, an
                                                  agency of the State of
                                                  Florida, New York Higher
                                                  Education Services
                                                  Corporation, an agency of the
                                                  State of New York, and Texas
                                                  Guaranteed Student Loan
                                                  Program , a Texas nonprofit
                                                  corporation. See "Description
                                                  of the Guarantee Agencies."

                                                  Of the Financed FFELP Loans
                                                  included in the Initial Pool
                                                  Balance, approximately [___%]
                                                  are guaranteed as to the
                                                  payment of 100% of principal
                                                  and interest by a Guarantee
                                                  Agency and approximately
                                                  [___%] are guaranteed as to
                                                  the payment of 98% of
                                                  principal and interest by a
                                                  Guarantee Agency. Pursuant to
                                                  the FFEL Program, the
                                                  Guarantee Agencies each have
                                                  reinsurance contracts with the
                                                  Department of Education,
                                                  pursuant to which the
                                                  Department of Education
                                                  reimburses the Guarantee
                                                  Agencies for such portions of
                                                  guarantee claims paid by the
                                                  Guarantee Agencies as is
                                                  provided in the Higher
                                                  Education Act of 1965, as
                                                  amended (such Act, together
                                                  with all rules and regulations
                                                  promulgated thereunder by the
                                                  Department of Education and/or
                                                  the Guarantors, the "Higher
                                                  Education Act"). In addition,
                                                  the Department of Education is
                                                  obligated to make certain
                                                  interest and other subsidy
                                                  payments to the holders of
                                                  such Financed FFELP Loans. See
                                                  "Description of the FFEL
                                                  Program" for a more complete
                                                  description of the provisions
                                                  of the Higher Education Act
                                                  that provide for such
                                                  programs. The obligations of
                                                  the Guarantee Agencies to the
                                                  holders of loans, such as the
                                                  Eligible Lender Trustee, are
                                                  payable from the general funds
                                                  available to each such
                                                  Guarantee Agency, including
                                                  reserve funds maintained by
                                                  the Guarantee Agencies as
                                                  required by the Higher
                                                  Education Act. Certain delays
                                                  in receiving reimbursement
                                                  could occur if a Guarantee
                                                  Agency fails to meet its
                                                  obligations. In addition,
                                                  failure to properly originate
                                                  or service a FFELP Loan can
                                                  cause a FFELP Loan to lose its
                                                  guarantee and/or its
                                                  eligibility for federal
                                                  interest payments and
                                                  subsidies. See "Risk Factors
                                                  -- Risk That Failure to Comply
                                                  with Student Loan Origination
                                                  and Servicing Procedures for
                                                  Financed Student Loans May
                                                  Result in the Department of
                                                  Education's Refusal to Make
                                                  Certain Payments to Guarantors
                                                  and the Eligible Lender
                                                  Trustee, the Guarantors'
                                                  Refusal to Make Guarantee
                                                  Payments to the Eligible
                                                  Lender Trustee and the
                                                  Department of HHS's Refusal to
                                                  Make Insurance Payments to the
                                                  Eligible Lender Trustee" and "
                                                  -- Risk That Financial Status
                                                  of Guarantors Will Affect
                                                  Their Ability to Make
                                                  Guarantee Payments".

                                                  Of the Financed Student Loans
                                                  included in the Initial Pool
                                                  Balance, approximately [9.78%]
                                                  are HEAL Loans insured as to
                                                  payment of 100% of principal
                                                  and interest by the Secretary
                                                  of the United States
                                                  Department of Health and Human
                                                  Services (the "Secretary of
                                                  HHS" or the "Department of
                                                  HHS") to the extent described
                                                  herein. The Department of HHS
                                                  insures such payment against
                                                  default, death, bankruptcy or
                                                  disability with respect to the
                                                  applicable borrower pursuant
                                                  to a HEAL Insurance Contract
                                                  between the Department of HHS
                                                  and the Eligible Lender
                                                  Trustee (such HEAL Insurance
                                                  Contract, as amended or
                                                  supplemented from time to
                                                  time, the "HEAL Insurance
                                                  Contract"). See "Description
                                                  of the HEAL Program."

                                                  Certain incentive programs
                                                  currently or hereafter made
                                                  available by the Transferor to
                                                  borrowers may also be made
                                                  available by the Master
                                                  Servicer to borrowers with
                                                  Financed FFELP Loans. See
                                                  "Risk Factors- Risk Resulting
                                                  From Changes in Repayment
                                                  Terms of Financed Student
                                                  Loans Pursuant to Incentive
                                                  Programs" and "The Financed
                                                  Student Loan Pool -- Incentive
                                                  Programs."

                                                  During the period (the
                                                  "Exchange Period") from the
                                                  Closing Date until December
                                                  31, 2002, if a borrower on a
                                                  Financed Student Loan who is
                                                  also a borrower under one or
                                                  more Student Loans (whether or
                                                  not all such loans are in the
                                                  Trust) elects to consolidate
                                                  such loans with the proceeds
                                                  of a Consolidation Loan or a
                                                  consolidation loan under the
                                                  HEAL Program (a "HEAL
                                                  Consolidation Loan") to be
                                                  made by the Transferor, the
                                                  Eligible Lender Trustee, at
                                                  the option of the Transferor
                                                  and subject to certain
                                                  conditions, will be obligated
                                                  to transfer to the Transferor
                                                  the Financed Student Loan
                                                  being consolidated by the
                                                  Transferor in exchange for the
                                                  related Consolidation Loan or
                                                  HEAL Consolidation Loan to be
                                                  made by the Transferor. See
                                                  "Description of the Transfer
                                                  and Servicing Agreements --
                                                  Exchange Period and Exchanged
                                                  Financed Student Loans." In
                                                  addition, during the Exchange
                                                  Period, the Eligible Lender
                                                  Trustee, at the option of the
                                                  Transferor and subject to
                                                  certain conditions, will be
                                                  obligated to exchange with the
                                                  Transferor existing Financed
                                                  Student Loans owned by the
                                                  Trust for Student Loans owned
                                                  by the Transferor that are
                                                  serial to existing Financed
                                                  Student Loans owned by the
                                                  Trust, provided that certain
                                                  conditions described herein
                                                  are satisfied. Each such
                                                  transfer of an Exchanged
                                                  Financed Student Loan will be
                                                  made pursuant to a transfer
                                                  agreement (each a "Transfer
                                                  Agreement") among the
                                                  Transferor, the Trust and the
                                                  Eligible Lender Trustee. See
                                                  "Description of the Transfer
                                                  and Servicing Agreements --
                                                  Exchange Period and Exchanged
                                                  Financed Student Loans."

                                                  Any Consolidation Loan or HEAL
                                                  Consolidation Loan made with
                                                  respect to a Financed Student
                                                  Loan after the Closing Date,
                                                  whether made by the Transferor
                                                  or another lender, will result
                                                  in a prepayment to the Trust
                                                  of such Financed Student Loan
                                                  unless such Consolidation Loan
                                                  or HEAL Consolidation Loan is
                                                  transferred to the Eligible
                                                  Lender Trustee as an Exchanged
                                                  Financed Student Loan, as
                                                  described above, or unless the
                                                  proceeds of such Consolidation
                                                  Loan or HEAL Consolidation
                                                  Loan are used as Issuer
                                                  Consolidation Payments. See
                                                  "Description of the Transfer
                                                  and Servicing Agreements --
                                                  Exchange Period and Exchanged
                                                  Financed Student Loans."

                                                  With respect to certain of the
                                                  Financed Student Loans, during
                                                  the period (the "Deferral
                                                  Phase") in which the related
                                                  borrower is in school and for
                                                  certain authorized periods
                                                  under the FFEL Program or the
                                                  HEAL Program, as the case may
                                                  be, the borrower is not
                                                  required to make payments on
                                                  his or her Financed Student
                                                  Loan. With respect to such
                                                  Financed FFELP Loans
                                                  constituting Stafford Loans
                                                  and certain Consolidation
                                                  Loans, the Department will
                                                  make all interest payments
                                                  during the related Deferral
                                                  Phase. For all other Financed

                                                  Student Loans (other than
                                                  certain PLUS Loans), interest
                                                  will not be paid during the
                                                  related Deferral Phase but,
                                                  instead, will accrue and be
                                                  capitalized and added to the
                                                  principal balance of such
                                                  Financed Student Loan. The
                                                  Trust will consist of Financed
                                                  Student Loans that are in the
                                                  Deferral Phase as well as
                                                  Financed Student Loans for
                                                  which the related borrower is
                                                  currently required to make
                                                  payments of principal and
                                                  interest (the "Repayment
                                                  Phase"). See "The Financed
                                                  Student Loan Pool --
                                                  Distribution of the Initial
                                                  Financed Student Loans by
                                                  Borrower Payment Status as of
                                                  the Cut-off Date."

                                                  The "Pool Balance" at any time
                                                  represents the aggregate
                                                  principal balance of the
                                                  Financed Student Loans at the
                                                  end of the preceding
                                                  Collection Period (including
                                                  accrued interest thereon for
                                                  such Collection Period to the
                                                  extent such interest will be
                                                  capitalized), plus other
                                                  accrued interest thereon due
                                                  from borrowers, and accrued
                                                  Interest Subsidy Payments and
                                                  Special Allowance Payments, if
                                                  any, as of the end of the
                                                  preceding Collection Period,
                                                  after giving effect to the
                                                  following, without
                                                  duplication: (i) all payments
                                                  in respect of principal
                                                  received by the Trust during
                                                  such Collection Period from or
                                                  on behalf of borrowers and
                                                  Guarantors and, with respect
                                                  to certain payments on the
                                                  Financed Student Loans, the
                                                  Department of Education and
                                                  the Department of HHS
                                                  (collectively, "Obligor"),
                                                  (ii) the principal portion of
                                                  all Purchase Amounts received
                                                  by the Trust for such
                                                  Collection Period from the
                                                  Transferor or the Master
                                                  Servicer and (iii) any
                                                  Exchanged Financed Student
                                                  Loans conveyed to the Trust
                                                  and any Financed Student Loans
                                                  conveyed by the Trust in
                                                  exchange for such Exchanged
                                                  Financed Student Loan, during
                                                  such Collection Period, as
                                                  described above.

  B.     Collection Account; Note
         Distribution Account;
         Certificate Distribution
         Account; and Expense
         Account ................................ Each Servicer will be required to remit all collections
                                                  received with respect to the
                                                  Financed Student Loans for
                                                  which it is acting as primary
                                                  servicer (other than Financed
                                                  Student Loans that have been
                                                  repurchased by the Transferor
                                                  pursuant to the Transfer and
                                                  Servicing Agreement) to an
                                                  account in the name of the
                                                  Indenture Trustee (the
                                                  "Collection Account"). The
                                                  Eligible Lender Trustee will
                                                  be required to remit Interest
                                                  Subsidy Payments and Special
                                                  Allowance Payments it receives
                                                  to the Collection Account. See
                                                  "Description of the Transfer
                                                  and Servicing Agreements --
                                                  Payments on Financed Student
                                                  Loans."

                                                  On each Distribution
                                                  Determination Date, the
                                                  Administrator will advise the
                                                  Indenture Trustee in writing
                                                  of the applicable Noteholders'
                                                  Interest Distribution Amount,
                                                  the Noteholders' Principal
                                                  Distribution Amount and all
                                                  amounts payable to the holders
                                                  of the Certificates (the
                                                  "Certificateholders") on the
                                                  related Distribution Date.
                                                  Further, on each Distribution
                                                  Determination Date relating to
                                                  a Distribution Date the
                                                  Administrator will advise the
                                                  Indenture Trustee in writing
                                                  of the estimated fees payable
                                                  to the Master Servicer, the
                                                  Administrator, the Indenture
                                                  Trustee and the Eligible
                                                  Lender Trustee (the "Servicing
                                                  Fee," the "Administration
                                                  Fee," the "Indenture Trustee
                                                  Fee" and the "Eligible Lender
                                                  Trustee Fee," respectively,
                                                  and, collectively, the
                                                  "Transaction Fees") for the
                                                  Collection Period in which
                                                  such Distribution Date occurs.

                                                  On each Distribution Date, the
                                                  Indenture Trustee will
                                                  transfer from the Collection
                                                  Account, in the following
                                                  priority and from the
                                                  Available Funds for the
                                                  Collection Period immediately
                                                  preceding the month of such
                                                  Distribution Date (or (y) with
                                                  respect to the first
                                                  Distribution Date, from the
                                                  Closing Date through and
                                                  including the Collection
                                                  Period immediately preceding
                                                  such Distribution Date, and
                                                  (z) with respect to clause
                                                  (i)(A) below, the Indenture
                                                  Trustee will transfer on the
                                                  25th day of each month (or if
                                                  such day is not a Business
                                                  Day, the next succeeding
                                                  Business Day) from the
                                                  Available Funds for the
                                                  calendar month immediately
                                                  preceding such day, the amount
                                                  described in (i)(A) below),
                                                  the required amounts from the
                                                  Available Funds for the
                                                  Collection Period immediately
                                                  preceding the month of each
                                                  such Distribution Date:

                                                     (i) to a separate account
                                                     held with and in the name
                                                     of the Indenture Trustee
                                                     (the "Expense Account"),
                                                     (A) an amount equal to the
                                                     Consolidation Loan Fees
                                                     with respect to the
                                                     calendar month most
                                                     recently ended and any
                                                     overdue Consolidation Loan
                                                     Fees from prior months, and
                                                     (B) an amount up to the
                                                     estimated Transaction Fees
                                                     for the Collection Period
                                                     commencing in the month of
                                                     such Distribution Date and
                                                     all overdue Transaction
                                                     Fees from prior Collection
                                                     Periods (plus (or minus)
                                                     the difference (or excess)
                                                     of the actual Transaction
                                                     Fees for the immediately
                                                     preceding Collection Period
                                                     and the Transaction Fees
                                                     deposited into the Expense
                                                     Account on the preceding
                                                     Distribution Date),

                                                     (ii) to a separate account
                                                     held with and in the name
                                                     of the Indenture Trustee
                                                     for the benefit of the
                                                     Noteholders (the "Note
                                                     Distribution Account"), an
                                                     amount up to the
                                                     Noteholders' Interest
                                                     Distribution Amount,

                                                     (iii) to the Note
                                                     Distribution Account, an
                                                     amount up to the
                                                     Noteholders' Principal
                                                     Distribution Amount,

                                                     (iv) to a supplemental
                                                     account held with and in
                                                     the name of the Eligible
                                                     Lender Trustee for the
                                                     benefit of the
                                                     Certificateholders (the
                                                     "Certificate Distribution
                                                     Account"), an amount up to
                                                     the Certificateholders'
                                                     Interest Distribution
                                                     Amount, and

                                                     (v) after the Notes have
                                                     been paid in full, to the
                                                     Certificateholders'
                                                     Distribution Account, an
                                                     amount up to the
                                                     Certificateholders'
                                                     Principal Distribution
                                                     Amount.

                                                  On each Distribution Date (and
                                                  with respect to clause (i)
                                                  below on the 25th day of each
                                                  month, or if such day is not a
                                                  Business Day, the next
                                                  succeeding Business Day),
                                                  following the transfer to the
                                                  Expense Account described in
                                                  the preceding paragraph, the
                                                  Indenture Trustee will
                                                  distribute from the Expense
                                                  Account (in addition to any
                                                  amounts transferred from the
                                                  Reserve Account as described
                                                  herein) the following amounts
                                                  in the following order of
                                                  priority:

                                                     (i) to the Department of
                                                     Education, the
                                                     Consolidation Loan Fees for
                                                     the immediately preceding
                                                     calendar month, together
                                                     with any overdue
                                                     Consolidation Loan Fees for
                                                     any prior months,

                                                     (ii) to the Master
                                                     Servicer, the estimated
                                                     Servicing Fee for the
                                                     Collection Period
                                                     commencing in the month of
                                                     such Distribution Date and
                                                     all overdue Servicing Fees,

                                                     (iii) to the Administrator,
                                                     the estimated
                                                     Administration Fee for the
                                                     Collection Period
                                                     commencing in the month of
                                                     such Distribution Date and
                                                     all overdue Administration
                                                     Fees,

                                                     (iv) to the Indenture
                                                     Trustee, the estimated
                                                     Indenture Trustee Fee for
                                                     the Collection Period
                                                     commencing in the month of
                                                     such Distribution Date and
                                                     all overdue Indenture
                                                     Trustee Fees, and

                                                     (v) to the Eligible Lender
                                                     Trustee, the estimated
                                                     Eligible Lender Trustee Fee
                                                     for the Collection Period
                                                     commencing in the month of
                                                     such Distribution Date and
                                                     all overdue Eligible Lender
                                                     Trustee Fees.

                                                  On each Distribution Date,
                                                  following the transfer to the
                                                  Note Distribution Account, the
                                                  Indenture Trustee will
                                                  distribute to the Noteholders
                                                  as of the related Record Date
                                                  the amounts transferred to the
                                                  Note Distribution Account as
                                                  set forth above (in addition
                                                  to any amounts transferred
                                                  from the Reserve Account and
                                                  the Quarterly Advance Account
                                                  and any Parity Percentage
                                                  Payments transferred from the
                                                  Collection Account, each as
                                                  described below) in the
                                                  following order of priority:

                                                     (i) first, to each Class of
                                                     Class A Noteholders, the
                                                     Class A Noteholders'
                                                     Interest Distribution
                                                     Amount (pro rata based upon
                                                     the portion thereof
                                                     allocable to each such
                                                     Class);

                                                     (ii) second, to the Class
                                                     B Noteholders, the Class B
                                                     Noteholders' Interest
                                                     Distribution Amount:

                                                     (iii) third, to the Class
                                                     A-1 Noteholders, the
                                                     Noteholders' Principal
                                                     Distribution Amount until
                                                     the principal balance of
                                                     the Class A-1 Notes has
                                                     been reduced to zero;

                                                     (iv) fourth, after the
                                                     principal balance of the
                                                     Class A-1 Notes has been
                                                     reduced to zero, to the
                                                     Class A-2 Noteholders, the
                                                     Noteholders' Principal
                                                     Distribution Amount until
                                                     the principal balance of
                                                     the Class A-2 Notes has
                                                     been reduced to zero; and

                                                     (v) fifth, after the
                                                     principal balance of each
                                                     Class of Class A Notes has
                                                     been reduced to zero, to
                                                     the Class B Noteholders,
                                                     the Noteholders' Principal
                                                     Distribution Amount until
                                                     the principal balance of
                                                     the Class B Notes has been
                                                     reduced to zero.

                                                  On each Distribution Date,
                                                  after making all required
                                                  transfers to the Expense
                                                  Account and the Note
                                                  Distribution Account, and, if
                                                  applicable, the Certificate
                                                  Distribution Account, the
                                                  Indenture Trustee will
                                                  transfer any amounts remaining
                                                  in the Collection Account
                                                  (other than amounts
                                                  representing payments received
                                                  during such month) in the
                                                  following order of priority:

                                                     (i) to the Reserve Account,
                                                     the amount, if any,
                                                     necessary to increase the
                                                     balance thereof to the
                                                     Specified Reserve Account
                                                     Balance,

                                                     (ii) to the Note
                                                     Distribution Account, the
                                                     amount, if any, which when
                                                     applied as a payment of
                                                     principal on such
                                                     Distribution Date to the
                                                     Class of Notes then
                                                     receiving payments of
                                                     principal is necessary for
                                                     the Parity Percentage to
                                                     equal [_____%] on such
                                                     Distribution Date (the
                                                     amount so transferred to
                                                     the Note Distribution
                                                     Account is the "Parity
                                                     Percentage Payment"),

                                                     (iii) to the Note
                                                     Distribution Account, the
                                                     amount of any outstanding
                                                     Noteholders' Interest
                                                     Carryover, and

                                                     (iv) to the Transferor, any
                                                     amounts remaining in the
                                                     Collection Account after
                                                     such transfers (other than
                                                     amounts representing
                                                     payments received during
                                                     such current month).

                                                  Notwithstanding the foregoing,
                                                  if (x) on any Distribution
                                                  Date following all
                                                  distributions to be made on
                                                  such Distribution Date, the
                                                  principal amount of the Class
                                                  A Notes would exceed the sum
                                                  of the Pool Balance at the end
                                                  of the immediately preceding
                                                  Collection Period plus the
                                                  aggregate balance on deposit
                                                  in the Trust Accounts on such
                                                  Distribution Date following
                                                  such distributions, or (y) an
                                                  Event of Default has occurred
                                                  with respect to payment of the
                                                  Notes, after paying
                                                  Transaction Fees, overdue
                                                  Transaction Fees,
                                                  Consolidation Loan Fees and
                                                  overdue Consolidation Loan
                                                  Fees, distributions will be
                                                  made in the following
                                                  priority:

                                                     (i) first, to each Class of
                                                     Class A Noteholders, the
                                                     Noteholders' Interest
                                                     Distribution Amount
                                                     applicable to each such
                                                     Class, pro rata based upon
                                                     the portion thereof
                                                     allocable to each such
                                                     Class;

                                                     (ii) second, in the case of
                                                     clause (x) above, to the
                                                     Class A-1 Noteholders, the
                                                     Noteholders' Principal
                                                     Distribution Amount, until
                                                     the principal balance of
                                                     the Class A-1 Notes has
                                                     been reduced to zero, and
                                                     then to the Class A-2
                                                     Noteholders, the
                                                     Noteholders' Principal
                                                     Distribution Amount until
                                                     the principal balance of
                                                     the Class A-2 Notes has
                                                     been reduced to zero, or in
                                                     the case of clause (y)
                                                     above, to each Class of
                                                     Class A Noteholders, the
                                                     Noteholders' Principal
                                                     Distribution Amount
                                                     applicable to such
                                                     Distribution Date, pro rata
                                                     based upon the principal
                                                     balance of each Class of
                                                     Class A Notes until the
                                                     principal balance of each
                                                     Class of Class A Notes has
                                                     been paid in full;

                                                     (iii) third, to the Class B
                                                     Noteholders, the
                                                     Noteholders' Interest
                                                     Distribution Amount
                                                     applicable to the Class B
                                                     Notes;

                                                     (iv) fourth, after the
                                                     principal balance of each
                                                     of the Class A Notes has
                                                     been paid in full, to the
                                                     Class B Noteholders, the
                                                     Noteholders' Principal
                                                     Distribution Amount until
                                                     the principal balance of
                                                     the Class B Notes has been
                                                     paid in full;

                                                     (v) fifth, to the Class A-1
                                                     Noteholders and the Class
                                                     A-2 Noteholders, the
                                                     Noteholders' Interest
                                                     Carryover applicable to the
                                                     respective Class of Class A
                                                     Notes, pro rata based upon
                                                     the portion thereof
                                                     allocable to each such
                                                     Class;

                                                     (vi) sixth, to the Class B
                                                     Noteholders, the
                                                     Noteholders' Interest
                                                     Carryover applicable to the
                                                     Class B Notes; and

                                                     (vii) seventh, to the
                                                     Certificateholders, the
                                                     Certificateholders'
                                                     Interest Distribution
                                                     Amount and then the
                                                     Certificateholders'
                                                     Principal Distribution
                                                     Amount.

                                                  All principal payments of
                                                  Notes of any Class shall be
                                                  made pro rata within that
                                                  Class. In connection with each
                                                  principal payment of Notes of
                                                  any Class, the Indenture
                                                  Trustee shall compute the
                                                  Principal Factor for that
                                                  Class. The "Principal Factor"
                                                  shall be a seven-digit decimal
                                                  indicating the principal
                                                  balance of each Note of a
                                                  Class as of a Distribution
                                                  Date (after giving effect to
                                                  any payments made on that
                                                  date) as a fraction of the
                                                  original principal amount of
                                                  such Note. The principal
                                                  balance of any Note can be
                                                  determined by multiplying the
                                                  original principal amount of
                                                  such Note by the Principal
                                                  Factor applicable to that
                                                  class of Notes.

         C.  Reserve Account..................... Pursuant to the Transfer and
                                                  Servicing Agreement, an
                                                  account in the name of the
                                                  Indenture Trustee (the
                                                  "Reserve Account") will be
                                                  established with and
                                                  maintained by the Indenture
                                                  Trustee and will be an asset
                                                  of the Trust. On the Closing
                                                  Date, the Transferor will make
                                                  an initial deposit into the
                                                  Reserve Account of cash or
                                                  Eligible Investments (as
                                                  defined in "Description of the
                                                  Transfer and Servicing
                                                  Agreements -- Accounts") equal
                                                  to [$________] (the "Reserve
                                                  Account Deposit"). The Reserve
                                                  Account Deposit will be
                                                  augmented on each Distribution
                                                  Date by the deposit into the
                                                  Reserve Account of any
                                                  Available Funds remaining
                                                  after making all prior
                                                  distributions on such date.
                                                  See "Description of the
                                                  Transfer and Servicing
                                                  Agreements -- Distributions."

                                                  Amounts, if any, on deposit in
                                                  the Reserve Account will be
                                                  available on each Distribution
                                                  Date to cover any shortfalls
                                                  in payments of the Transaction
                                                  Fees, the Consolidation Loan
                                                  Fees and the Noteholders'
                                                  Interest Distribution Amount
                                                  for such applicable
                                                  Distribution Date for which
                                                  Available Funds are
                                                  insufficient to make such
                                                  payments and distributions.
                                                  Additionally, on the Final
                                                  Maturity Date for a Class of
                                                  Notes, amounts in the Reserve
                                                  Account will be available to
                                                  reduce the principal balance
                                                  of such Class of Notes to zero
                                                  to the extent that Available
                                                  Funds are insufficient to make
                                                  such payment.

                                                  Amounts, if any, in the
                                                  Reserve Account on any
                                                  Distribution Date (after
                                                  giving effect to all
                                                  distributions to be made or
                                                  allocated on such Distribution
                                                  Date) in excess of the then
                                                  applicable Specified Reserve
                                                  Account Balance generally will
                                                  be distributed to the
                                                  Transferor. The "Specified
                                                  Reserve Account Balance" with
                                                  respect to any Distribution
                                                  Date will equal the greater of
                                                  (i) [____%] of the sum of the
                                                  outstanding principal balance
                                                  of the Notes on such
                                                  Distribution Date, after
                                                  giving effect to all payments
                                                  to be made on such date, or
                                                  (ii) [$_______;] provided,
                                                  however, that such balance
                                                  shall not exceed the sum of
                                                  the aggregate outstanding
                                                  principal amount of the Notes.
                                                  See "Description of the
                                                  Transfer and Servicing
                                                  Agreements -- Credit
                                                  Enhancement -- Reserve
                                                  Account."

                                                  The funding and maintenance of
                                                  the Reserve Account is
                                                  intended to enhance the
                                                  likelihood of timely payment
                                                  to the Noteholders of the
                                                  Noteholders' Distribution
                                                  Amount. In certain
                                                  circumstances, however, the
                                                  Reserve Account could be
                                                  depleted and shortfalls in
                                                  distributions to the
                                                  Noteholders could result.

          D.  Eligible Investments .............. Pursuant to the Transfer and
                                                  Servicing Agreement, funds on
                                                  deposit in the Trust Accounts
                                                  will be invested in "Eligible
                                                  Investments." See "Description
                                                  of the Transfer and Servicing
                                                  Agreements -- Accounts."

         E.  Transfer and Servicing
              Agreement ......................... Under the Transfer and
                                                  Servicing Agreement, the
                                                  Transferor will contribute the
                                                  Initial Financed Student Loans
                                                  to the Trust on the Closing
                                                  Date, and may contribute the
                                                  Exchanged Financed Student
                                                  Loans to the Trust during the
                                                  Exchange Period. The Eligible
                                                  Lender Trustee will hold legal
                                                  title to all Financed Student
                                                  Loans contributed to the
                                                  Trust. In addition, the Master
                                                  Servicer will be responsible
                                                  for servicing, managing,
                                                  maintaining custody of and
                                                  making collections on the
                                                  Financed Student Loans. The
                                                  obligations of the Transferor
                                                  and the Master Servicer under
                                                  the Transfer and Servicing
                                                  Agreement include the
                                                  following:

                                                  The Transferor and the Master
                                                  Servicer will be obligated to
                                                  purchase any Financed Student
                                                  Loan if the interests of the
                                                  Noteholders therein are
                                                  materially adversely affected
                                                  by a breach of any
                                                  representation, warranty or
                                                  covenant (including the Master
                                                  Servicer's covenant to service
                                                  all the Financed Student Loans
                                                  in accordance with applicable
                                                  laws, restrictions and
                                                  guidelines) made by the
                                                  Transferor or the Master
                                                  Servicer, as the case may be,
                                                  with respect to the Financed
                                                  Student Loans, if the breach
                                                  has not been cured within 120
                                                  days following the discovery
                                                  by or notice to the Transferor
                                                  or the Master Servicer, as the
                                                  case may be, of the breach (it
                                                  being understood that any such
                                                  breach that does not adversely
                                                  affect any Guarantor's
                                                  obligation to guarantee
                                                  payment of such Financed FFELP
                                                  Loan or the Department of
                                                  HHS's obligation to insure
                                                  payment of any Financed HEAL
                                                  Loan will not be considered to
                                                  have a material adverse effect
                                                  for this purpose). In
                                                  addition, the Transferor or
                                                  the Master Servicer, as the
                                                  case may be, will be obligated
                                                  to reimburse the Trust for (i)
                                                  any accrued interest amounts
                                                  not insured by the Department
                                                  of HHS with respect to
                                                  Financed HEAL Loans due to,
                                                  and (ii) any accrued interest
                                                  amounts not guaranteed by a
                                                  Guarantor with respect to
                                                  Financed FFELP Loans due to,
                                                  or any lost Interest Subsidy
                                                  Payments or Special Allowance
                                                  Payments as a result of, a
                                                  breach of the Transferor's
                                                  representations and warranties
                                                  or the Master Servicer's
                                                  covenants, as the case may be;
                                                  provided, however, that such
                                                  reimbursements shall not
                                                  exceed the amount that would
                                                  have been paid if not for such
                                                  breach.

                                                  Pursuant to the Transfer and
                                                  Servicing Agreement, the
                                                  Master Servicer will be
                                                  responsible for, among other
                                                  things, preparing and filing
                                                  with the Department of HHS,
                                                  the Department of Education
                                                  and the Guarantors all
                                                  appropriate claims forms and
                                                  other documents and filings on
                                                  behalf of the Eligible Lender
                                                  Trustee to claim (i) the
                                                  Insurance Payments from the
                                                  Department of HHS in respect
                                                  of the Financed HEAL Loans
                                                  entitled thereto, and (ii) the
                                                  Interest Subsidy Payments and
                                                  Special Allowance Payments
                                                  from the Department of
                                                  Education and the Guarantee
                                                  Payments from the Guarantors,
                                                  in respect of the Financed
                                                  FFELP Loans entitled thereto,
                                                  and preparing and providing
                                                  periodic and annual statements
                                                  to the Eligible Lender Trustee
                                                  and the Indenture Trustee with
                                                  respect to distributions to
                                                  Noteholders and
                                                  Certificateholders.

Quarterly Advances .............................. If the Master Servicer has
                                                  applied for an Insurance
                                                  Payment from the Department of
                                                  HHS, a Guarantee Payment from
                                                  a Guarantor or an Interest
                                                  Subsidy Payment or a Special
                                                  Allowance Payment from the
                                                  Department, and the Master
                                                  Servicer has not received the
                                                  related payment prior to the
                                                  end of the Collection Period
                                                  immediately preceding the
                                                  Distribution Date on which
                                                  such amount would be required
                                                  to be distributed as a payment
                                                  of interest, the Master
                                                  Servicer may, no later than
                                                  the Distribution Determination
                                                  Date relating to such
                                                  Distribution Date, deposit
                                                  into an account in the name of
                                                  the Indenture Trustee (the
                                                  "Quarterly Advance Account")
                                                  an amount up to the amount of
                                                  such payments applied for but
                                                  not received (such deposits by
                                                  the Master Servicer are
                                                  referred to herein as
                                                  "Quarterly Advances").
                                                  Quarterly Advances will be
                                                  distributed to the Noteholders
                                                  or Certificateholders on the
                                                  upcoming Distribution Date.
                                                  Quarterly Advances are
                                                  recoverable by the Master
                                                  Servicer (i) first, from the
                                                  source for which such
                                                  Quarterly Advance was made and
                                                  (ii) second, from collections
                                                  received generally on or with
                                                  respect to the Financed
                                                  Student Loans. The Master
                                                  Servicer will have no
                                                  obligation, legal or
                                                  otherwise, to make any
                                                  Quarterly Advance, and the
                                                  making of or decision to make
                                                  a particular Quarterly Advance
                                                  will not create any obligation
                                                  on the Master Servicer, legal
                                                  or otherwise, to make any
                                                  future Quarterly Advances.

Auction of Trust Assets ......................... Any Financed Student Loans
                                                  remaining in the Trust as of
                                                  [________, 2006] will be
                                                  offered for sale by the
                                                  Indenture Trustee on or prior
                                                  to the [October 2006]
                                                  Distribution Date. The
                                                  Transferor, its affiliates and
                                                  unrelated third parties may
                                                  offer bids to purchase such
                                                  Financed Student Loans on or
                                                  prior to such Distribution
                                                  Date. If at least two bids are
                                                  received, the Indenture
                                                  Trustee will accept the
                                                  highest bid equal to or in
                                                  excess of the greater of (x)
                                                  the aggregate Purchase Amounts
                                                  of such Financed Student Loans
                                                  as of the end of the
                                                  Collection Period immediately
                                                  preceding such Distribution
                                                  Date or (y) an amount that
                                                  would be sufficient to (i)
                                                  reduce the outstanding
                                                  principal amount of the Notes
                                                  on such Distribution Date to
                                                  zero and (ii) pay to
                                                  Noteholders the Noteholders'
                                                  Interest Distribution amount
                                                  payable on such Distribution
                                                  Date (the "Minimum Purchase
                                                  Price"). If at least two bids
                                                  are not received or the
                                                  highest bid is not equal to or
                                                  in excess of the Minimum
                                                  Purchase Price, the Indenture
                                                  Trustee will not consummate
                                                  such sale. The proceeds of any
                                                  such sale will be used to
                                                  redeem any outstanding Notes
                                                  on such Distribution Date. If
                                                  the sale is not consummated in
                                                  accordance with the foregoing,
                                                  the Indenture Trustee may, but
                                                  shall not be under any
                                                  obligation to, solicit bids
                                                  for sale of the Financed
                                                  Student Loans on future
                                                  Distribution Dates upon terms
                                                  similar to those described
                                                  above. No assurance can be
                                                  given as to whether the
                                                  Indenture Trustee will be
                                                  successful in soliciting
                                                  acceptable bids to purchase
                                                  the Financed Student Loans on
                                                  either the [October 2006]
                                                  Distribution Date or any
                                                  subsequent Distribution Date.
                                                  There will be no continuing
                                                  liability on the part of the
                                                  Trust or the Noteholders to
                                                  the purchaser of the Financed
                                                  Student Loans in connection
                                                  with such auction sale. See
                                                  "Description of the Transfer
                                                  and Servicing Agreements --
                                                  Termination".

Optional Purchase ............................... The Transferor may repurchase all remaining Financed Student
                                                  Loans, and thus effect the
                                                  early retirement of the Notes
                                                  and the Certificates, on any
                                                  Distribution Date on or after
                                                  the Distribution Date on which
                                                  the Pool Balance is equal to
                                                  10% or less of the Initial
                                                  Pool Balance, at a price equal
                                                  to, for each Financed Student
                                                  Loan, the outstanding
                                                  principal balance of such
                                                  Financed Student Loan as of
                                                  the end of the preceding
                                                  Collection Period, together
                                                  with all accrued interest
                                                  thereon and certain
                                                  unamortized premiums, if any.
                                                  See "Description of the
                                                  Transfer and Servicing
                                                  Agreements -- Termination."
                                                  The "Initial Pool Balance"
                                                  will equal approximately
                                                  [$___________].

Federal Income Tax                                The Notes will evidence debt
Considerations                                    obligations under the Internal
                                                  Revenue Code of 1986, as
                                                  amended (the "Code"), and
                                                  interest paid or accrued
                                                  thereon will be taxable to
                                                  Noteholders. It is not
                                                  expected that the Notes will
                                                  be issued with original issue
                                                  discount. By acceptance of its
                                                  Note, each Noteholder will be
                                                  deemed to have agreed to treat
                                                  its Note as a debt instrument
                                                  for purposes of federal and
                                                  state income tax, franchise
                                                  tax and any other tax measured
                                                  in whole or in part by income.
                                                  See "Federal Income Tax
                                                  Consequences" for additional
                                                  information concerning the
                                                  application of Federal laws
                                                  with respect to the Notes and
                                                  the Trust.



ERISA Considerations                              Fiduciaries of employee
                                                  benefit plans and certain
                                                  other retirement plans and
                                                  arrangements that are subject
                                                  to ERISA or corresponding
                                                  provisions of the Code,
                                                  including individual
                                                  retirement accounts and
                                                  annuities, Keogh plan and
                                                  collective investment funds in
                                                  which such plans, accounts,
                                                  annuities or arrangements are
                                                  invested (any of the
                                                  foregoing, a "Plan"), persons
                                                  acting on behalf of a Plan, or
                                                  persons using the assets of a
                                                  Plan ("Plan Investors"),
                                                  should review carefully with
                                                  their legal advisors whether
                                                  the purchase or holding of the
                                                  Notes could either give rise
                                                  to a transaction that is
                                                  prohibited under ERISA or the
                                                  Code or cause the Financed
                                                  Student Loans or the other
                                                  assets of the Trust to be
                                                  treated as plan assets for
                                                  purpose of regulations of the
                                                  Department of Labor set forth
                                                  in 29 C.F.R. 2510.3-101 (the
                                                  "Plan Asset Regulations").

                                                  It is expected that the Notes
                                                  will be treated as debt
                                                  obligations without
                                                  significant equity features
                                                  for purposes of the Plan Asset
                                                  Regulations. Accordingly, a
                                                  Plan that acquires a Note
                                                  should not be treated as
                                                  having acquired a direct
                                                  interest in the assets of the
                                                  Trust for purposes of the Plan
                                                  Asset Regulations. However,
                                                  there can be no complete
                                                  assurance that the Notes will
                                                  be treated as debt obligations
                                                  without significant equity
                                                  features for purposes of the
                                                  Plan Asset Regulations.
                                                  Furthermore, regardless
                                                  whether the Notes are treated
                                                  as debt or equity for ERISA
                                                  purposes, the acquisition or
                                                  holding of the Notes by or on
                                                  behalf of a Plan still could
                                                  be considered to give rise to
                                                  a prohibited transaction under
                                                  certain circumstances.
                                                  Although certain exceptions
                                                  from the application of the
                                                  prohibited transaction rules
                                                  and the Plan Asset Regulations
                                                  exist, there can be no
                                                  assurance that any such
                                                  exception will apply with
                                                  respect to the acquisition of
                                                  a Note. See "ERISA
                                                  Considerations" herein.

Registration of Notes............................ The Notes will be represented by global certificates
                                                  registered in the name of
                                                  Cede, as nominee of DTC or
                                                  another nominee. The
                                                  Noteholders will not be
                                                  entitled to receive definitive
                                                  certificates representing such
                                                  Holders' interests, except in
                                                  certain circumstances. See
                                                  "Description of the Notes --
                                                  Book-Entry Registration."

Rating of the Securities ........................ It is a condition to the issuance and sale of each of
                                                  the Class A Notes that they be
                                                  rated "AAA" by Standard &
                                                  Poor's Ratings Services, a
                                                  division of The McGraw-Hill
                                                  Companies ("Standard &
                                                  Poor's"), and "Aaa" by Moody's
                                                  Investors Service, Inc.
                                                  ("Moody's"), and it is a
                                                  condition to the issuance and
                                                  sale of each of the Class B
                                                  Notes that they be rated at
                                                  least "A" by Standard & Poor's
                                                  and at least "A2" by Moody's.
                                                  Each of Standard & Poor's and
                                                  Moody's is also referred to
                                                  herein as a "Rating Agency"
                                                  and collectively as the
                                                  "Rating Agencies." A
                                                  securities rating is not a
                                                  recommendation to buy, sell or
                                                  hold securities and may be
                                                  subject to revision or
                                                  withdrawal at any time by the
                                                  assigning rating agency. See
                                                  "Risk Factors -- Risk of
                                                  Change of Ratings on the
                                                  Notes."

                                                  The Rating Agencies do not
                                                  evaluate, and the ratings of
                                                  the Notes do not address, the
                                                  likelihood of prepayments on
                                                  the Notes or the likelihood of
                                                  payment of the Noteholders'
                                                  Interest Carryover.

                                  RISK FACTORS

     Prospective purchasers of the Notes should consider carefully the following discussion of certain risk factors associated with an investment in the Notes.

Risk Resulting From Limited Assets of the Trust

     The Trust does not have, nor is it permitted to have, any significant assets or sources of funds other than the Financed Student Loans (and the related Guarantee Agreements and HEAL Insurance Contract to the extent assigned to the Trust by the Transferor ("Assigned Rights")), the Collection Account, the Note Distribution Account, the Reserve Account and the Quarterly Advance Account. The Notes represent obligations solely of the Trust and its assets, and will not be insured or guaranteed by the Transferor, the Master Servicer, the Guarantors, the Eligible Lender Trustee, any of their affiliates, the Department of HHS or the Department of Education. Consequently, holders of the Notes must rely for repayment upon proceeds realized upon the sale of, or payments with respect to, the Financed Student Loans and, if and to the extent available under the circumstances described herein, amounts on deposit in the Reserve Account. Amounts to be deposited in the Reserve Account are limited in amount and will be reduced, subject to a specified minimum, as the Pool Balance is reduced. If the Reserve Account is exhausted, the Trust will depend solely on payments with respect to the Financed Student Loans to make payments on the Notes. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit Enhancement."

Risk of Loss to Noteholders of Class B Notes Resulting From Subordination of the Class B Notes

     The rights of the Class B Noteholders to receive payments of interest and principal will be subordinated to those of the Class A Noteholders as described herein. If amounts otherwise allocable to the Class B Notes are used to fund payments on the Class A Notes, distributions with respect to the Class B Notes may be delayed or reduced. Notwithstanding the foregoing, distributions to the Class B Noteholders of amounts representing the Class B Noteholders' Interest Distribution Amount will not be subordinated to the payment of any Noteholders' Interest Carryover that may exist from time to time. The Class B Noteholders are also subordinated to the Class A Noteholders as to granting consents and the direction of remedies upon defaults under the Transfer and Servicing Agreements and the Indenture. See "Description of the Notes -- The Indenture" and "Description of the Transfer and Servicing Agreements -- Distributions," "-- Credit Enhancement -- Subordination of the Class B Notes," "-- Master Servicer Default; Administrator Default," "-- Rights Upon Servicer Default and Administrator Default" and "-- Waiver of Past Defaults."

Risk That Failure to Comply with Student Loan Origination and Servicing Procedures for Financed Student Loans May Result in the Department of Education's Refusal to Make Certain Payments to Guarantors and the Eligible Lender Trustee, the Guarantors' Refusal to Make Guarantee Payments to the Eligible Lender Trustee, and the Department of HHS's Refusal to Make Insurance Payments to the Eligible Lender Trustee

     The Higher Education Act, including the implementing regulations thereunder, requires lenders and their assignees making and servicing FFELP Loans, and Guarantors guaranteeing FFELP Loans, to follow specified procedures, including due diligence procedures, to ensure that the FFELP Loans are properly originated, disbursed and collected. The HEAL Act, including the implementing regulations thereunder, requires lenders and their assignees making and servicing HEAL Loans to follow specified procedures, including due diligence procedures, to ensure that the HEAL Loans are properly originated, disbursed and collected. Certain of those procedures, which are specifically set forth in the Higher Education Act and the HEAL Act, are summarized herein. See "Description of the FFEL Program," "Description of the HEAL Program" and "Description of the Transfer and Servicing Agreements -- Servicing Procedures." Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act or the HEAL Act be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed by the lender in a specified manner. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures (primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable Guarantor) which vary depending upon the length of time a loan is delinquent.

     The Master Servicer will agree in the Transfer and Servicing Agreement to perform (or provide for third party servicers to perform) servicing and collection procedures on behalf of the Trust in compliance with these procedures. However, the failure by the Transferor or the other originators to follow or to have followed these procedures relating to the origination of Financed Student Loans or of the Servicers to follow or to have followed certain servicing procedures for the Financed Student Loans, as described below, may result in (i) the Department of Education's refusal to make reinsurance payments to the Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to the Financed FFELP Loans, (ii) the Guarantors' inability or refusal to honor their obligations to make payments under the Guarantee Agreements ("Guarantee Payments") with respect to Financed FFELP Loans, and (iii) the Department of HHS's refusal to honor its obligations to make payments ("Insurance Payments") under the HEAL Insurance Contract with respect to Financed HEAL Loans. Loss of any such Guarantee Payments, Interest Subsidy Payments, Special Allowance Payments or Insurance Payments with respect to the Financed Student Loans could adversely affect the amount of Available Funds for any Collection Period and the Trust's ability to pay principal and interest on the Notes. See "Description of the FFEL Program," "Description of the HEAL Program" and "Description of the Transfer and Servicing Agreements -- Servicing Procedures."

Risk of Inability of Transferor and Master Servicer to Honor their Obligations to Purchase Financed Student Loans

     Under certain circumstances, pursuant to the Transfer and Servicing Agreement, the Transferor is obligated to purchase, or the Master Servicer is obligated to purchase, any Financed Student Loan if a breach of the representations, warranties or covenants of the Transferor or the Master Servicer, as the case may be, with respect to such Financed Student Loan has a material adverse effect on the interests of the Noteholders therein and such breach is not cured within any applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loans or the Department of HHS's obligation to insure payment of any Financed HEAL Loan will not be considered to have such a material adverse effect). In addition, under certain circumstances pursuant to the Transfer and Servicing Agreement, the Transferor or the Master Servicer, as the case may be, is obligated to reimburse the Trust for (i) any accrued interest amounts not insured by the Department of HHS with respect to Financed HEAL Loans due to, and (ii) any accrued interest amounts not guaranteed by a Guarantor due to, or any lost Interest Subsidy Payments or Special Allowance Payments as a result of, a breach of the Transferor's representations and warranties or the Master Servicer's covenants, as the case may be, with respect to a Financed Student Loan. If the Transferor is obligated to purchase a Financed Student Loan as a result of the Transferor's or a third party's failure to originate such Financed Student Loan in compliance with the Higher Education Act or the HEAL Act, as the case may be, it will be obligated to purchase such Financed Student Loans from the Eligible Lender Trustee at a price equal to the applicable Purchase Amount. If the Master Servicer is obligated to purchase a Financed Student Loan as a result of a failure to service such Financed Student Loan in accordance with the Higher Education Act and the applicable Guarantee Agreement, or the HEAL Act and the HEAL Insurance Contract, as the case may be, it will be obligated to purchase such Financed Student Loan from the Eligible Lender Trustee at a price equal to the applicable Purchase Amount. See "Description of the Transfer and Servicing Agreements -- Conveyance of Financed Student Loans: Representations and Warranties" and "-- Servicer Covenants." There can be no assurance, however, that the Transferor or the Master Servicer will have the financial resources to do so. The failure of the Transferor to so purchase or the Master Servicer to so purchase a Financed Student Loan would constitute a breach of the Transfer and Servicing Agreement, enforceable by the Eligible Lender Trustee on behalf of the Trust or by the Indenture Trustee on behalf of the Noteholders, but would not constitute an Event of Default under the Indenture or permit the exercise of remedies thereunder.

Risk of Offset by Guarantors or the Department of Education Against Federal Benefit Payments Due to Shared Lender Identification Number

     Due to Department of Education policy limiting the granting of new lender identification numbers, the Trust Agreement will allow the Eligible Lender Trustee to use the Department of Education lender identification number that it uses for the Financed Student Loans (under the Trust) for other Student Loans held by the Eligible Lender Trustee as trustee under other indentures, if any, securing obligations of the Transferor or obligations of subsidiaries of the Transferor, or for trusts established by the Transferor or subsidiaries of the Transferor. In that event, the billings submitted to the Department of Education for Interest Subsidy Payments and Special Allowance Payments on Financed Student Loans in the Trust would be consolidated with the billings for such payments for Student Loans under such other indentures and trusts using the same lender identification number and payments on such billings would be made by the Department of Education to the Eligible Lender Trustee in lump sum form. Such lump sum payments would then be allocated by the Eligible Lender Trustee among the various indentures and trusts using the same lender identification number.

     In addition, such sharing of the lender identification number may result in the receipt of Guarantee Payments by Guarantors in lump sum form. In that event, such payments would be allocated by the Eligible Lender Trustee among the trusts and indentures in a manner similar to the allocation process for Interest Subsidy Payments and Special Allowance Payments.

     The Department of Education regards the Eligible Lender Trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department of Education or Guarantors resulting from the Eligible Lender Trustee's activities in the FFEL Program. As a result, if the Department of Education or a Guarantor were to determine that the Eligible Lender Trustee owes a liability to the Department of Education or a Guarantor on any FFELP Loan for which the Eligible Lender Trustee is or was legal titleholder, including loans held in the Trust or other trusts, the Department of Education or Guarantor might seek to collect that liability by offset against payments due the Eligible Lender Trustee under the Trust. If the Department of Education or a Guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department of Education or the Guarantor would be likely to collect that liability by offsetting against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust. Such offsetting of payments due to the Eligible Lender Trustee with respect to the Trust could adversely affect the amount of Available Funds for any Collection Period and the Trust's ability to pay interest and principal on the Notes.

     In addition, other trusts or indentures using the shared lender identification number may in a given quarter incur origination fees that exceed the Interest Subsidy Payments and Special Allowance Payments payable by the Department of Education on the loans in such other trusts and indentures, resulting in the payment from the Department of Education received by the Eligible Lender Trustee under such shared lender identification number for that quarter equalling an amount that is less than the amount owed by the Department of Education on the Financed Student Loans in the Trust for that quarter.

     The Trust Agreement for the Trust and the indentures or trust agreements under which the Trustee may separately hold Student Loans which share the lender identification number to be used by the Trust (the separate trusts created thereunder being collectively referred to herein as the "Transferor Trusts") may require a Transferor Trust (including the Trust) to indemnify the other Transferor Trusts for a shortfall or an offset by the Department of Education or a Guarantor arising from the Financed FFELP Loans held by the Eligible Lender Trustee on such Transferor Trust's behalf. To the extent that the Trust is required to indemnify other Transferor Trusts with respect to an offset by the Department of Education or a Guarantor arising from Financed FFELP Loans held by the Eligible Lender Trustee for the Trust, such indemnification obligation could adversely affect the amount of Available Funds for any Collection Period and the Trust's ability to pay principal and interest on the Notes. Also, to the extent that the Trust may be entitled to indemnification with respect to an offset by the Department of Education or a Guarantor arising from Financed FFELP Loans held by the Eligible Lender Trustee for a Transferor Trust other than the Trust, there can be no assurance that the amount of funds available to the Trust with respect to such right of indemnification may be adequate to compensate the Trust and Noteholders for any previous reduction in the Available Funds for a Collection Period.

     Although the Department of HHS does not currently limit lender identification numbers with respect to HEAL Loans, the Trust Agreement will provide for the sharing of lender identification numbers with respect to the Financed HEAL Loans in a similar manner to the sharing of lender identification numbers for the Financed FFELP Loans.

Risk Resulting From Limited Liquidity of the Notes

     The Notes will not be listed on any national security exchange. While Smith Barney Inc., Morgan Stanley & Co. Incorporated and Crestar Securities Corporation intend to make a secondary market for the Notes, they are not obligated to do so. There can be no assurance that a secondary market for the Notes will develop or, if a secondary market does develop, that it will provide Noteholders with liquidity of investment or that it will continue for the life of the Notes. As a result, investors must be prepared to bear the risk of holding the Notes for as long as the Notes are outstanding.

Risk Resulting from Principal Balance of Notes Exceeding Initial Pool Balance of the Financed Student Loans

     On the Closing Date, the aggregate initial principal amount of the Notes will be greater than the Initial Pool Balance of the Financed Student Loans as of the Cut-off Date. As a result, if an Event of Default should occur under the Indenture or an Insolvency Event should occur and the Financed Student Loans were liquidated at a time when the outstanding principal amount of the Notes exceeded the sum of the Pool Balance and the amounts in the other Trust Accounts, such Financed Student Loans would likely have to be liquidated at a premium for the Class B Noteholders and, in some circumstances, the Class A Noteholders, not to suffer a loss. Because the actual rate and timing of any accelerated payments of principal, if any, will depend on a number of factors including the rate and timing of the payments on the Financed Student Loans, there can be no assurance of the actual rate or timing of such accelerated payments of principal or when the aggregate principal amount of the Notes will be equal to or less than the sum of the Pool Balance and the amounts in the other Trust Accounts.

Risk of Reduction in Amounts Paid on the Notes Resulting From Variability of Actual Cash Flows

     Amounts received with respect to the Financed Student Loans for a particular Collection Period may vary in both timing and amount from the payments actually due on the Financed Student Loans as of such Collection Period for a variety of economic, social and other factors, including both individual factors such as additional periods of deferment or forbearance prior to or after a borrower's commencement of repayment, and general factors, such as a general economic downturn which could increase the amount of defaulted Financed Student Loans. Failures by borrowers to pay timely the principal and interest on the Financed Student Loans will affect the amount of Available Funds, which may reduce the amount of principal and interest paid to the Noteholders.

Risk of Inability of Indenture Trustee to Liquidate Financed Student Loans

     If an Event of Default occurs under the Indenture, subject to certain conditions, the Indenture Trustee is authorized, with the consent of the Noteholders holding 66-2/3% of the outstanding principal balance of the Directing Notes, to sell the Financed Student Loans (the "Directing Notes" means the Class A Notes while any such Notes are outstanding, and, when no Class A Notes remain outstanding, the Class B Notes). There can be no assurance, however, that the Indenture Trustee will be able to find a purchaser for the Financed Student Loans in a timely manner or that the market value of such Financed Student Loans would, at any time, be equal to the aggregate outstanding principal amount of the Notes and accrued interest thereon. If the net proceeds of any such sale, together with amounts then on deposit in the Reserve Account, do not exceed the aggregate outstanding principal amount of Notes and accrued interest thereon, the Noteholders will suffer a loss. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be so distributed. Therefore, the failure to pay principal on the Notes may not result in the occurrence of an Event of Default until the Final Maturity Date of the Notes. See "Description of the Transfer and Servicing Agreements -- Credit Enhancement."

Risk That Financial Status of Guarantors Will Affect Their Ability to Make Guarantee Payments

     The Higher Education Act requires all FFELP Loans to be unsecured. As a result, the only security for payment of the Financed FFELP Loans are the Guarantee Agreements between the Eligible Lender Trustee and the Guarantors. A deterioration in the financial status of the Guarantors and their ability to honor guarantee claims with respect to the Financed FFELP Loans could result in a delay in making or a failure to make Guarantee Payments to the Eligible Lender Trustee. Failures by borrowers of FFELP Loans generally to pay timely the principal and interest due on such Student Loans could obligate the Guarantors to make payments thereon, which could adversely affect the solvency of the Guarantors and their ability to meet their guarantee obligations (including with respect to the Financed Student Loans). Loss of any such Guarantee Payments could adversely affect the amount of Available Funds for any Collection Period and the Trust's ability to pay principal of and interest on the Notes. Moreover, to the extent that the Department of Education pays reimbursement claims submitted by a Guarantor for any fiscal year exceeding certain specified levels (see "Description of the Guarantee Agencies -- Effect of Annual Claims Rate"), the Department of Education's obligation to reimburse the Guarantor for losses will be reduced on a sliding scale from 100% (98% for loans made on or after October l, 1993) to a minimum of 80% (78% for loans made on or after October l,
1993), except that death, disability, bankruptcy, closed school and false certification claims are reimbursed 100% by the Department of Education.

     Pursuant to Section 432(o) of the Higher Education Act, if the Department of Education has determined that a Guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by such Guarantor may submit claims directly to the Department of Education and the Department of Education is required to pay the full Guarantee Payment due with respect thereto in accordance with guarantee claim processing standards no more stringent than those applied by the Guarantor. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination referred to above. There can be no assurance that the Department of Education would ever make such a determination with respect to a Guarantor or, if such a determination was made, that such determination or the ultimate payment of such guarantee claims would be made in a timely manner. See "Description of the FFEL Program" and "Description of the Guarantee Agencies."

Risk That Changes in Law Relating to the HEAL Program and the FFEL Program Could Adversely Affect the Noteholders

     There can be no assurance that the HEAL Act, the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described herein and the loans made thereunder, including the Financed Student Loans or the Guarantee Agencies. The FFEL Program has been the subject of numerous amendments and proposed amendments to the Higher Education Act, including amendments designed to reduce the federal budget deficit. Amendments to the Higher Education Act in the past several years have reduced the portion of loans covered by Guarantee Payments and the portion of Guarantee Payments covered by reinsurance, reduced certain administrative expense allowances paid by the Department of Education to Guarantee Agencies, reduced the premiums and default collections that Guarantee Agencies are entitled to receive and/or retain, and given the Department of Education broad powers over Guarantee Agencies and their reserves, including the authority to require a Guarantee Agency to pay a portion or all reserve funds to the Department of Education in certain circumstances.

     Several proposals have been made by Congress and the Administration to amend the Higher Education Act, including proposals that would significantly alter the FFEL Program and the roles of its participants. It is impossible to predict whether any such proposals will be adopted as legislation or, if so, what impact such legislation may have on the Eligible Lender Trustee's receipt of revenues with respect to Financed Student Loans.

The Competing Federal Direct Student Loan Program May Result in Higher Servicer Costs Because of Reduced Economies of Scale; a Smaller Secondary Market and Reduced Value for Financed Student Loans; and Higher Prepayments of Financed Student Loans Through Consolidations

     The Higher Education Act provides for a Federal Direct Student Loan Program. This program, established in academic year 1994-1995, has a statutory target volume of 60% of student loan demand in academic year 1998- 1999, which could result in reductions in the volume of loans made under the FFEL Program. If the Federal Direct Student Loan Program expands, the Master Servicer and the Servicers may experience increased costs due to reduced economies of scale to the extent the volume of new loans serviced by them is reduced. Such cost increases could affect the ability of the Master Servicer and the Servicers to satisfy their obligations to service the Financed Student Loans. Such volume reductions could also reduce revenues received by the Guarantee Agencies available to pay claims on defaulted FFELP Loans. Finally, the level of competition currently in existence in the secondary market for loans made under the FFEL Program and HEAL Program could be reduced, resulting in fewer potential buyers of the FFELP Loans and HEAL Loans and lower prices available in the secondary market for those loans. Further, the Department of Education has implemented a direct consolidation loan program, which program may further reduce the volume of loans made under the FFEL Program and the HEAL Program and is expected to result in prepayments of Financed Student Loans. See "Description of the FFEL Program.".

Reinvestment Risk to Noteholders From Prepayments of the Notes

     Financed Student Loans may be prepaid by borrowers at any time without penalty. (For this purpose the term "prepayments" includes prepayments in full or in part (including pursuant to Consolidation Loans or Serial Loans) and liquidations due to default (including receipt of Guarantee Payments and Insurance Payments).) The rate of prepayments on the Financed Student Loans may be influenced by a variety of economic, social and other factors affecting borrowers, including interest rates, the availability of alternative financing and the general job market for graduates of institutions of higher education. In addition, under certain circumstances, the Transferor will be obligated to purchase, or the Master Servicer will be obligated to purchase, Financed Student Loans from the Trust pursuant to the Transfer and Servicing Agreement as a result of breaches of their respective representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements -- Conveyance of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants." Moreover, to the extent borrowers of Financed Student Loans elect to borrow money through Consolidation Loans with respect to such Financed Student Loans from the Transferor or from another lender, or to the extent the Trust sells a Financed Student Loan to serialize the ownership of such Financed Student Loan and other loans of the same borrower (each, a "Serial Loan"), the Noteholders will receive as a prepayment of principal the aggregate principal amount of such Financed Student Loans. The effect of such prepayments may be mitigated during the Exchange Period if the Transferor makes such Consolidation Loans or Serial Loans and elects to transfer such Consolidation Loans or Serial Loans, as applicable, to the Eligible Lender Trustee on behalf of the Trust. See "Description of Transfer and Servicing Agreements -- Exchange Period and Exchanged Financed Student Loans". There can be no assurance that borrowers with Financed Student Loans will not seek to obtain Consolidation Loans with respect to such Financed Student Loans or when Serial Loans will be sold and no assurance that if such loans are obtained from or sold to, the Transferor, that the Transferor will elect to exchange them into the Trust as Exchanged Financed Student Loans during the Exchange Period. In addition, there is no assurance that the Transferor rather than another lender will make any particular Consolidation Loan with respect to borrowers with Financed Student Loans during the Exchange Period. See "Maturity and Prepayment Considerations," "Description of the FFEL Program -- Loan Terms -- Repayment" and "Description of the HEAL Program -- Terms of HEAL Loans."

      To the extent such prepayments of the Financed Student Loans result in a prepayment of the Notes prior to their expected Final Maturity Dates, the holders of the Notes may not be able to reinvest such funds at the same yield as the yield on the Notes. The rate of payment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the holders of the Notes. The effect of such prepayments initially will be to increase the rate of payment on the Class A-1 Notes and, therefore, increase the reinvestment risk with respect to the Class A-1 Notes. After the Class A-1 Notes have been paid in full, the entire amount of such prepayments will be applied to the payment of the principal balance of the Class A-2 Notes until they are paid in full, and then to the payment of the principal balance of the Class B Notes. See "Description of the Transfer and Servicing Agreements -- Distributions". As a result, the reinvestment risk resulting from such prepayments will be borne entirely by the holders of the Class A-2 Notes after the principal balance of the Class A-1 Notes has been paid in full, and by the holders of the Class B Notes after the principal balance of the Class A-2 Notes has been paid in full.

Risk That Average Life of Notes May Be Lengthened As a Result of Extension of Payments on the Financed Student Loans

     Scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to the applicable Deferment Period, certain other grace periods authorized by the Higher Education Act and the HEAL Act ("Grace Periods") and, under certain circumstances, periods of forbearance ("Forbearance Periods") or as a result of the conveyance of Exchanged Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust during the Exchange Period, as described herein, which may lengthen the remaining term of

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the Financed Student Loans and the average life of the Notes. See "Maturity and
Prepayment Considerations," "Description of the FFEL Program -- Loan Terms -- Repayment" and "Description of the HEAL Program -- Terms of HEAL Loans." See also "Description of the Transfer and Servicing Agreements -- Insolvency Event" regarding the sale of the Financed Student Loans if a Transferor Insolvency Event occurs and "-- Termination" regarding the Transferor's option to purchase the Financed Student Loans and the auction of the Financed Student Loans on or after the [October 2006] Distribution Date.

Risk Resulting From Differences between Classes of Notes with Respect to Receipt of Payments on the Financed Student Loans

     The Classes of Notes receiving principal earlier bear relatively greater risk than each Class receiving principal later of (i) principal repayments with respect to the Financed Student Loans (whether as a result of voluntary prepayments, Consolidation Loans not transferred to the Eligible Lender Trustee as Exchanged Financed Student Loans or liquidations due to default or breach), or (ii) Financed Student Loans being sold by the Trust. Thus, the holders of the Class A-1 Notes bear the greatest risk of such principal prepayments, with the holders of the Class A-2 Notes and the Class B Notes bearing the next most significant risk of such principal prepayments. On the other hand, holders of Notes receiving principal later would bear a greater risk of loss of principal than do holders of Notes receiving principal earlier in the event of a shortfall in Available Funds and amounts on deposit in the Reserve Account.

Risk That Interest Rate on Financed Student Loans May Be Insufficient to Cover Interest on Class B Notes at the Class Interest Rate Due to Rate-Index Difference

     The interest rate for the Class B Notes will be based generally on One-Month LIBOR. The Financed Student Loans, however, generally bear interest at an effective rate (taking into account Special Allowance Payments, if any, the "Loan Rates") equal to the average bond equivalent rates of weekly auctions of 91-day Treasury bills for each quarter (the "91-day T-Bill Rate") (or, in certain circumstances, 52-week Treasury bills) plus margins specified for such Financed Student Loans under "Description of the FFEL Program -- Loan Terms -- Interest Rates" and "Description of the HEAL Program -- Interest." As a result of these differences between the indices used to determine the Loan Rates and the interest rates on the Class B Notes, there could be periods of time when the Loan Rates are inadequate to cover the interest on the Class B Notes (calculated on the basis of One-Month LIBOR) and Transaction Expenses. If in respect of any Distribution Date, there does not exist a positive spread between (a) the Net Loan Rate and (b) the interest rate on the Class B Notes (calculated on the basis of One-Month LIBOR), the interest rate on the Class B Notes for such Distribution Date will be the Net Loan Rate. See "Description of the Notes -- The Notes -- Distributions of Interest." Any Noteholders' Interest Carryover arising as a result of the applicable interest rate for any Class of Notes being determined on the basis of the Net Loan Rate will be paid on the following Distribution Date or on any succeeding Distribution Date to the extent funds are allocated and available therefor after making any required prior distributions and deposits with respect to such date. Payment of such amounts, however, will not be covered by amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance). Any amount of Noteholders' Interest Carryover, including any accrued and unpaid interest thereon, with respect to a Class of Notes remaining after the earlier of the Distribution Date on which the outstanding principal amount of such Class of Notes has been reduced to zero and the distribution of all Available Funds on the Final Maturity Date for such Class, will never become due and payable and will be discharged as to the applicable Class of Notes on such date. See "Description of Transfer and Servicing Agreements -- Distributions."

Insolvency Risk of Transferor

     The Transferor intends that the transfer of the Financed Student Loans by it to the Eligible Lender Trustee on behalf of the Trust under the Transfer and Servicing Agreement constitutes a valid contribution and assignment of such Financed Student Loans. However, a court could treat the transfer of the Financed Student Loans to the Eligible Lender Trustee as an assignment of collateral as security for the benefit of the Trust. If the transfer of the Financed Student Loans to the Eligible Lender Trustee is deemed to create a security interest therein, a tax or government lien on property of the Transferor arising before the Financed Student Loans came into existence may have priority over the Eligible Lender Trustee's interest in such Financed Student Loans and, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed receiver or conservator of the Transferor, the FDIC's administrative expenses may also have priority over the Eligible Lender

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


Trustee's interest in such Financed Student Loans. If the Transferor becomes insolvent, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") sets forth certain powers which the FDIC could exercise if it were appointed as receiver or conservator of the Transferor. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the Transferor, would not interfere with the timely transfer to the Trust of collections with respect to the Financed Student Loans.

     To the extent that the transfer of the Financed Student Loans is deemed to create a security interest, and that interest was validly perfected before the Transferor's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance and payments to the Trust with respect to the Financed Student Loans should not be subject to recovery by the FDIC as receiver or conservator of the Transferor. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments on the Notes. In addition, if the FDIC were to require the Indenture Trustee or the Eligible Lender Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by the FIRREA, delays in payments on the Notes and possible reductions in the amount of those payments could occur.

Defeat or Lack of Perfected Security Interest in Financed Student Loans

     The Transferor intends that the transfer of the Financed Student Loans by it to the Eligible Lender Trustee on behalf of the Trust will constitute a valid contribution and assignment of such Financed Student Loans. Notwithstanding the foregoing, if the transfer of the Financed Student Loans is deemed to be an assignment of collateral as security for the benefit of the Trust, a security interest in the FFELP Loans created on behalf of the Eligible Lender Trustee may, pursuant to the provisions of 20 U.S.C. ss.1087-2(d)(3), be perfected by the filing of notice of such security interest in the manner provided by the applicable state law version Uniform Commercial Code ("UCC") for perfection of a security interest in accounts. A financing statement or statements covering the Financed Student Loans will be filed under the UCC to protect the interest of the Eligible Lender Trustee in the event the transfer by the Transferor is deemed to be subject to the UCC.

     If the transfer of the Financed Student Loans is deemed to be an assignment as security for the benefit of the Trust, there are certain limited circumstances under the UCC in which prior or subsequent transferees of Financed Student Loans could have an interest in such Financed Student Loans with priority over the Eligible Lender Trustee's interest. A tax or other government lien on property of the Transferor arising prior to the time a Financed Student Loans came into existence may also have priority over the interest of the Eligible Lender Trustee in such Financed Student Loan. Under the Transfer and Servicing Agreement, however, the Transferor will warrant that it has caused the Financed Student Loans to be transferred to the Eligible Lender Trustee on behalf of the Trust free and clear of any lien of any third party. In addition, the Transferor will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Financed Student Loan (or any interest therein) other than to the Eligible Lender Trustee on behalf of the Trust.

     Pursuant to the Transfer and Servicing Agreement, each Servicer as custodian on behalf of the Trust will have custody of the promissory notes evidencing the Financed Student Loans serviced by it following the conveyance of the Financed Student Loans to the Eligible Lender Trustee and the pledge thereof to the Indenture Trustee. Although the accounts of the Transferor will be marked to indicate the conveyance and the Transferor will cause UCC financing statements to be filed with the appropriate authorities, the Financed Student Loans will not be physically segregated in the Servicer's offices. If, through inadvertence or otherwise, any of the Financed Student Loans were sold to another party, or a security interest therein were granted to another party, that purchased (or took such security interest in) any of such Financed Student Loans in the ordinary course of its business and took possession of such Financed Student Loans, then the purchaser (or secured party) would acquire an interest in the Financed Student Loans superior to the interest of the Eligible Lender Trustee and the Indenture Trustee if the purchaser (or secured party)

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


acquired (or took a security interest in) the Financed Student Loans for new value and without actual knowledge of the Eligible Lender Trustee's and the Indenture Trustee's respective interests. See "Description of the Transfer and Servicing Agreements -- Conveyance of Financed Student Loans; Representations and Warranties" and "-- Servicer Covenants."

Risk Resulting From Changes in Repayment Terms of Financed Student Loans Pursuant to Incentive Programs

     The Transferor currently makes available and may hereafter make available certain incentive programs to borrowers. See "The Financed Student Loan Pool -- Incentive Programs". Under these programs, the Transferor retains the option to terminate or change the terms of the incentives with respect to any or all of the borrower's loans, including loans originated prior to the termination or change which have been assigned to the Trust. It cannot be predicted with certainty which borrowers will qualify or decide to participate in these programs. The effect of these incentive programs may be to reduce the yield on the Financed Student Loans.


Risk of Change of Ratings on the Notes

     It is a condition to the issuance and sale of each Class of Notes that such Classes receive the respective ratings from each of the Rating Agencies described in "Rating." A rating is not a recommendation to purchase, hold or sell the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes address the likelihood of the ultimate payment of principal of and interest on the Notes pursuant to their terms. However, the Rating Agencies do not evaluate, and the ratings of the Notes do not address, the likelihood of prepayments on the Notes or the likelihood of payment of any Noteholders' Interest Carryover. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

Failure to Comply with Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These state laws are, in large part, preempted by the Higher Education Act and the HEAL Act. However, the form of promissory notes required by the Department of Education for FFELP Loans provides that holders of such promissory notes evidencing certain loans made to borrowers attending for-profit schools are subject to any defenses that the borrower may have against the school. For a discussion of the Trust's rights if the Financed Student Loans were not originated or serviced in compliance in all material respects with applicable laws, see "Description of the Transfer and Servicing Agreements -- Conveyance of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants."

Effect of Book-Entry Registration

     The Notes will each be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the holders of such Notes or their nominees. Because of this, unless and until Definitive Notes are issued, holders of the Notes will not be recognized by the Indenture Trustee or the Eligible Lender Trustee as "Noteholders" (as such terms are used in the Indenture). Hence, until Definitive Notes are issued, holders of the Notes will only be able to exercise the rights of Noteholders indirectly through DTC and its respective participating organizations. See "Description of the Notes --Book-Entry Registration" and "-- Definitive Notes."


                             FORMATION OF THE TRUST

The Trust

     Crestar Student Loan Trust 1997-1 is a statutory business trust that will be formed on [_________, 1997], under the laws of the State of Delaware for the transactions described in this Prospectus. The Trust will not engage in any

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


activity other than (i) acquiring, holding, selling and managing the Financed Student Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing one or more classes of its certificates and notes, (iii) making payments thereon and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. For so long as the Transferor is a Certificateholder, the Trust's activities will be limited to activities that are part of, or incidental to, the business of banking as well.

     The Trust will be initially capitalized with equity equal to $l,000 on the date of its formation, representing the initial principal balance of the Certificates issued on such date. Approximately 4.9% of such Certificates will be sold to the Transferor and the remaining Certificates were offered for sale in transactions exempt from the registration requirements of the Securities Act. The equity of the Trust, together with the proceeds from the sale of the Notes, will be used by the Eligible Lender Trustee in connection with its acquisition, on behalf of the Trust, of the Initial Financed Student Loans from the Transferor pursuant to the Transfer and Servicing Agreement. A portion of the net proceeds received from the transfer of the Initial Financed Student Loans will be used by the Transferor to make a Reserve Account Deposit in the amount of [$_________]. Upon the consummation of such transaction, the property of the Trust will consist of (a) the pool of Financed Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust, (b) all funds collected in respect thereof after the applicable Cut-off Date or Subsequent Cut-off Date, and (c) all moneys and investments on deposit in the Collection Account, the Certificate Distribution Account, the Note Distribution Account, the Expense Account, the Quarterly Advance Account and the Reserve Account. The Notes will be collateralized by the property of the Trust. The Collection Account, the Note Distribution Account, the Expense Account, the Reserve Account and the Quarterly Advance Account will be maintained with and in the name of the Indenture Trustee. To facilitate servicing and to minimize administrative burden and expense, the related Servicer will be appointed custodian of the promissory notes representing the Financed Student Loans by the Eligible Lender Trustee.

     The Trust's principal offices are in Cincinnati, Ohio, in care of Star Bank, National Association, as Eligible Lender Trustee, at the address listed below.

Eligible Lender Trustee

     Star Bank, National Association, the Eligible Lender Trustee for the Trust under the Trust Agreement, is a national banking association organized under the laws of the United States with its chief executive office in Cincinnati, Ohio. The office of the Eligible Lender Trustee for purposes of administering the Trust is located at 425 Walnut Street, Cincinnati, Ohio 45201. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired pursuant to the Transfer and Servicing Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a Guarantee Agreement with each of the Guarantors with respect to such Financed FFELP Loans and a HEAL Insurance Contract with the Department of HHS with respect to such Financed HEAL Loans. The Eligible Lender Trustee qualifies as an eligible lender and owner of Financed Student Loans for all purposes under the Higher Education Act and the Guarantee Agreements with respect to such Financed FFELP Loans and under the HEAL Act and the HEAL Insurance Contract with respect to such Financed HEAL Loans. Failure of the Financed Student Loans to be owned by an eligible lender would result in the loss of Guarantee Payments, Interest Subsidy Payments and Special Allowance Payments with respect to Financed FFELP Loans and the loss of Insurance Payments with respect to Financed HEAL Loans. See "Description of the FFEL Program" and "Description of the HEAL Program."

     The Transferor or its affiliates may maintain from time to time other banking relationships with Star Bank, National Association, the Eligible Lender Trustee, and its affiliates.


                                USE OF PROCEEDS

     The net proceeds from the sale of the Notes will be paid to the Transferor on the Closing Date as consideration for the Initial Financed Student Loans being conveyed on such date. The Transferor will use such proceeds to make the initial Reserve Account Deposit, deposits into certain other Trust Accounts and for general corporate purposes.

                                 THE TRANSFEROR

     The Transferor is a Virginia banking corporation that offers a broad range of banking services, including various types of deposit accounts and instruments, commercial and consumer loans, trust and investment management, bank credit cards, and international banking to customers throughout Virginia, Maryland and Washington, D.C. Services are also provided through non-bank subsidiaries. Securities brokerage and investment banking services are offered by Crestar Securities Corporation.

     The Transferor and its predecessors have been originating and purchasing FFELP Loans since 1965 and HEAL Loans since 1995. As of [_______, 1997], the Transferor had Student Loans under its management in an aggregate principal amount of approximately [$___ million].

         The Transferor is a wholly owned indirect subsidiary of Crestar Financial Corporation, a bank holding company organized under the laws of the Commonwealth of Virginia and registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). As of June 30, 1997, Crestar Financial Corporation had $22.8 billion in total assets, $15.9 billion in total deposits and $1.9 billion in total shareholders' equity.

         Crestar Financial Corporation is supervised and examined by the Board of Governors of the Federal Reserve System under the BHCA. The BHCA requires Federal Reserve approval for bank acquisitions and regulates non-banking activities of bank holding companies. Crestar Bank is regulated by the State Corporation Commission of Virginia and the Federal Reserve Bank of Richmond.

         The principal executive office of the Transferor are located at Crestar Center, 919 East Main Street, Richmond, Virginia 23219. Its telephone number is
(804) 782-5171.

     THE NOTES ARE NEITHER OBLIGATIONS OF NOR GUARANTEED BY CRESTAR FINANCIAL CORPORATION OR ANY OF CRESTAR FINANCIAL CORPORATION'S SUBSIDIARIES (INCLUDING THE TRANSFEROR).


                                 THE SERVICERS

General

     The Transferor will act as Master Servicer with respect to the Financed Student Loans. The Financed Student Loans will be serviced by PHEAA, or such other parties as may be approved by the Master Servicer from time to time (subject to confirmation of the ratings on the outstanding Notes). Pursuant to sub-servicing agreements, PHEAA has agreed to service, and perform all other related tasks with respect to, the Financed Student Loans in compliance with applicable standards and procedures. The sub-servicing agreements currently provide that PHEAA will service the Financed HEAL Loans until such loans are paid off and the Financed FFELP Loans through a term ending [_______, 20__], at which time the Master Servicer expects to either negotiate an extended term with PHEAA or contract with a new sub-servicer. See "Description of the Transfer and Servicing Agreements -- Servicing Procedures."

Pennsylvania Higher Education Assistance Agency

     PHEAA is a body corporate and politic constituting a public corporation and government instrumentality created pursuant to an act of the Pennsylvania Legislature. PHEAA has approximately 2,300 employees. PHEAA's headquarters is located in Harrisburg, Pennsylvania, with six regional offices located throughout Pennsylvania and additional offices located in California, Delaware and West Virginia.

     Under its enabling legislation, PHEAA is authorized to issue bonds or notes, with the approval of the Governor of the Commonwealth of Pennsylvania, for the purpose of purchasing, making, or guaranteeing loans to students or parents, or to lending institutions or post secondary institutions to make student or parent loans. PHEAA's enabling legislation also authorizes PHEAA to undertake the origination of loans and the servicing of loans made by PHEAA and others.

     PHEAA has no power to pledge the credit or taxing power of the Commonwealth of Pennsylvania or to make PHEAA debts payable out of any moneys except those of PHEAA. Neither the faith and credit nor the taxing power of the Commonwealth of Pennsylvania is pledged to the payment of any of PHEAA's obligations.

     As of March 31, 1997 PHEAA has outstanding debt and/or credit facilities (under which the entire aggregate amount of funds available had not been drawn) in the amount (including amounts drawn or available under such credit facilities) of approximately $2.2 billion. As of March 31, 1997, PHEAA owned approximately $1.6 billion outstanding principal amount of student loans financed with the proceeds of its long-term debt, and had funds available for acquisition of student loans in the amount of approximately $465 million.

     PHEAA has been guaranteeing student loans since 1964. PHEAA has guaranteed a total of approximately $16.5 billion principal amount of Stafford Loans and approximately $1.6 billion principal amount of PLUS Loans and SLS Loans under the Higher Education Act. In addition to guaranteeing loans under the Higher Education Act, PHEAA also operates certain guarantee programs for which its receives no federal reinsurance. PHEAA has outstanding guarantee obligations of such loans in the amount of approximately $42 million as of March 31, 1997.

     PHEAA's two principal servicing products are its full servicing operation (in which it performs all student loan servicing functions on behalf of its customers) and its remote servicing operation (in which it provides only data processing services to its customers that have their own servicing operations). As of March 31,1997, PHEAA was servicing under its full service program approximately 1.3 million student loan accounts representing approximately $11.1 billion outstanding principal amount for more than 320 customers and under its remote servicing operation, approximately 700,000 student loans representing approximately $3.5 billion outstanding principal amount for four customers.

     Information relating to PHEAA set forth in this Prospectus has been provided by PHEAA, and neither such information nor information included in the reports referred to herein has been verified by, or is guaranteed as to accuracy or completeness by, the Transferor or the Underwriters. Such information should not be construed as a representation by the Transferor or the Underwriters. No representation is made by the Transferor or the Underwriters as to the accuracy or adequacy of such information or the absence of material adverse changes in such information subsequent to the dates thereof. PHEAA has agreed that it will provide a copy of its most recent audited financial statements to Noteholders upon receipt of a written request directed to Mr. Tim Guenther, Chief Financial Officer Financial Management, 1200 North Seventh Street, Harrisburg, Pennsylvania 17102.

                         THE FINANCED STUDENT LOAN POOL

     The Initial Financed Student Loans were, and the Exchanged Financed Student Loans will be, selected from the Transferor's portfolio of FFELP Loans and HEAL Loans by several criteria, including the following: each Financed Student Loan
(i) was or will be originated in the United States or its territories or possessions under and in accordance with the FFEL Program or the HEAL Program, as the case may be, to or on behalf of a student who has graduated or is expected to graduate from an accredited institution of higher education within the meaning of the Higher Education Act or the HEAL Act, (ii) contains terms in accordance with those required by the FFEL Program, the Guarantee Agreements, the HEAL Program, the HEAL Insurance Contract and other applicable requirements, and (iii) is not more than 90 days past due as of the Cut-off Date or, in the case of an Exchanged Financed Student Loan, as of the subsequent cut-off date set forth in the related Transfer Agreement (each, a "Subsequent Cut-Off Date"). No selection procedures believed by the Transferor to be adverse to the Noteholders will be used in selecting the Financed Student Loans.

     Each Financed Student Loan is required (i) to be insured by the Department of HHS as to principal and interest to the extent provided under the HEAL Act, or (ii) to be guaranteed as to principal and interest by a Guarantor and reinsured by the Department of Education to the extent provided under the Higher Education Act and eligible for

Special Allowance Payments and, with respect to each Financed Student Loan that is a Stafford Loan, Interest Subsidy Payments paid by the Department of Education.

     Except for the criteria described above and under "Description of the Transfer and Servicing Agreements -- Exchange Period and Exchanged Financed Student Loans", however, there will be no required characteristics of the Exchanged Financed Student Loans and no limitations on the amount of Exchanged Financed Student Loans that may be included in the Trust. Therefore, following the transfer of Exchanged Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans and of the borrowers thereof, the distribution by interest rate and the distribution by principal balance described in the following tables, will vary from those of the Initial Financed Student Loans as of the Cut-Off Date.

     Each of the Financed Student Loans provides for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to outstanding late fees, if collected, then to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferment Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such Financed Student Loan.

     Set forth below in the following tables is a description of certain additional characteristics of the Initial Financed Student Loans as of the Cut-Off Date. Such characteristics are based on a preliminary pool of Initial Financed Student Loans with an outstanding principal balance as of the Cut-off Date of [$___________]. While the statistical distribution of the characteristics for the final pool of Initial Financed Student Loans will vary somewhat from the statistical distribution of such characteristics for the preliminary pool presented below, the Transferor does not believe that the characteristics of the final pool will differ materially.


    Composition of the Initial Financed Student Loans as of the Cut-off Date

Aggregate Outstanding Principal Balance........................................
Number of Borrowers............................................................
Average Outstanding Principal Balance Per Borrower.............................
Number of Loans................................................................
Average Outstanding Principal Balance Per Loan.................................
Weighted Average Annual Borrower Interest Rate.................................
Weighted Average Remaining Term (months) (does not include the months remaining for the in-school, grace, deferment or forbearance periods)........
Weighted Average Remaining Term (months) (including the months remaining for the in-school, grace, deferment or forbearance periods)......................

Distribution of the Initial Financed Student Loans by Loan Type as of the Cut-Off Date

                                                                 Percent of
                                                                  Loans by
                                 Number of     Outstanding      Outstanding
Loan Type                          Loans         Balance          Balance
---------                        ---------     -----------      -----------
Stafford-Subsidized............
Stafford-Unsubsidized..........
Consolidation..................
PLUS...........................
SLS............................
HEAL...........................
     Total.....................



Distribution of the Initial Financed Student Loans by Borrower Interest Rate as of the Cut-Off Date

                                                                Percent of
                                                                 Loans by
                                 Number of    Outstanding      Outstanding
Interest Rate (1)                  Loans        Balance          Balance
-----------------                  -----        -------          -------

Less than 7.50%................
7.50% to 7.99%.................
8.00% to 8.49%.................
8.50% to 8.99%.................
9.00% to 9.49%.................
9.50% or greater...............
     Total.....................

----------------------
(1) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Cut-off Date. However, because certain of the Initial Financed Student Loans bear interest at variable rates per annum, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans at any time after the Cut-off Date. See "Description of the FFEL Program" and "Description of the HEAL Program".

Distribution of the Initial Financed Student Loans by Range of Outstanding Principal Balances as of the Cut-Off Date

                                                                Percent of
                                                                 Loans by
                                 Number of    Outstanding      Outstanding
Principal Balance                Borrowers      Balance          Balance
-----------------                ---------    -----------      -----------

Less than $1,000...............
$1,000-$1,999..................
$2,000-$2,999..................
$3,000-$3,999..................
$4,000-$4,999..................
$5,000-$5,999..................
$6,000-$6,999..................
$7,000-$7,999..................
$8,000-$8,999..................
$9,000-$9,999..................
$10,000-$10,999................
$11,000-$11,999................
$12,000-$12,999................
$13,000-$13,999................
$14,000-$14,999................
$15,000 or greater.............
     Total.....................

Distribution of the Initial Financed Student Loans by Borrower Payment Status as of the Cut-Off Date

                                                                   Percent of
                                                                    Loans by
                                    Number of    Outstanding       Outstanding
Borrower Payment Status               Loans        Balance           Balance
-----------------------             --------     -----------       -----------

Claim..........................
Deferment......................
Forbearance....................
Grace..........................
In School......................
Repayment......................
     Total.....................


Distribution of Initial Financed Student Loans in Repayment Status by Remaining Term as of the Cut-Off Date


                                               Outstanding    Percent By
                                Number         Principal      Outstanding
Remaining Term                  Of Loans       Balance        Balance
--------------                  --------       -----------    -----------
1 to 12 Months                                 $                        %
13 to 24 Months
25 to 36 Months
37 to 48 Months
49 to 60 Months
61 to 72 Months
73 to 84 Months
85 to 96 Months
97 to 108 Months
109 to 120 Months
121 to 180 Months
181 to 240 Months
241 to 300 Months
Over 300 Months
Total

Geographic Distribution of the Initial Financed Student Loans as of the Cut-Off Date


                                                                 Percent of
                                                                  Loans by
                                 Number of     Outstanding       Outstanding
Location (1)                       Loans         Balance           Balance
------------                     ---------     -----------       -----------

Virginia.......................
Florida........................
Maryland.......................
District of Columbia...........
Others (2).....................
     TOTAL.....................

(1) Based on the current permanent billing addresses of the borrowers of the Initial Financed Student Loans shown on the Servicer's records.

(2) Consist of locations that include [__] other states, various other U.S. territories, possessions and commonwealths, foreign countries, overseas military establishments, and unknown locations, none of the aggregate principal balance of the Student Loans relating to which exceed 5.00% of the Initial Pool Balance.

     To the extent such states with a greater concentration of loans experience adverse economic or other conditions to a greater degree than other areas of the country, the ability of such borrowers to repay their Financed Student Loans may be impacted to a larger extent than if such borrowers were dispersed more geographically. The Transferor is not aware of any material adverse conditions that are unique to such states.

Distribution of the Initial Financed Student Loans by Insurance or Guarantee Level as of the Cut-Off Date

                                                                    Percent of
                                                                     Loans by
                                    Number of     Outstanding       Outstanding
Guarantee or Insurance Level          Loans         Balance           Balance
----------------------------        ---------     -----------       -----------

FFELP Loan Guaranteed 100%.....
FFELP Loan Guaranteed 98%......
HEAL Loan Insured 100%.........
     Total.....................


Distribution of the Initial Financed Student Loans by Guarantor or by HEAL as of the Cut-Off Date



                                                                             Percent of
                                                                              Loans by
                                                  Number of    Outstanding   Outstanding
Guarantors                                          Loans        Balance       Balance
----------                                        ---------    -----------   -----------
Educational Credit Management Corporation.........
Pennsylvania Higher Education Assistance Agency...
HEAL Loans........................................
Other Guarantors(1)...............................
     Total........................................

----------------------

(1) Aggregating less than 5.00% of the Initial Financed Student Loans as of the Cut-off Date.

Distribution of the Initial Financed Student Loans by School Types as of the Cut-Off Date

                                             Outstanding     Percent of Loans
                               Number of      Principal       by Outstanding
                School Type      Loans         Balance            Balance
                -----------    ---------     -----------     ----------------
Under 4 Year                                 $                             %
4 and 5 Year
Proprietary
Consolidation
Other/Unknown
Total


Incentive Programs

     The Transferor currently makes available and may hereafter make available certain incentive programs to borrowers, including the Crestar Bank Top Performer Program (the "TP Program"). The TP Program generally applies to all Stafford Loans, Unsubsidized Stafford Loans and PLUS Loans with a first disbursement made by the Transferor on or after November 1, 1996 ("TP Loans"). Under the TP Program, if the borrower makes 36 consecutive monthly payments of a TP Loan on time, the applicable interest rate on such TP Loan is reduced by 1.00% per annum for Stafford Loans and Unsubsidized Stafford Loans and 0.5% per annum for PLUS Loans. Although no TP Loans are included in the Initial Financed Student Loans, TP Loans may be included in the Exchanged Financed Student Loans.

Program Descriptions and Summaries

     The description and summaries of the Higher Education Act, the FFEL Program, the Guarantee Agreements, the HEAL Act, the HEAL Program, the HEAL Insurance Contract, and the other statutes, regulations and documents referred to in this Prospectus do not purport to be comprehensive, and are qualified in their entirety by reference to each such statute, regulation or document. There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this Prospectus or of the statutes and regulations implementing these programs. See "Risk Factors -- Risk That Changes in Law Relating to the HEAL Program and the FFEL Program Could Adversely Affect the Noteholders."


                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity and Prepayment Assumptions

     The rate of payment of principal of the Notes and the yield on the Notes will be affected by (i) prepayments of the Financed Student Loans that may occur as described below, (ii) the sale by the Trust of Financed Student Loans and
(iii) Parity Percentage Payments. All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time without penalty (including by means of Consolidation Loans or HEAL Consolidation Loans as discussed below) and may be prepaid as a result of a borrower default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments or Insurance Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because many of the Financed Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans. To the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans or HEAL Consolidation Loans that are not transferred to the Eligible Lender Trustee as Exchanged Financed Student Loans or the proceeds of such Consolidation Loans or HEAL Consolidation Loans are not used to make Issuer Consolidation Payments, or the Trust sells Serial Loans, such Financed Student Loans will be prepaid. See "Description of the FFEL Program -- Consolidation Loans" and "Description of the HEAL Program." In addition, the Transferor is obligated to purchase any Financed Student Loan pursuant to the Transfer and Servicing Agreement as a result of a breach of any of its representations and warranties, and the Master Servicer is obligated to purchase any Financed Student Loan pursuant to the Transfer and Servicing Agreement as a result of a breach of certain covenants with respect to such Financed Student Loan, in each case where such breach materially and adversely affects the interests of the Noteholders in that Financed Student Loan and is not cured within the applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed FFELP Loan or the Department of HHS' obligation to insure payment of any Financed HEAL Loan will not be considered to have a material adverse effect for this purpose). See "Description of the Transfer and Servicing Agreements -- Conveyance of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants." See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Transferor's option to purchase the Financed Student Loans when the aggregate Pool Balance is less than or equal to 10% of the Initial Pool Balance and "-- Insolvency Event" regarding the sale of Financed Student Loans if a Transferor Insolvency Event occurs.

     Scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuit to Grace Periods, Deferment Periods and, under certain circumstances, Forbearance Periods. The rate of payment of principal of the Notes and the yield on the Notes may also be affected by the rate of defaults resulting in losses on Financed Student Loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto.

     The rate of prepayment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans or a faster or slower incidence of sales by the Trust will be borne entirely by the Noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Noteholders receive payments from the Trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.


Weighted Average Life of the Notes

     The following information is given solely to illustrate the effect of prepayments on the Financed Student Loans on the weighted average life of the Notes under the assumptions stated below and is not a prediction of the prepayment rate that might actually be experienced by the Financed Student Loans held in the Trust.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes will be primarily a function of the rate at which payments are made on the Financed Student Loans held in the Trust. Payments on such Financed Student Loans may be in the form of scheduled amortization of principal or prepayments (including, without limitation, Guarantee Payments and Insurance Payments).

     The Constant Prepayment Rate prepayment model ("CPR") represents an assumed constant rate of prepayment of Financed Student Loans held in the Trust outstanding as of the beginning of each quarter expressed as a per annum percentage. There can be no assurance that such Financed Student Loans will experience prepayments at a constant prepayment rate or otherwise in the manner assumed by the prepayment model.

     The weighted average lives in the following table were determined assuming that (i) scheduled payments of principal on the Financed Student Loans are received in a timely manner and prepayments are made at the percentages of the prepayment model set forth in the table; (ii) the initial principal balance of the Financed Student Loans is [$________] and such Financed Student Loans have the characteristics described under "The Financed Student Loan Pool;" (iii) payments are made on the Notes on the first day of each quarter commencing in [_________] 1997; and (iv) the Notes are issued on [_________,] 1997. No representation is made that these assumptions will be correct, including the assumption that the Financed Student Loans held in the Trust will not experience delinquencies or unanticipated losses.

     In making an investment decision with respect to the Notes, investors should consider a variety of possible prepayment scenarios, including the limited scenarios described in the table below.

   Weighted Average Life of the Notes at the Respective CPRs Set Forth Below:

                                  Weighted Average Life (years)
                        ---------------------------------------------------
                        0% CPR    3% CPR     5% CPR      7% CPR      10%CPR
                        ------    ------     ------      ------      ------
Class A-1 Notes.....
Class A-2 Notes.....
Class B Notes.......

                        DESCRIPTION OF THE FFEL PROGRAM

General

     The Higher Education Act sets forth provisions establishing the FFEL Program, pursuant to which state agencies or private nonprofit corporations administering student loan insurance programs (referred to as "guarantee agencies") are reimbursed for losses sustained in the operation of their programs, and holders of certain loans made under such programs are paid subsidies for owning such loans.

     The Higher Education Act currently authorizes certain student loans to be covered under the FFEL Program if they are contracted for and paid to the student prior to September 30, 2002, unless a student has received a loan under the FFEL Program prior to such date, in which case that student may receive a student loan covered by the FFEL Program until September 30, 2006. Congress has extended similar authorization dates in prior versions of the Higher Education Act; however, there can be no assurance that the current authorization dates will again be extended or that the other provisions of the Higher Education Act will be continued in their present form.

     Various amendments to the Higher Education Act have revised the FFEL Program from time to time. These amendments include, but are not limited to, the Balanced Budget Act of 1997 (the "1997 Amendments"), the Higher Education Technical Amendments Act of 1993 (the "1993 Technical Amendments"), the Omnibus Budget Reconciliation Act of 1993 (the "1993 Amendments"), the Higher Education Amendments of 1992 (the "1992 Amendments"), which reauthorized the FFEL Program, the Omnibus Budget Reconciliation Act of 1990, the Omnibus Budget Reconciliation Act of 1989 (the "1989 Amendments"), the Omnibus Budget Reconciliation Act of 1987, the Higher Education Technical Amendments Act of 1987 (the "1987 Amendments"), the Higher Education Amendments of 1986 (the "1986 Amendments"), which reauthorized the FFEL Program, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Postsecondary Student Assistance Amendments of 1981 (the "1981 Amendments") and the Education Amendments of 1980 (the "1980 Amendments").

     There can be no assurance that relevant federal laws, including the Higher Education Act, will not be changed in a manner that may adversely impact the receipt of funds by the Guarantee Agencies or by the Transferor or the Eligible

Lender Trustee with respect to Financed FFELP Loans. Proposals have been made by Congress and the Administration which, if enacted into law, would amend the Higher Education Act and make various changes to the FFEL Program, including changes that would reduce various payments to Guarantee Agencies and restructure guarantee agencies' operations and programs and revise terms of student loans and payments to Lenders. There is no certainty that any of the proposals will be enacted into law in their current form or at all, and the Transferor cannot predict at this time how such legislation, if enacted, would affect the Servicer's business or operations, or the Transferor.

     This is only a summary of certain provisions of the Higher Education Act. Reference is made to the text of the Higher Education Act for full and complete statements of its provisions.

Loan Terms

   General

     Four types of loans are currently available under the FFEL Program:
Stafford Loans, Unsubsidized Stafford Loans, Plus Loans and Consolidation Loans. These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and Special Allowance Payments. Some of these loan types have had other names in the past. References herein to the various loan types include, where appropriate, predecessors to such loan types.

     The primary loan under the FFEL Program is the Stafford Loan. Students who are not eligible for Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Stafford Loans. Parents of students may be able to obtain Plus Loans. Consolidation Loans are available to borrowers with existing loans made under the FFEL Program and certain other federal programs to consolidate repayment of such existing loans. For periods of enrollment beginning prior to July 1, 1994, SLS Loans were available to students with costs of education that were not met by other sources and that exceeded the Stafford or Unsubsidized Stafford Loan limits.

   Eligibility

     General. A student is eligible for loans made under the FFEL Program only if he or she: (i) has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education (which term includes certain vocational schools), (ii) is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution (which, in the case of a loan to cover the cost of a period of enrollment beginning on or after July 1, 1987, must either lead to a recognized educational credential or be necessary for enrollment in a course of study that leads to such a credential), (iii) has agreed to notify promptly the holder of the loan concerning any change of address, (iv) (if presently enrolled) is maintaining satisfactory progress in the course of study he or she is pursuing, (v) does not owe a refund on, and is not (except as specifically permitted under the Higher Education Act) in default under, any loan or grant made under the Higher Education Act, (vi) has filed with the eligible institution a statement of educational purpose, (vii) meets certain citizenship requirements, and (viii) (except in the case of a graduate or professional student) has received a preliminary determination of eligibility or ineligibility for a Pell Grant.

     Stafford Loans. Stafford Loans generally are made only to student borrowers who meet certain needs tests. The educational institution must provide the lender with a statement evidencing a determination of need for a loan, and the amount of such need, calculated by subtracting from the estimated cost of attendance the sum of the expected family contribution with respect to the student plus the estimated financial assistance available to such student. The amounts of the expected family contribution, estimated available financial assistance, and estimated costs of attendance are to be computed in accordance with standards set forth in the Higher Education Act.

     Unsubsidized Stafford Loans. A student borrower meeting the requirements set forth under "General" above is eligible for an Unsubsidized Stafford Loan without regard to need. Unsubsidized Stafford Loans were not available before October 1, 1992.

     Plus Loans. Plus Loans are made only to borrowers who are parents (and, under certain circumstances, spouses of remarried parents) of dependent undergraduate students. For Plus Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history (as determined pursuant to criteria established by the Department of Education). Prior to the 1986 Amendments, the Higher Education Act did not distinguish between Plus Loans and SLS Loans. Student borrowers were eligible for Plus Loans; however, parents of graduate and professional students were ineligible.

     SLS Loans. Eligible borrowers for SLS Loans were limited to (a) graduate or professional students, (b) independent undergraduate students, and (c) under certain circumstances, dependent undergraduate students, if such students' parents were unable to obtain a Plus Loan and were also unable to provide such students' expected family contribution. Prior to the 1987 Amendments, a dependent undergraduate student was not eligible under any circumstances. Except as described in clause (c), eligibility was determined without regard to need.

     Consolidation Loans. To be eligible for a Consolidation Loan a borrower must (a) have outstanding indebtedness on student loans made under the FFEL Program and/or certain other federal student loan programs, and (b) be in repayment status or in a Grace Period, or be a defaulted borrower who has made arrangements to repay the defaulted loan(s) satisfactory to the holder of the defaulted loan(s). A married couple who agree to be jointly liable on a Consolidation Loan for which the application is received on or after January 1, 1993 may be treated as an individual for purposes of obtaining a Consolidation Loan. For Consolidation Loans disbursed prior to July 1, 1994 the Borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the 1993 Technical Amendments, Plus Loans could not be included in the Consolidation Loan. For Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness.

   Interest Rates

     The Higher Education Act establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the FFEL Program. The Higher Education Act allows lesser rates of interest to be charged. Many lenders, including the Transferor, have offered repayment incentives or other programs that involve reduced interest rates on certain loans made under the FFEL Program.

     Stafford Loans. For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous loan which was made, insured or guaranteed under the FFEL Program (a "New Borrower"):

         (a) is 7% per annum for a loan covering a period of instruction beginning before January 1, 1981;

         (b) is 9% per annum for a loan covering a period of instruction beginning on or after January 1, 1981, but before September 13, 1983;

         (c) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

         (d) for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

         (e) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12- month period commencing on a July 1 shall be equal to the bond equivalent rate of 91- day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the FFEL Program (a "Repeat Borrower"):

         (f) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if such previous loan is not a Stafford Loan, 8% per annum; or

         (g) for a loan made on or after July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

                  (i) 7% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clause (a) above;

                  (ii) 8% per annum in the case of (A) a Stafford Loan made to a borrower who has a loan described in clause (c) above, (B) a Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (d) above or (C) a Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan;

                  (iii) 9% per annum in the case of (A) a Stafford Loan made to a borrower who has a loan described in clauses (b) or (e) above or (B) a Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan; and

                  (iv) 10% per annum in the case of a Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (d) above.

         The interest rate on all Stafford Loans made on or after July 1, 1994, regardless of whether the borrower is a New Borrower or a Repeat Borrower, is the rate described in clause (g) above, except that such rate shall not exceed 8.25% per annum. For any Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any Deferment Periods (as such term is defined below under "Repayment"). During such periods, the formula described in clause (g) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

         For loans made on or after July 1, 1998, the applicable rate will continue to be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity (as established by the Secretary of Education), plus 1% per annum, but not to exceed 8.25% per annum. There can be no assurance that the interest rate provisions for such loans will not be further amended, either before or after the rate described herein becomes effective.

         Unsubsidized Stafford Loans. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Stafford Loans.

         Plus Loans.   The applicable interest rate on a Plus Loan:

         (a) made on or after January 1, 1981, but before October 1, 1981 is 9% per annum;

         (b) made on or after October 1, 1981, but before November 1, 1982 is 14% per annum;

         (c) made on or after November 1, 1982, but before July 1, 1987 is 12% per annum;

         (d) made on or after July 1, 1987 and before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 12% per annum); or

         (e) made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 10% per annum).

         The applicable interest rate for Plus Loans made on or after July 1, 1994 is the same as that described in clause (e) above, except that such rate shall not exceed 9% per annum. For Plus Loans made on or after July 1, 1998, the applicable rate will continue to be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity (as established by the Secretary of Education), plus 2.1% per annum, but not to exceed 9% per annum.

         If requested by the borrower, an eligible lender may consolidate SLS or Plus Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The consolidated loan shall bear interest at a rate equal to the weighted average of the rates of the included loans. Such a consolidation shall not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or Plus Loan (including an SLS or Plus Loan held by a different lender who has refused so to refinance such loan) at a variable interest rate. In such a case, proceeds of the new loan are used to discharge the original loan.

         SLS Loans. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on Plus Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on Plus Loans, except that the ceiling is 11% per annum instead of 10% per annum.

         Consolidation Loans. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. A Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a discussion of required payments that reduce the return on Consolidation Loans, see "Fees - - Rebate Fees on Consolidation Loans" below.

   Loan Limits

         Each type of loan (other than Consolidation Loans, which are limited only by the amount of eligible loans to be consolidated) is subject to limits as to the maximum principal amount, both with respect to a given year and in the aggregate. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans are also subject to limits based upon the needs analysis as described above under "Eligibility -- Stafford Loans" above. Additional limits are described below.

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         Stafford and Unsubsidized Stafford Loans. Except as described in the next paragraph, Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed such first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which such programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. The maximum aggregate amount of Stafford and Unsubsidized Stafford Loans (including that portion of a Consolidation Loan used to repay such loans) which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary determines to be exceptionally expensive.

         Under the 1993 Amendments, at the same time that SLS Loans were eliminated, the loan limits for Unsubsidized Stafford Loans to independent students, or dependent students whose parents cannot borrow a Plus Loan, were increased by amounts equal to the prior SLS Loan limits (as described below under "SLS Loans").

         Prior to the enactment of the 1992 Amendments, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed such first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford Loans which a borrower could have outstanding (including that portion of a Consolidation Loan used to repay such loans) was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the enactment of the 1986 Amendments, the annual limits were generally lower.

         Plus Loans. For Plus Loans made on or after July 1, 1993, the amounts of Plus Loans are limited only by the student's unmet need. Prior to that time Plus Loans were subject to limits similar to those to which SLS Loans were then subject (see "SLS Loans" below), applied with respect to each student on behalf of whom the parent borrowed.

         SLS Loans. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed such first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 Amendments, SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 Amendments, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other FFEL Program loans to such student for such academic year, up to a maximum amount of all FFEL Program loans to that student of $12,500. The 1989 Amendments limited the amount of SLS Loans for students enrolled in programs of less than an academic year in length (similar to the limits described above under "Stafford Loans"), and such limits were continued by the 1992 Amendments.

   Repayment

         Loans made under the FFEL Program (other than Consolidation Loans) must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans (but no longer than 30 years). For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. The repayment period

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


commences (a) not more than twelve months after the borrower ceases to pursue at least a half-time course of study with respect to Stafford Loans for which the applicable rate of interest is 7% per annum, (b) not more than six months after the borrower ceases to pursue at least a half-time course of study with respect to other Stafford Loans and Unsubsidized Stafford Loans (the six month or twelve month periods are the "Grace Periods") and (c) on the date of final disbursement of the loan in the case of SLS, Plus and Consolidation Loans, except that the borrower of an SLS Loan who also has a Stafford or Unsubsidized Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford or Unsubsidized Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree at any time before or during the repayment period that repayment may be at a lesser rate. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers are entitled to accelerate, without penalty, the repayment of all or any part of the loan.

         In addition, the 1992 Amendments required lenders of Consolidation Loans to establish graduated or income-sensitive repayment schedules and required lenders of Stafford and SLS Loans to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. The Transferor may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

         No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act ("Deferment Periods"). For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available (i) during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps, (ii) during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act,
(iii) during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973, (iv) during a period not exceeding three years while the borrower is in service, comparable to the service referred to in clauses (ii) and (iii), as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the Code, (v) during a period not exceeding two years while the borrower is serving an internship, the successful completion of which is required to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program, (vi) during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled, (vii) during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment, (viii) during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the FFEL Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education, (ix) during a period, not in excess of 6 months, while the borrower is on parental leave, and
(x) only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, (A) during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and (B) during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage. For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available (a) during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary, (b) during a period not exceeding three years while the borrower is seeking and unable to find full-time employment, and (c) during a period not in excess of three years for any reason which the lender

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


determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income. Prior to the 1992 Amendments, only the Deferment Periods described above in clauses (vi) and (vii) (with respect to the parent borrower) and the Deferment Period described in clause (viii) (with respect to the parent borrower or a student on whose behalf the parent borrowed) were available to Plus Loan borrowers, and only the Deferment Periods described above in clauses (vi), (vii) and (viii) were available to Consolidation Loan borrowers. Prior to the 1986 Amendments, Plus Loan borrowers were not entitled to Deferment Periods. Deferment Periods extend the ten year maximum term.

         The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments (a "Forbearance Period"). A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the FFEL Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided when exceptional circumstances such as a local or national emergency or military mobilization exist; or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Such forbearance also extends the ten year maximum term.

         As described under "Contracts with Guarantee Agencies -- Federal Interest Subsidy Payments" below, the Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during Grace and Deferment Periods. Interest that accrues during periods of forbearance and, if the loan is not eligible for Interest Subsidy Payments, while the borrower is in school and during the Grace and Deferment Periods, may be paid monthly or quarterly or capitalized (added to the principal balance) not more frequently than quarterly.

   Disbursement

         Loans made under the FFEL Program (except Consolidation Loans) generally must be disbursed in two or more installments, none of which may exceed 50% of the total principal amount of the loan.

   Fees

         Guarantee Fee. A Guarantee Agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Consolidation Loans. However, lenders may be charged an insurance fee to cover the costs of increased or extended liability with respect to Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Stafford Loans.

         Origination Fee. An eligible lender is authorized to charge the borrower of a Stafford or Plus Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan, and is required to charge the borrower of an Unsubsidized Stafford Loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower and are not retained by the eligible lender, but must be passed on to the Secretary of Education. For loans made prior to July 1, 1994, the maximum authorized fee for Stafford, Plus and SLS Loans was 5%, and the required fee for Unsubsidized Stafford Loans was 6.5%, of the principal amount of the loan.

         Lender Origination Fee. The lender of any loan under the FFEL Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

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         Rebate Fee on Consolidation Loans. The holder of any Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on, such Consolidation Loan.

   Loan Guarantees

         Under the FFEL Program, Guarantee Agencies are required to guarantee the payment of not less than 100% of the principal amount of loans made prior to October 1, 1993 and covered by their respective guarantee programs. For a description of the requirements for loans to be covered by such guarantees, see "Description of the Guarantee Agencies". The 1993 Amendments reduced the minimum percentage of the principal amount of loans which a Guarantee Agency must pay to 98%, effective with respect to loans made on or after October 1, 1993. The Department of Education has taken the position that a Guarantee Agency may not pay more than 98% of the principal amount of and accrued interest on such a loan. Under certain circumstances, guarantees may be assumed by the Secretary of Education or another Guarantee Agency. See "Contracts with Guarantee Agencies" below.

Contracts with Guarantee Agencies

         Under the FFEL Program, the Secretary of Education is authorized to enter into guaranty and interest subsidy agreements with Guarantee Agencies. The FFEL Program provides for reimbursements to Guarantee Agencies for default claims paid by Guarantee Agencies, support payments to Guarantee Agencies for administrative and other expenses, advances for a Guarantee Agency's reserve funds, and Interest Subsidy Payments and Special Allowance Payments to the holders of qualifying student loans made pursuant to the FFEL Program.

         The 1992 Amendments gave the Secretary of Education certain oversight powers over Guarantee Agencies. Guarantee Agencies are required to maintain their reserves at certain levels based on the amount of outstanding loans that they have guaranteed. If a Guarantee Agency falls below the required level in two consecutive years, or its claims rate exceeds 9% in any year, or if the Secretary determines that the agency's administrative or financial condition jeopardizes its ability to meet its obligations, the Secretary can require the Guarantee Agency to submit and implement a plan by which it will correct such problem(s). If a Guarantee Agency fails to timely submit an acceptable plan or fails to improve its condition, or if the Secretary determines that the Guarantee Agency is in danger of financial collapse, the Secretary may terminate the Guarantee Agency's reimbursement contract. The 1993 Amendments broadened the circumstances under which the Secretary may terminate such reimbursement contracts, to include a determination that such action is necessary to protect the federal fiscal interest or to ensure continued availability of student loans or a smooth transition to direct lending (See "Direct Loans" below).

         The 1992 Amendments also added provisions authorizing the Secretary of Education to assume the guarantee obligations of a Guarantee Agency. The Higher Education Act now provides that, if the Secretary terminates a Guarantee Agency's agreements under the FFEL Program, the Secretary shall assume responsibility for all functions of the Guarantee Agency under its program. To that end, the Secretary is authorized to, among other options, transfer the guarantees to another Guarantee Agency or assume the guarantees. It also provides that in the event the Secretary has determined that a Guarantee Agency is unable to meet its guarantee obligations, holders of loans guaranteed by such Guarantee Agency may submit claims directly to the Secretary for payment, unless the Secretary has provided for the assumption of such guarantees by another Guarantee Agency.

   Federal Reimbursement

         A Guarantee Agency's right to receive federal reimbursements for various guarantee claims paid by such Guarantee Agency is governed by the Higher Education Act and various contracts entered into between Guarantee Agencies and the Secretary of Education. See "Description of the Guarantee Agencies -- Federal Agreements". Under the Higher Education Act and the Federal Reimbursement Contracts, the Secretary of Education currently agrees to reimburse a Guarantee Agency for the amounts expended by the Guarantee Agency in the discharge of its guarantee obligation (i.e., the unpaid principal balance of and accrued interest on loans guaranteed by the Guarantee Agency, which loans are referred to herein as "guaranteed loans") as a result of the default of the borrower. With respect to loans made prior to October 1, 1993, the Secretary

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currently agrees to reimburse the Guarantee Agency for up to 100% of the amounts so expended. The 1993 Amendments provide for reimbursement of a maximum of 98% of the amount expended with respect to guaranteed loans made on or after October 1, 1993. Depending on the claims rate experience of a Guarantee Agency, such 100% (or 98%) reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a Guarantee Agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower (or in the case of a Plus Loan, the death of the student on behalf of whom the loan was borrowed), or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the Guarantee Agency's Claims Rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

         The formula for computing the percentage of federal reimbursement under the Federal Reimbursement Contracts is not accumulated over a period of years but is measured by the amount of federal reimbursement payments in any one federal fiscal year as a percentage of the original principal amount of loans under the FFEL Program guaranteed by the Guarantee Agency and in repayment at the end of the preceding fiscal year. Under the formula, federal reimbursement payments to a Guarantee Agency in any one fiscal year not exceeding 5% of the original principal amount of loans in repayment at the end of the preceding fiscal year are to be paid by the Secretary of Education at 100% (or 98% for loans made on or after October 1, 1993). Beginning at any time during any fiscal year that federal reimbursement payments exceed 5%, and until such time as they may exceed 9%, of the original principal amount of loans in repayment at the end of the preceding fiscal year, then reimbursement payments on claims submitted during that period are to be paid at 90% (or 88% for loans made on or after October 1, 1993). Beginning at any time during any fiscal year that federal reimbursement payments exceed 9% of the original principal amount of loans in repayment at the end of the preceding fiscal year, then such payments for the balance of that fiscal year will be paid at 80% (or 78% for loans made on or after October 1, 1993). The original principal amount of loans in repayment for purposes of computing reimbursement payments to a Guarantee Agency means the original principal amount of all loans guaranteed by such Guarantee Agency less:
(1) guarantee payments on such loans, (2) the original principal amount of such loans that have been fully repaid, and (3) the original principal amount of such loans for which the first principal installment payment has not become due or such first installment need not be paid because of a Deferment Period.

         Under present practice, after the Secretary of Education reimburses a Guarantee Agency for a default claim paid on guaranteed loan, the Guarantee Agency continues to seek repayment from the borrower. The Guarantee Agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining (i) a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and
(ii) an amount equal to 27% (or 18 1/2% in the case of a payment from the proceeds of a Consolidation Loan) of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the Guarantee Agency, and no amount of any recoveries shall be paid to the Guarantee Agency. Prior to the 1993 Amendments, the percentage of collections which Guarantee Agencies could retain (as described in clause (ii) above) was 30%.

         A Guarantee Agency may enter into an addendum to its Interest Subsidy Agreement (as hereinafter defined), which addendum provides for the Guarantee Agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the Internal Revenue Service to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the Guarantee Agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the Guarantee Agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the Guarantee Agency has not been reimbursed.

   Rehabilitation of Defaulted Loans

         Under Section 428F of the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a Guarantee Agency pursuant to which the Guarantee Agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The Guarantee Agency shall repay the Secretary of Education an amount equal to 81.5% of the then current

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principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

         For a loan to be eligible for rehabilitation, the Guarantee Agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower's loan may only be rehabilitated once).

   Eligibility for Federal Reimbursement

         To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable Guarantee Agency's Guarantee Program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

         Under the Higher Education Act, a guaranteed loan must be delinquent for 180 days if it is repayable in monthly installments or 240 days if it is payable in less frequent installments before a lender may obtain payment on a guarantee from the Guarantee Agency. The Guarantee Agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The Guarantee Agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the Guarantee Agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the Guaranteed Loan.

   Federal Interest Subsidy Payments

         "Interest Subsidy Payments" are interest payments paid with respect to an eligible loan during the period prior to the time that the loan enters repayment and during Grace and Deferment Periods. The Secretary of Education and the Guarantee Agencies entered into the Interest Subsidy Agreements as described in "Description of the Guarantee Agencies -- Federal Agreements", whereby the Secretary of Education agrees to pay Interest Subsidy Payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford Loans, and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for Interest Subsidy Payments. Consolidation Loans made after August 10, 1993 are eligible for Interest Subsidy Payments only if all loans consolidated thereby are Stafford Loans. In addition, to be eligible for Interest Subsidy Payments, guaranteed loans must be made by an eligible lender under the applicable Guarantee Agency's Guarantee Program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

         The Secretary of Education makes Interest Subsidy Payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any Deferment Period. A borrower may elect to forego Interest Subsidy Payments, in which case the borrower is required to make interest payments.

   Federal Administrative Expense Allowances

         Prior to the adoption of the 1993 Amendments, each Guarantee Agency was entitled to receive from the Secretary of Education an administrative cost allowance equal to 1% of the total principal amount of the loans (other than Consolidation Loans) guaranteed by the Guarantee Agency in any fiscal year, for the purposes of administrative costs of pre-claims assistance for default

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


prevention and collection of defaulted guaranteed loans, administrative costs of promoting commercial lender participation, administrative costs of monitoring the enrollment and repayment status of students, and for other such costs related to the Guarantee Agency's Guarantee Program. The 1993 Amendments repealed such entitlement, effective October 1, 1993. The 1993 Amendments, however, authorize payments for transition support (including administrative costs) to Guarantee Agencies, in connection with the transition to direct lending. See "Direct Loans" below. The Omnibus Rescissions and Appropriations Act of 1996 provided for the payment to Guarantee Agencies of an administrative expense allowance for the fiscal year ending September 30, 1995 equal to 1% of the agency's new guarantee volume, and for the fiscal year ending September 30, 1996 equal to 0.85% of the agency's new guarantee volume. There are no assurances that Congress will require such payments or that the Secretary of Education will determine to continue to make any such payments in future years.

   Federal Advances

         Pursuant to agreements entered into between the Guarantee Agencies and the Secretary of Education under Sections 422 and 422(c) of the Higher Education Act, the Secretary of Education was authorized to advance moneys from time to time to the Guarantee Agencies for the purpose of establishing and strengthening the Guarantee Agencies' reserves. Section 422(c) currently authorizes the Secretary of Education to make advances to Guarantee Agencies in various circumstances, on terms and conditions satisfactory to the Secretary, including if the Secretary is seeking to terminate the Guarantee Agency's reimbursement contract or assume the Guarantee Agency's functions, to assist the Guarantee Agency in meeting its immediate cash needs or to ensure the uninterrupted payment of claims.

Federal Special Allowance Payments

         The Higher Education Act provides for the payment by the Secretary of Education of additional subsidies, called Special Allowance Payments, to holders of qualifying student loans. The amount of the Special Allowance Payments, which are made on a quarterly basis, is computed by reference to the average of the bond equivalent rates of the 91-day Treasury bills auctioned during the preceding quarter (the "91-day T-Bill Rate"). The quarterly rate for Special Allowance Payments for Student Loans made on or after October 1, 1981, and generally before November 16, 1986 is computed by subtracting the applicable interest rate on such loans from the 91-day T-Bill Rate, adding 3.5% to the resulting per centum, and dividing the resulting per centum by four. For loans disbursed on or after November 16, 1986, or loans to cover the costs of instruction for periods of enrollment beginning on or after November 16, 1986, the 1986 Amendments and 1987 Amendments substituted 3.25% for 3.5% in the foregoing formula. For loans disbursed on or after October 1, 1992, the 1992 Amendments substituted 3.1% for 3.5% in such formula. For Stafford and Unsubsidized Stafford Loans made on or after July 1, 1995, the 1993 Amendments substitute 2.5% for 3.1% in such formula prior to the time such loans enter repayment and during any Deferment Periods. For loans made on or after July 1, 1998, the special allowance formula is to be revised similarly to the manner in which the applicable interest rate formula is revised, as described above under "Loan Terms -- Interest Rates -- Stafford Loans".

         For Plus and SLS Loans which bear interest at rates adjusted annually, Special Allowance Payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Loan Terms -- Interest Rates -- Plus Loans" and "-- SLS Loans" above. Under the 1993 Amendments, Special Allowance Payments are paid with respect to Plus Loans made on or after July 1, 1994 only if the rate that would otherwise apply exceeds 10% per annum, notwithstanding that the interest rate ceiling on such loans is 9% per annum.

         The Balanced Budget and Deficit Control Act of 1985, as amended (known as the "Gramm-Rudman Law") requires the President to issue a sequester order for any federal fiscal year in which the projected budget exceeds the target for that year. A sequester order for any fiscal year would apply to loans made on or after October 1 of that fiscal year. The sequester order would change the formula for calculating Special Allowance Payments for the first four Special Allowance Payment periods relating to loans originally disbursed during that fiscal year. The special allowance formula would be reduced to the 91-day T-Bill Rate plus 3.0% (for loans with a special allowance formula of the 91-day T-Bill Rate plus 3.1%).

         The Higher Education Act provides that if Special Allowance Payments or Interest Subsidy Payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and Interest Subsidy Payments due the holder.

         Special Allowance Payments and Interest Subsidy Payments are reduced by the amount which the lender is authorized or required to charge as an origination fee, as described above under "Loan Terms -- Fees -- Origination Fee". In addition, the amount of the lender origination fee described above under "Loan Terms -- Fees -- Lender Origination Fees" is collected by offset to Special Allowance Payments and Interest Subsidy Payments.

Federal Student Loan Insurance Fund

         The Higher Education Act authorizes the establishment of a Student Loan Insurance Fund by the Federal government for making the federal insurance and the federal reimbursement payments on defaulted student loans to Guarantee Agencies. If moneys in the fund are insufficient to make the federal payments on defaults of such loans, the Secretary of Education is authorized, to the extent provided in advance by appropriation acts, to issue to the Secretary of the Treasury obligations containing terms and conditions prescribed by the Secretary of Education and approved by the Secretary of the Treasury, bearing interest at a rate determined by the Secretary of the Treasury. The Secretary of the Treasury is authorized and directed by the Higher Education Act to purchase such obligations.

Direct Loans

         The 1993 Amendments authorized a program of "direct loans", to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the FFEL Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years.

         The loan terms are generally the same under the direct loan program as under the FFEL Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the FFEL Program, though no borrower could obtain loans under both programs.

         It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for FFEL Program loans, how many students will seek loans under the direct loan program instead of the FFEL Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the FFEL Program.

                     DESCRIPTION OF THE GUARANTEE AGENCIES

General

          Of the Financed Student Loans included in the Initial Pool Balance, approximately [71.81%] are guaranteed by Educational Credit Management Corporation, a Minnesota non-profit corporation ("ECMC", formerly known as Transitional Guaranty Agency, Inc.), approximately [15.02%] are guaranteed by Pennsylvania Higher Education Assistance Agency, an agency of the Commonwealth of Pennsylvania ("PHEAA"), approximately [9.78%] are HEAL Loans, and the remaining [3.39%] are guaranteed by one of the following Guarantee Agencies:
United Student Aid Funds, Inc., a Delaware non-profit corporation ("USAF"), the Florida Department of Education, an agency of the State of Florida, New York Higher Education Services Corporation, an agency of the State of New York, and Texas Guaranteed Student Loan Program, a Texas nonprofit corporation.

         A Guarantee Agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A Guarantee Agency generally purchases defaulted student loans which it has guaranteed from its cash and reserves (generally referred to herein as its "Guarantee Fund"). A lender may submit a default claim to the Guarantee Agency after the student loan has been delinquent for at least 180 days. Under the Guarantee Agencies' current procedures, assuming that the defaulted student loan complies with the Guarantee Agency's loan procedures manual or regulations, the Guarantee Agency pays the lender for a default claim within 90 days of the lender's filing the claim with the Guarantee Agency. The Guarantee Agency will pay the lender interest accrued on the loan for up to 360 days after delinquency. The Guarantee Agency must file a reimbursement claim with the Department of Education within 45 days after the Guarantee Agency has paid the lender for the default claim.

         In general, a Guarantee Agency's Guarantee Fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders (the cost of which may be passed on to borrowers), investment income on moneys in the Guarantee Fund, and a portion of the moneys collected from borrowers on Guaranteed Loans that have been reimbursed by the Secretary of Education to cover the Guarantee Agency's administrative expenses. ECMC's funding of its Guarantee Fund has differed (and may continue to differ) from other Guarantors. See "-- Educational Credit Management Corporation" below.

         Various changes to the Higher Education Act have adversely affected the receipt of revenues by the Guarantee Agencies and their ability to maintain their Guarantee Funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages; the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994; the reduction and possible elimination of administrative expense allowances from the Secretary of Education; the reduction in supplemental preclaims assistance payments from the Secretary of Education; and the reduction in retention by a Guarantee Agency of collections on defaulted loans from 30% to 27%. Additionally, the adequacy of a Guarantee Agency's Guarantee Fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program may adversely affect the volume of new loan guarantees. Pending legislation and future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by Guarantee Agencies and the structure of the guarantee agency program. For a more complete description of provisions of the Higher Education Act that relate to payments described in this paragraph or affect the funding of a Guarantee Fund, see "Description of the FFEL Program".

         The Higher Education Act gives the Secretary of Education various oversight powers over Guarantee Agencies. These include requiring a Guarantee Agency to maintain its Guarantee Fund at a certain required level and taking various actions relating to a Guarantee Agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the Guarantee Agency, terminating the Guarantee Agency's Federal Reimbursement Contracts, assuming responsibility for all functions of the Guarantee Agency, and transferring the Guarantee Agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a Guarantee Agency's Guarantee Fund shall be considered to be the property of the United States to be used in the operation of the FFEL Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the Guarantee Fund. The 1997 Amendments direct the Secretary of Education to demand payment on September 1, 2002 of a total of one billion dollars from all the Guarantee Agencies participating in the FFEL Program. The amounts to be demanded of each Guarantee Agency shall be determined in accordance with formulas included in the Higher Education Act. Each Guarantee Agency will be required to deposit funds in a restricted account in installments, beginning in the federal fiscal year ended September 30, 1998, to provide for such payment. The Secretary of Education has not yet made any determination of the amounts required to be so transferred by the Guarantee Agencies. There can be no assurance that relevant federal laws, including the Higher Education Act, will not be further changed in a manner that may adversely affect the ability of a Guarantee Agency to meet its guarantee obligations. See "Description of the FFEL Program".

         There are no assurances as to the Secretary of Education's actions if a Guarantee Agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a Guarantee Agency transfer additional portions or all of its Guarantee Fund to the Secretary of Education.

         Information relating to the particular Guarantee Agencies set forth in this Prospectus has been provided by the respective Guarantee Agencies, and neither such information nor information included in the reports referred to herein has been verified by, or is guaranteed as to accuracy or completeness by, the Transferor or the Underwriters. Such information should not be construed as a representation by the Transferor or the Underwriters. No representation is made by the Transferor or the Underwriters as to the accuracy or adequacy of such information or the absence of material adverse changes in such information subsequent to the dates thereof.

Federal Agreements

         Each Guarantee Agency and the Secretary of Education have entered into Federal Reimbursement Contracts pursuant to Section 428(c) of the Higher Education Act (which include, for older Guarantee Agencies, a supplemental contract pursuant to former Section 428A of the Higher Education Act), which provide for the Guarantee Agency to receive 80% to 100% reimbursement of insurance payments that the Guarantee Agency makes to eligible lenders with respect to loans guaranteed by the Guarantee Agency prior to the termination of the Federal Reimbursement Contracts or the expiration of the authority of the Higher Education Act. The 1993 Amendments reduced the reimbursement percentages referred to above with respect to claims on most loans made on or after October 1, 1993. See "Effect of Annual Claims Rate" below. The Federal Reimbursement Contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest. See "Description of the FFEL Program -- Contracts with Guarantee Agencies -- Federal Reimbursement".

         In addition to guarantee benefits, qualified Student Loans acquired under the Program benefit from certain federal subsidies. Each Guarantee Agency and the Secretary of Education have entered into an interest subsidy agreement under Section 428(b) of the Higher Education Act (as amended, the "Interest Subsidy Agreement"), which entitles the holders of eligible loans guaranteed by the Guarantee Agency to receive Interest Subsidy Payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month Grace Period after the student leaves school, and during certain Deferment Periods, subject to the holders' compliance with all requirements of the Higher Education Act. See "Description of the FFEL Program -- Contracts with Guarantee Agencies -- Federal Interest Subsidy Payments" for a more detailed description of the Interest Subsidy Payments.

         United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the Guarantee Agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992 and 1993, respectively (i) abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education, (ii) authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated, (iii) added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination, and (iv) expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves. There can be no assurance that future legislation will not further adversely affect the rights of the Guarantee Agencies, or holders of loans guaranteed by a Guarantee Agency under such contracts.

Effect of Annual Claims Rate

         A Guarantee Agency's ability to meet its obligation to pay default claims on Financed Eligible Loans will depend on the adequacy of its Guarantee Fund and, under the current federal reinsurance arrangement, the default experience of all lenders under the Guarantee Agency's Guarantee Program. A high default experience among lenders participating in a Guarantee Agency's Guarantee Program may cause the Guarantee Agency's Claims Rate (as defined below) for its Guarantee Program to exceed the 5% and 9% levels described below, and result in the Secretary of Education reimbursing the Guarantee Agency at lower percentages of default claims payments made by the Guarantee Agency.

         Each Guarantee Agency is currently entitled to receive reimbursement payments under the Federal Reimbursement Contracts in amounts that vary depending on the Claims Rate experience of the Guarantee Agency. The "Claims Rate" is computed by dividing total default claims since the previous September 30 by the total original principal amount of the Guarantee Agency's guaranteed loans in repayment on such September 30. On October 1 of each year the Claims Rate begins at zero, regardless of the experience in preceding years. For loans made prior to October 1, 1993, if the Claims Rate remains equal to or below 5% within a given federal fiscal year (October 1 through September 30), the Secretary of Education is currently obligated to provide 100% reimbursement; if and when the Claims Rate exceeds 5% and until such time, if any, as it exceeds 9% during the fiscal year, the reimbursement rate is at 90%; if and when the Claims Rate exceeds 9% during the fiscal year, the reimbursement rate for the remainder of the fiscal year is at 80%. For loans made prior to October 1, 1993, each Guarantee Agency is currently entitled to at least 80% reimbursement from the Secretary of Education on default claims that it purchases, regardless of its Claims Rate. The reimbursement percentages for loans made on or after October 1, 1993 are reduced from 100%, 90% and 80% to 98%, 88% and 78%, respectively. See "Description of the FFEL Program".

         The Claims Rates for PHEAA for each of the last five federal fiscal years is set forth in the table under "Certain Historical Information for Guarantee Agencies -- Claims Rate" below.

Educational Credit Management Corporation

         ECMC was organized in 1994 under the name Transitional Guaranty Agency, Inc. On March 17, 1994, ECMC entered into various Guarantee Agency agreements with the Department of Education (as amended or supplemented, the "ECMC\Department Agreements"). In accordance with the ECMC\Department Agreements, the Department of Education has instructed ECMC to perform various functions. The primary functions in fiscal years 1995 and 1996 were to collect and monitor payments from borrowers making payments on loans under Chapter 13 of the Bankruptcy Code. These loans were transferred from the Department of Education and from other Guarantee Agencies. The Department of Education also transferred guarantees representing predefault and postdefault inactive accounts for ECMC to service these accounts if the need should arise.

         Pursuant to the Department of Education's request, ECMC developed the operational capability to issue new guarantees and to service existing active loan guarantees. On March 15, 1996, the Department of Education designated ECMC as the Guarantee Agency for the Commonwealth of Virginia, effective July 1, 1996. ECMC replaced the Virginia State Education Assistance Authority ("SEAA") and assumed responsibility for all outstanding loan guarantees of SEAA.

         Pursuant to the ECMC\Department Agreements, ECMC's financial structure differs in many respects from other Guarantee Agencies. The ECMC\Department Agreements provide that at the end of each federal fiscal year, ECMC is required to calculate the amount of its reserve funds and the amount of its expenses during the fiscal year using a formula prescribed by the Department of Education. Using that formula, if the amount of reserve funds exceed 60 percent of expenses (as defined by the Department of Education), ECMC is required to return the excess to the Department of Education, unless directed otherwise by the Department of Education.

         ECMC has agreed that it will provide a copy of its most recent audited financial statements to Noteholders upon receipt of a written request directed to Mr. Robert McGowan, Vice President, Educational Credit Management Corporation, 101 East Fifth Street, Suite 2400, Saint Paul, Minnesota 55101.

Pennsylvania Higher Education Assistance Agency

         Certain information regarding PHEAA and its operations is included under "The Servicers -- Pennsylvania Higher Education Assistance Agency."

Certain Historical Information for Guarantee Agencies

         Set forth below is certain historical information with respect to PHEAA and with respect to all guarantors of loans under the Federal Family Education Loan Program. Information is not provided for ECMC because it only commenced guaranteeing loans on July 1, 1996. Except as otherwise indicated below, the information regarding each Guarantee Agency has been obtained from the Department of Education's Federal Fiscal Year 1993 Loan Programs Data Book (the "DOE Data Book"). No independent verification of such information has been or will be made by the Transferor or the Underwriters.

         Guarantee Volume. The following table sets forth the approximate aggregate principal amount of loans under the FFEL Program that have first become committed to be guaranteed by PHEAA and by all guarantors of such loans in each of the five federal fiscal years 1992 through 1996:*



                    Stafford, Unsubsidized Stafford, SLS,
                         PLUS and Consolidated Loans
        Federal                   Guaranteed
        Fiscal               Dollars in Millions               All
         Year                       PHEAA                   Guarantors
         ----                       -----                   ----------
         1992                     $1,410.4                  $16,114.0
         1993                      1,857.1                   19,356.6
         1994                      2,003.4                         **
         1995                      2,221.5                         **
         1996                      2,227.7                         **


----------

* The information set forth in the table above has been obtained from PHEAA and, as to All Guarantors, the DOE Data Book.

**       Not available.

         Reserve Ratio. Each Guarantee Agency's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (i) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department of Education's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Guarantee Agency minus (i) the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred from such Guarantee Agency to other guarantors, plus (ii) the original principal amount of loan guarantees transferred to such Guarantee Agency from other guarantors. The following table sets forth PHEAA's cumulative cash reserves and its corresponding reserve ratios and the national average reserve ratio for all guarantors for the five federal fiscal years 1992 through 1996.*

                            PHEAA
                   ----------------------       National
   Federal         Cumulative                    Average
    Fiscal            Cash       Reserve         Reserve
     Year          Reserves**     Ratio           Ratio
     ----          ----------     -----           -----
     1992           $ 85.9         1.1%           1.5%
     1993            100.9         1.1            1.7
     1994            133.6         1.3            1.4
     1995            166.3         1.5            1.7
     1996            210.6         1.6            1.8



----------

* The information set forth in the table above has been obtained from PHEAA and, as to the national average, the DOE Data Book (with respect to fiscal years 1992 and 1993) and from the Department of Education (with respect to fiscal years 1994, 1995 and 1996). According to the Department of Education, available cash reserves may not always be an accurate barometer of a guarantor's financial health.

**       Dollars in millions.

         Recovery Rates. A Guarantee Agency's recovery rate is determined by dividing the amount recovered from borrowers by such Guarantee Agency by the aggregate amount of default claims paid by such Guarantee Agency during the applicable federal fiscal year with respect to borrowers. The table below sets forth the recovery rates for PHEAA and the national average recovery rates for all guarantors with respect to Stafford Loans (the only type of Student Loan for which the DOE Data Book discloses recovery rates) for the five Federal Fiscal Years 1992 through 1996.* PHEAA's recovery rates have exceeded the national average recovery rate in each of the five federal fiscal years shown in the Recovery Rate table below. The Transferor's management does not believe that recovery rates provide an accurate indication of a guarantor's financial health.



        Federal                Recovery Rate
        Fiscal                 -------------               National
         Year                      PHEAA                    Average
         ----                      -----                    -------
         1992                      46.5%                     35.1%
         1993                      48.2                      38.0
         1994                      52.9                      39.2
         1995                      53.3                      40.7
         1996                      55.0                      43.1**

----------

* The information set forth in the table above has been obtained from PHEAA and, as to the national average, the Department of Education.

** 1996 national average does not include all guarantor data, as all guarantors have not been processed.


         Loan Loss Reserve. The DOE Data Book does not disclose whether any guarantor has established a segregated loan loss reserve with respect to its student loan guarantee obligations. Accordingly, to the extent that a guarantor has not established such a segregated loan loss reserve, if a guarantor receives less than full reimbursement of its guarantee obligations from the Department of Education, the guarantor would be forced to look to its existing assets to satisfy any such guarantee obligations not so reimbursed.

         Claims Rate. The following table sets forth the Claims Rate of PHEAA and the national average for all guarantors for the last five federal fiscal years 1992 through 1996:*


        Federal                 Claims Rate
        Fiscal                  -----------                National
         Year                      PHEAA                    Average
         ----                      -----                    -------
         1992                      2.84%                     4.15%
         1993                      2.32                      3.83
         1994                      2.18                      3.44
         1995                      1.97                      3.21
         1996                      1.58                      3.25


----------

* The information set forth in the table above has been obtained from PHEAA and, as to the national average, the Department of Education.

         PHEAA's Claims Rate have been lower than the national average Claims Rate in each of the five federal fiscal years shown in the Claims Rate table above. Management of PHEAA has indicated to the Transferor that they are currently unaware of any trends or conditions which would cause their Claims Rate to exceed 5% and thereby result in less than maximum reimbursement for reinsurance claims to the Department of Education. Notwithstanding the above, no assurance can be made that any such trends will continue or not deteriorate, or that any Guarantee Agency will receive full reimbursement for reinsurance claims (or the full 98% maximum reimbursement for loans first disbursed on or after October 1, 1993).


                        DESCRIPTION OF THE HEAL PROGRAM

Eligible Borrower

         An eligible borrower under the HEAL Program is a student who (i) meets certain citizen, national or resident requirements, (ii) has been accepted for enrollment at a school of medicine, osteopathy, dentistry, veterinary medicine, optometry, podiatry, pharmacy, public health or chiropractic, or a graduate program in health administration or clinical psychology (an "eligible institution") or, if attending an eligible institution, is in good standing at that institution, but, in the case of a medical, dental or osteopathic student, including only the last four years of an accelerated, integrated program of study, (iii) is or will be a full-time student at the eligible institution, (iv) has agreed that all funds received under the loan will be used solely for tuition and other reasonable educational expenses and the insurance premium charged on the loan, (v) requires the loan to pursue the course of study at the institution, and (vi) if a pharmacy student, has satisfactorily completed three years of training. Certain individuals who meet the same citizen, national or resident requirements and have previously received a loan insured under the HEAL Program while a full-time student at an eligible institution may also receive a loan during the period before principal must be paid on the loan to repay interest due on the previous loans under the HEAL Program.

Eligible Lender

         An eligible institution may apply to the Secretary of HHS to become a lender under the HEAL Program. An eligible lender is an agency or instrumentality of a state, a bank, savings and loan association, credit union or insurance company which is subject to examination and supervision in its capacity as a lender by an agency of the United States or of the state in which it has its principal place of business, and a pension fund approved by the Secretary of HHS. If the Secretary of HHS approves the lender's application, the Secretary of HHS and the lender enter into an insurance contract whereby the Secretary of HHS agrees to insure each eligible HEAL Loan held by the lender against the borrower's default, death, total and permanent disability, or bankruptcy.

         An approved eligible lender can have either a standard insurance contract or a comprehensive insurance contract with the Secretary of HHS. A lender with a standard insurance contract must submit to the Secretary of HHS a borrower's application for each loan that the lender determines to be eligible for insurance. The Secretary of HHS notifies the lender whether or not the loan is insurable, the amount of the insurance and the expiration of the loan commitment. A lender with a comprehensive insurance contract may disburse a loan without submitting an individual borrower's application to the Secretary of HHS for initial approval. All eligible loans made by a lender with a comprehensive insurance contract before a specified date are automatically insured up to the aggregate amount stated in the insurance contract. The Secretary of HHS may limit, suspend or terminate the lender's eligibility under the HEAL Program if the lender violates any provision of the HEAL Act, or agreements with the Secretary of HHS concerning the HEAL Program. The Transferor and the Eligible Lender Trustee are each a currently approved holder of a Comprehensive Insurance Contract with the Secretary of HHS.

Insurance Benefits

         The insurance provided by the Secretary of HHS covers 100% of the lender's losses on both unpaid principal and interest except to the extent that a borrower may have a defense on the loan (other than infancy). HEAL insurance is not unconditional. The Secretary of HHS insures HEAL Loans on the implied representation of the lender that all the requirements for the initial insurability have been met. HEAL insurance is further conditioned upon compliance by all holders of the loan with all laws, regulations and other requirements. The insurance coverage on a loan under the HEAL Program ceases to be effective after a 60-day default by the lender in the payment of the insurance premium charged by the Secretary of HHS.

Authorized Amounts of HEAL Loans

         An eligible student borrower may borrow an amount for an academic year equal to the difference between the student's estimated cost of education for that period and the amount of other financial aid the student will receive for that period. An eligible non-student borrower may borrow in an amount that is no greater than the sum of the HEAL insurance premium plus the interest that is expected to accrue and must be paid on the borrower's HEAL Loan during the period for which the new loan is intended. The total amount of HEAL Loans made to any borrower which may be covered by federal insurance may not exceed $20,000 in any academic year for a student enrolled in a school of, or in the field of, medicine, osteopathy, dentistry, veterinary medicine, optometry or podiatry, up to a maximum aggregate of $80,000, and $12,500 in any academic year for a borrower enrolled in a school of, or in the field, of pharmacy, public health, or chiropractic, or a graduate program in health administration or clinical psychology, up to an aggregate maximum of $50,000.

Terms of HEAL Loans

         A loan made under the HEAL Program must be made without security, except that in certain limited instances an endorsement may be required. The borrower may prepay the whole or any part of the loan at any time without penalty.

         The principal amount of the HEAL Loan must be repaid in installments over a period of not less than 10 years or more than 25 years, beginning not earlier than nine months nor later than twelve months (the "Grace Period") after the date on which (i) the borrower ceases to be a participant in an accredited internship or residency program of not more than four years in duration, or the borrower completes the fourth year of an accredited internship or residency program of more than four years in duration (for loans made on or after October 22, 1985), or the borrower ceases to carry, at an eligible institution, the normal full-time academic workload, or (ii) the borrower, who is a graduate student of an eligible institution, ceases to be a participant in a fellowship training program not in excess of two years or a participant in a full-time educational activity not in excess of two years, which is directly related to the health profession for which the borrower prepared at an eligible institution, as determined by the Secretary of HHS, and which may be engaged in by the borrower during such a two-year period which begins within twelve months after the completion of the borrower's participation in a program described in clause (i) of this sentence or prior to the completion of the borrower's participation in such program (for loans made on or after October 22, 1985), except during periods of deferment

(described below). The repayment period of the loan may not exceed 33 years from the date of execution of the note or written agreement evidencing it. Principal and interest need not be paid, but interest accrues, during any period (i) during which the borrower is pursuing a full-time course of study at an eligible institution (or at an eligible institution under the [Stafford Loan Program]),
(ii) not in excess of four years during which the borrower is a participant in an accredited internship or residency program, (iii) not in excess of three years during which the borrower is a member of the Armed Forces of the United States, (iv) not in excess of three years during which the borrower is in service as a volunteer under the Peace Corps Act (22 USCA ss.2501 et seq.) or is a member of the National Health Service Corps, (v) not in excess of three years during which the borrower is in service as a full-time volunteer under Title I of the Domestic Volunteer Service Act of 1973, (vi) not in excess of two years which is described in clause (ii) of the first sentence of this paragraph, and
(vii) in addition to all other deferments for which the borrower is eligible under clauses (i) through (vi) of this sentence during which the borrower is a member of the Armed Forces on active duty during the Persian Gulf conflict. The periods described in (i) through (vii) are "Deferment Periods." In certain circumstances a Deferment Period may not be included in determining the 25- and 33-year maximum repayment periods referred to above.

         At least 30 and not more than 60 days before the commencement of the repayment period, the borrower must contact the lender to establish the precise term of repayment. The note must offer, in accordance with criteria prescribed by regulation of the Secretary of HHS, a graduated repayment schedule. The borrower may choose to repay under the graduated repayment schedule or a repayment schedule which provides for substantially equal installment payments. The Secretary of HHS has not promulgated regulations which set the criteria for a graduated repayment schedule.

         Unless agreed otherwise, in writing, the total of the payments by a borrower during any year of the repayment period with respect to all loans of the borrower under the HEAL Program should be at least equal to the annual interest on the outstanding principal, except during Deferment Periods.

Interest

         At the lender's option, the interest rate on the HEAL Loan may be calculated on a fixed rate or on a variable rate basis. Whichever method is selected, that method must continue over the life of the loan, except where the loan is consolidated with another HEAL Loan. Interest that is calculated on a fixed rate basis is determined for the life of the loan during the calendar quarter in which the loan is disbursed. It may not exceed the maximum rate determined for that quarter by the Secretary of HHS. Interest that is calculated on a variable rate basis varies every calendar quarter throughout the life of the loan as the market price of U.S. Treasury bills changes. For any quarter, it may not exceed the maximum rate determined by the Secretary of HHS. For each calendar quarter, the Secretary of HHS determines the general maximum annual HEAL interest rate by (i) determining the average of the bond equivalent rates reported for the 91-day U.S. Treasury bills auctioned for the preceding calendar quarter, (ii) adding 3 percentage points, and (iii) rounding that figure to the next higher one-eighth of one percent. Pursuant to the insurance agreements under which the Financed HEAL Loans originally were made, however, the maximum amount under clause (ii) of the preceding sentence is 2.00 percentage points during in-school periods, Grace Periods and Deferment Periods, and 2.70 percentage points during the Repayment Phase.

         As a general rule, unpaid accrued interest may be compounded semi-annually and added to principal. However, if a borrower postpones payment of interest before the beginning of the repayment period or during Deferment Periods or the lender permits postponement during forbearance, the lender may refrain from semi-annual compounding of interest and add accrued interest to principal only at the time repayment of principal begins or resumes. A lender may do so only if this practice does not result in interest being compounded more frequently than semi-annually. Interest begins to accrue when a loan is disbursed. However, a borrower may postpone payment of interest before the beginning of the repayment period or during the Deferment Periods or a lender may permit postponement during the forbearance. In these cases, payment of interest must begin or resume on the date on which repayment of principal begins or resumes. If payment of interest is postponed, it may be added to the principal for purposes of calculating a repayment schedule.

Insurance Premium

         The Secretary of HHS charges each lender an insurance premium to provide the insurance on HEAL Loans at the time of disbursement. The HEAL Act authorizes the Secretary of HHS to charge an insurance premium based on the default rate of the educational institution and the borrower obtaining a co-signer on the loan or securing the debt with only the borrower's signature payable in advance. Presently, the insurance premium varies between 3% and 8%. The lender may pass along the cost of the insurance premium to the borrower by billing for it separately or deducting the amount from disbursed loan proceeds. Premiums are not refundable by the Secretary of HHS and need not be refunded by the lender to the borrower. Eligible lenders and eligible institutions may also be assessed additional risk based premiums based on the eligible entities default rate. The risk-based premium to be assessed shall range from 6 percent of the principal amount of the loan to 10 percent of the principal amount of the loan.

Consolidation of HEAL Loans

         If a lender or holder holds two or more HEAL Loans made to the same borrower, the lender or holder and the borrower may agree to consolidate the loans into a single HEAL Loan obligation evidenced by one promissory note if the consolidation will not result in terms less favorable to the borrower than if no consolidation had occurred and certain other requirements are satisfied.

Payments by Secretary of HHS

         The Secretary of HHS insures each lender for the losses which the lender may incur on insured loans in the event that a borrower dies, becomes permanently and totally disabled, files for bankruptcy or defaults on the loans. If a borrower dies or becomes disabled, the Secretary of HHS discharges the borrower's liability on the loan by repaying the amount owed. If the borrower defaults after a substantial collection effort, the Secretary of HHS pays the amount of the loss to the lender, and the borrower's loan is assigned to the Secretary of HHS.

Due Diligence

         A lender must follow certain procedures in making HEAL Loans, and must exercise due diligence in the collection of a HEAL Loan with respect to both a borrower and any endorser, in accordance with regulations of the Secretary of HHS. If these procedures are not followed or such due diligence is not exercised, the lender's ability to realize the benefits of the insurance described above may be adversely affected.

Claims

         "Default" means the persistent failure of the borrower to make a payment when due, or to comply with other terms of the note or other written agreement evidencing a loan under circumstances where the Secretary of HHS finds it reasonable to conclude that the borrower no longer intends to honor the obligation to repay. In the case of a loan repayable (or on which interest is payable) in monthly installments, this failure must have persisted for 120 days. In the case of a loan repayable (or on which interest is payable) in less frequent installments, this failure must have persisted for 180 days. Upon the occurrence of a default, the Secretary of HHS shall require the eligible lender or holder to commence and prosecute an action for default. If, for a particular loan, an automatic stay is imposed on collection activities by a Bankruptcy Court, and the lender receives written notification of the automatic stay prior to initiating legal proceedings against the borrower, the 120 or 180-day period does not include any period prior to the end of the automatic stay. Unless a lender has notified the Secretary of HHS that it has filed suit against a defaulted borrower, it must file a default claim with the Secretary of HHS within 30 days after a loan has been determined to be in default. A lender must file a death claim with the Secretary of HHS within 30 days after the lender determines that a borrower is dead. A lender must file a disability claim with the Secretary of HHS within 30 days after it is notified that the Secretary of HHS had determined a borrower to be totally and permanently disabled. A lender must file a bankruptcy claim with the Secretary of HHS within 10 days of the initial date of receipt of court notice or written notice from the borrower's attorney that the borrower has filed for bankruptcy under chapters 11 or 13 of the Bankruptcy Code, or has filed a complaint to determine the dischargeability of the HEAL Loan under chapter 7 of the Bankruptcy Code.

General

         The Secretary of HHS may enter into a special contract with a borrower who has obtained a degree from an eligible institution. Under the contract, the borrower agrees to serve for a continuous period of (i) not less than 12 months for each 12-month period the Secretary of HHS assumes such obligations, or (ii) 24 months, whichever is greater in a health manpower shortage area as a member of the National Health Service Corps or as a private practitioner. In return, the Secretary of HHS will pay an amount, not to exceed $10,000 per 12-month period, to the holder of the borrower's HEAL Loan to be applied toward interest and principal.

Insurance Fund

         The federal government has established pursuant to the HEAL Act a student loan insurance fund which is available without fiscal year limitation to the Secretary of HHS for making payments in connection with the collection or default of loans insured under the HEAL Program. If moneys in the fund are insufficient to make the payments on collection or default of insured loans, the Secretary of HHS is authorized, to the extent provided in advance by appropriation acts, to issue through the Secretary of the Treasury obligations containing terms and conditions prescribed by the Secretary of HHS and approved by the Secretary of the Treasury, bearing interest at a rate determined by the Secretary of the Treasury. The Secretary of the Treasury is authorized and directed to purchase such obligation by the HEAL Act.

Collection/Litigation

         The use of litigation by the lender could affect the cost of collection on defaulted HEAL Loans.


                            DESCRIPTION OF THE NOTES

General

         The Notes will be issued pursuant to the terms of the Indenture, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Indenture and the Terms Supplement, which provisions are incorporated by reference herein.

         The Notes will initially be represented by one or more Notes registered in the name of the nominee of DTC (together with any successor depository selected by the Administrator, the "Depository") except as set forth below. The Notes will be available for purchase in denominations of $50,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Trust has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "-- Book-Entry Registration" and "-- Definitive Notes."

The Notes

         Distributions of Interest. Interest will accrue during each Interest Period on the principal balance of each Class of Notes at a rate per annum equal to the related Class Interest Rate (calculated as provided below) and will be payable quarterly on each Distribution Date to the Noteholders as of the related Record Date. Interest distributions due on any Class of Notes for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the applicable Class Interest Rate for the period from the Distribution Date for which such interest was first due until the Distribution Date such interest is paid. Interest payments on the Notes will generally be funded from Available Funds, Quarterly Advances and amounts, if any, on deposit in the Reserve Account remaining after the deposit of the Transaction Fees and Consolidation Loan Fees in the Expense Account. Interest will be paid pro rata to the holders of each such Class of Notes outstanding. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit Enhancement."

         Within each Interest Payment Period, unless the Net Loan Rate for such Interest Payment Period is a lower interest rate, each Class of Notes will bear interest during each Interest Period for such Class at the Formula Interest Rate. For the initial Interest Period (commencing on the Closing Date) for each Class of Notes, the Formula Interest Rate for each such Class shall be as stated on the inside cover page of this Prospectus. The Formula Interest Rate for each Interest Period after the initial Interest Period for each Class of Notes will equal (i) in the case of the Class A Notes, the Floating Rate (T-Bill) as of the T-Bill Rate Determination Date for such Interest Period plus the applicable Margin for such Class, and (ii) in the case of the Class B Notes, One-Month LIBOR as of the LIBOR Determination Date for such Interest Period plus the applicable Margin for such Class. Interest on each Class of Class A Notes will be calculated on the basis of the actual number of days elapsed in each Interest Period divided by 365 or 366, as applicable, and interest on the Class B Notes will be calculated on the basis of the actual number of days elapsed in each Interest Period divided by 360.

         Notwithstanding the foregoing, if the average of the Formula Interest Rates with respect to any Class for any Interest Payment Period (calculated by dividing the sum of the Formula Interest Rates for such Class in effect on each day during such Interest Payment Period by the number of days in such Interest Payment Period) is greater than the Net Loan Rate, then the Class Interest Rate for such Interest Period will be the Net Loan Rate. The Net Loan Rate for any Interest Period within an Interest Payment Period will not be determined until the Distribution Determination Date for such Interest Payment Period (which is the last Business Day of such Interest Payment Period), and thus, the Class Interest Rate with respect to any Class of Notes will not be finally determined until the end of an Interest Payment Period. In no event, however, will the Class Interest Rate for any Class of Notes exceed 18.0% per annum.

         Noteholders' Interest Carryover. If the Class Interest Rate for any Class of Notes for any Interest Payment Period is based on the Net Loan Rate, the excess of (a) the amount of interest on such Class of Notes that would have accrued in respect of the related Interest Payment Period had interest been calculated based on the applicable Formula Interest Rate over (b) the amount of interest such Class of Notes actually accrued in respect of such Interest Payment Period based on the Net Loan Rate (such excess, together with the unpaid portion of any such excess from prior Interest Payment Periods (and interest accrued thereon calculated based on the Formula Interest Rate applicable to such Class of Notes is referred to as the "Noteholders' Interest Carryover") will be paid on the dates and in the priority as described herein under "Description of the Transfer and Servicing Agreements -- Distributions." Any amount of Noteholders' Interest Carryover with respect to a Class of Notes remaining after the earlier of the Distribution Date on which the outstanding principal amount of such Class of Notes has been reduced to zero and the distribution of all Available Funds on the Final Maturity Date of such Class of Notes, will never become due and payable and will be discharged as to the applicable Class of Notes on such date. The ratings of the Notes do not address the likelihood of the payment of the amount of any Noteholders' Interest Carryover. Any reference herein or in the Indenture or the Transfer and Servicing Agreement to "principal" or "interest" does not include within the meaning of such words Noteholders' Interest Carryover or any interest accrued thereon.

         Distributions of Principal. Principal of the Notes will be payable quarterly, on each Distribution Date, generally in the order of priority described in "The Transfer and Servicing Agreements -- Distributions." Principal payments on a Class of Notes will generally be derived from Available Funds remaining after the Indenture Trustee has deposited in the Expense Account the Transaction Fees, the Consolidation Loan Fees, overdue Transaction Fees and overdue Consolidation Loan Fees and deposited in the Note Distribution Account the Noteholders' Interest Distribution Amount. Additionally, until the Parity Percentage equals [_____%], amounts otherwise required to be distributed to the Transferor will be applied as additional principal payments. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-Credit Enhancement." If such sources are insufficient to pay the Noteholders' Principal Distribution Amount for such Distribution Date, such shortfall will be added to the principal payable to the Noteholders on subsequent Distribution Dates and (except with respect to the Final Maturity Date of a Class of Notes) such shortfall will not constitute an Event of Default. Additionally, on the Final Maturity Date for a Class of Notes amounts in the Reserve

Account will be available to reduce the principal balance of such Class of Notes to zero to the extent Available Funds are insufficient to make such payment. Notwithstanding the foregoing, if an Event of Default has occurred with respect to payment of the Notes, principal will be paid to each Class of Class A Notes pro rata, based upon the outstanding principal amount of each Class of Class A Notes. No distribution in respect of principal of Class B Notes will be made until each of the Class A Notes has been paid in full. See "Description of the Transfer and Servicing Agreements -- Distributions."

         The aggregate outstanding principal amount of each Class of Notes will be payable in full on the Distribution Date identified in the Summary of Terms under "Final Maturity Date" (the "Final Maturity Date"). The actual date on which the aggregate outstanding principal of and accrued interest on any Class of Notes are paid may be earlier than its respective Final Maturity Date, based on a variety of factors, including those described above under "Risk Factors -- Reinvestment Risk to Noteholders from Prepayments of Notes" and "Maturity and Prepayment Considerations."

Determination of Floating Rate (T-Bill)

         Pursuant to the Transfer and Servicing Agreement, for each Interest Period after the initial Interest Period, the Master Servicer will determine Floating Rate (T-Bill) for purposes of calculating the Formula Interest Rate on the Class A Notes and the Noteholder' Interest Carryover as of T-Bill Rate Determination Date for each such Interest Period. The "T-Bill Rate Determination Date" is the first day of each calendar week on which the United States Treasury auctions 91-day Treasury Bills, which currently is the United States Treasury's first business day of each week). The "Rate Adjustment Date" for the Class A Notes (which, except for the initial Interest Period, also will be the first day of an Interest Period for the Class A Notes) will be the first day following each T-Bill Rate Determination Date. Following the initial Interest Period, each Interest Period thereafter shall commence on a Rate Adjustment Date for the Class A Notes (i.e., the day immediately following each T-Bill Rate Determination Date) and shall continue through and include the day immediately preceding the next Rate Adjustment Date for the Class A Notes.

         The Master Servicer shall calculate Floating Rate (T-Bill) on each T-Bill Rate Determination Date. "Floating Rate (T-Bill)" shall mean that rate of interest per annum equal to the Bond Equivalent Yield - 91-Day T- Bill on the 91-day United States Treasury Bills sold at the auction of such Bills occurring on the T-Bill Rate Determination Date. "Bond Equivalent Yield - 91-Day T-Bill" shall mean a yield (expressed as a percentage) calculated in accordance with the following formula and rounded to the nearest one-hundredth of one percent:

                  Bond Equivalent Yield =    Q x N       x 100
                                          ---------------
                                             360 - (91 x Q)

where "Q" refers to the per annum rate for the security quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be. The Master Servicer is to report the Formula Interest Rate for the Class A Notes to the Indenture Trustee in writing no later than the Business Day following the applicable T-Bill Rate Determination Date.

         If the Master Servicer fails or refuses to determine the interest rate for the Class A Notes, such interest rate shall be determined by the Indenture Trustee or a securities dealer appointed by the Indenture Trustee and capable, in the reasonable judgment of the Indenture Trustee, of making such a determination in accordance with the Indenture and written notice of such determination shall be given by such securities dealer to the Indenture Trustee.

         If the results of the auctions of 91-day Treasury Bills cease to be reported by the United States Treasury, or no such auction is held in a particular week, then the Floating Rate (T-Bill) in effect as a result of the last such publication or report by the United States Treasury will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills shall again be reported by the United States Treasury or such auction is held, as the case may be.

Determination of LIBOR

         Pursuant to the Transfer and Servicing Agreement, for each Interest Period after the initial Interest Period, the Master Servicer will determine One-Month LIBOR for purposes of calculating the Formula Interest Rate due on the Class B Notes and the Noteholders' Interest Carryover for each given Interest Period on the second Business Day prior to the commencement of each Interest Period (each, a "LIBOR Determination Date"). For purposes of calculating One-Month LIBOR, a Business Day is any day on which banks in London and New York City are open for the transaction of business. The "Rate Adjustment Date" for the Class B Notes (which, except for the initial Interest Period, also will be the first day of an Interest Period for the Class B Notes) will be the 25th day of each month, except that the Rate Adjustment Date occurring in January, April, July or October will be the Distribution Date occurring in such month. Following the initial Interest Period, each Interest Period thereafter shall commence on a Rate Adjustment Date for the Class B Notes and shall continue through and include the day immediately preceding the next Rate Adjustment Date for the Class B Notes.

         "One-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Master Servicer will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in the U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable LIBOR Reset Period will be One-Month LIBOR in effect for the previous LIBOR Reset Period.

         "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Reference Bank" means a leading bank (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not controlling, controlled by or under common control with the Administrator or the Transferor and (iii) having an established place of business in London.

The Indenture

         Modification of the Indenture. With the consent of the holders of a majority of the aggregate principal amount of Directing Notes then outstanding (or, with respect to any change affecting only certain Classes of Notes, the holders of a majority of the aggregate principal amount of Notes of such Class), the Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the Noteholders.

         Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will (i) change the date of payment of any installment of principal of or interest on any Note or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the assets of the Trust to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate amount of the outstanding Notes of any Class the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences as provided for in the Indenture, (iv) modify or alter certain provisions of the Indenture regarding the determination of Notes that are considered "outstanding" for consent, waivers and other matters, (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Eligible Lender Trustee on behalf of the Trust to sell or liquidate the Financed Student Loans, (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements, (vii) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest on any Note or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

         The Trust and the Indenture Trustee may also enter into supplemental indentures, but without obtaining the consent of Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of Noteholders so long as such action will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder. Any such amendment or supplemental indenture shall be deemed not to materially and adversely affect any Noteholder if there is delivered to the Indenture Trustee written notification from each Rating Agency that initially rated the Notes to the effect that such amendment or supplement will not cause that Rating Agency to reduce the then current rating assigned to the Notes.

         Events of Default; Rights Upon Event of Default. An "Event of Default" with respect to the Notes is defined in the Indenture as consisting of the following (except as described in the remaining sentences of this paragraph):
(i) a default for five business days or more in the payment of any Noteholders' Interest Distribution Amount after the same becomes due and payable; (ii) a default for five business days in the payment of principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture or the Transfer and Servicing Agreement and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Directing Notes then outstanding; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Directing Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal required to be distributed to Noteholders on any Distribution Date is limited to the amount of Available Funds after payment of the Transaction Fees, overdue Transaction Fees, the Consolidation Loan Fees, overdue Consolidation Loan Fees and the Noteholders' Interest Distribution Amount. Any such principal shortfalls on any Distribution Date will be carried over as a Noteholders' Principal Carryover Shortfall to be paid on succeeding Distribution Dates. Therefore, the failure to pay principal on any Class of Notes may not result in the occurrence of an Event of Default until the Final Maturity Date of such Class of Notes. In addition, the failure to pay the aggregate amount of Noteholders' Interest Carryover as a result of insufficient Available Funds will not result in the occurrence of an Event of Default.

         If an Event of Default should occur and be continuing with respect to any Class of Notes, the Indenture Trustee or holders of a majority in aggregate principal amount of the Directing Notes then outstanding may declare all outstanding Notes to be immediately due and payable, by notice to the Trust or notice to the Indenture Trustee if given by the Noteholders. Such declaration may be rescinded by the holders of a majority in aggregate principal amount of the Directing Notes then outstanding at any time prior to the entry of judgment in a court of competent jurisdiction for the payment of such amount if (i) the Trust has paid to the Indenture Trustee a sum equal to all amounts then due with respect to the Notes (without giving effect to such acceleration) and due to the Indenture Trustee and (ii) all Events of Default (other than nonpayment of amounts due solely as a result of such acceleration) have been cured or waived.

         If the Notes have been declared to be due and payable following an Event of Default with respect thereto, the Indenture Trustee may, in its discretion, require the Eligible Lender Trustee to sell the Financed Student Loans or elect to have the Eligible Lender Trustee maintain possession of the Financed Student Loans and continue to apply collections with respect to such Financed Student Loans as if there had been no declaration of acceleration. In addition, the Indenture Trustee is prohibited from directing the Eligible Lender Trustee to sell the Financed Student Loans following an Event of Default, other than a default for five days or more in the payment of any principal or a default for five days or more in the payment of any interest on any Note, unless (i) the holders of 100% of the aggregate amount of the Directing Notes outstanding consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the Notes outstanding at the date of such sale or (iii) the Indenture Trustee determines that the collections on the Financed Student Loans and other assets of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate principal amount of the Directing Notes then outstanding.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the outstanding Directing Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in aggregate principal amount of the Directing Notes then outstanding, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Directing Notes.

         No holder of any Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Directing Notes have requested in writing that the Indenture Trustee institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days after notice failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding Directing Notes.

         In addition, the Indenture Trustee and the Noteholders will covenant that they will not, prior to the date which is one year and a day after the termination of the Indenture, institute against the Trust any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Related Documents (as defined below).

         If an Event of Default should occur, payment of the Notes could occur, if at all, later than their respective Final Maturity Dates.

         Certain Covenants. The Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, or any state, and such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture and any supplemental indenture, (ii) no Event of Default has occurred and is continuing immediately after such merger or consolidation, (iii) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal or [______] state tax consequence to the Trust or to any Certificateholder or Noteholder, (iv) any action as is necessary to maintain the lien and security interest created by the Indenture shall have been taken and (v) the Trust shall have delivered to the Indenture Trustee an officer's certificate of the Administrator and an opinion of counsel each stating that such consolidation or merger and any supplemental indenture relating thereto comply with the terms of the Indenture and that all conditions precedent provided for in the Indenture to such transaction have been complied with (including any Exchange Act filings) in all material respects.

        Except as otherwise permitted by the Indenture, the Transfer and Servicing Agreement and related documents (the "Related Documents"), the Trust may not convey or transfer all or substantially all its properties or assets, including the assets securing the Notes, unless the conditions specified in (i) through (v) above with respect to a permitted merger or consolidation are substantially met, plus the acquiror must agree (a) that all right, title and interest in the property and assets so conveyed or transferred are subordinate to the rights of the Noteholders, (b) to indemnify the Trust (unless otherwise provided in a supplemental indenture) and (c) to make all filings with the Commission required by the Exchange Act in connection with the Notes.

         The Trust will not, among other things, (i) except as expressly permitted by the Related Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of any Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture or any supplemental indenture to be impaired, or permit the lien of the Indenture and any supplemental indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to any Notes under the Indenture except as may be expressly permitted thereby, (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the Indenture and any supplemental indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof (other than certain tax and other liens arising by operation of law, except as expressly permitted by the Related Documents) or (vi) permit the lien of the Indenture and any supplemental indenture not to constitute a valid first priority (other than with respect to such tax or other lien) security interest in the assets securing the Notes.

         The Trust may not engage in any activity other than financing, purchasing, owning, selling, servicing and managing the Financed Student Loans and activities incidental thereto.

         The Trust will not issue, incur, assume or guarantee or otherwise become liable for any indebtedness other than the Notes or otherwise in accordance with the Related Documents.

         Annual Compliance Statement and Other Notices. The Administrator, on behalf of the Trust, will be required to file annually, commencing in 1999, with the Indenture Trustee a written statement as to the fulfillment of the Trust's obligations under the Indenture. The Trust is required to give the Indenture Trustee written notice of each Event of Default among other notices. The Indenture Trustee will notify Noteholders of known defaults under the Indenture within 90 days after their occurrence.

         Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

         The Indenture Trustee. Bankers Trust Company, a New York banking corporation, will be the Indenture Trustee under the Indenture.

         Bankers Trust Company, the Indenture Trustee, may serve from time to time as trustee under indentures or trust agreements with the Transferor or its affiliates relating to other issues of their securities. In addition, the Transferor or its affiliates may have other banking relationships with Bankers Trust Company and its affiliates.

Book-Entry Registration

         The description which follows of the procedures and record keeping with respect to beneficial ownership interests in the Notes, payment of principal of and interest on the Notes to DTC Participants, Cedel Participants and Euroclear Participants or to purchasers of the Notes, confirmation and transfer of beneficial ownership interests in the Notes, and other securities-related transactions by and between DTC, Cedel, Euroclear, DTC Participants, Cedel Participants, Euroclear Participants and Note Owners, is based solely on information furnished by DTC, Cedel and

Euroclear and has not been independently verified by the Transferor or the Underwriters. The inclusion of this information is not, and should not be construed as, a representation by the Transferor or the Underwriters as to its accuracy or completeness or otherwise.

         Noteholders may hold their certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         Cede, as nominee for DTC, will hold the global Notes. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers securities accounts in Cedel's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its DTC Participants are on file with the Commission.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

         Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

         Day traders that use Cedel or Euroclear and that purchase the globally offered Notes from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades may fail on the sale side unless affirmative actions are taken. Participants should consult with their clearing system to confirm that adequate steps have been taken to assure settlement.

         Purchases of Notes under the DTC system must be made by or through DTC Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual owner of a Note (a "Note Owner") is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Note Owners will not receive written confirmation from DTC of their purchase, but Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of DTC Participants acting on behalf of Note Owners. Note Owners will not receive certificates representing their ownership interest in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

         To facilitate subsequent transfers, all Notes deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of Notes with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual Note Owners of the Notes; DTC's records reflect only the identity of the DTC Participants to whose accounts such Notes are credited, which may or may not be the Note Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede will consent or vote with respect to Notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Notes are credited on the record date (identified in a listing attached thereto).

         Principal and interest payments on the Notes will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Note Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Indenture Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Indenture Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Note Owners shall be the responsibility of DTC Participants and Indirect Participants.

         DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Transferor or the Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Notes are required to be printed and delivered. The Administrator may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Notes will be delivered to Noteholders. See "-- Definitive Notes."

         Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Notes. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fundable basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         The Euroclear Operator has advised as follows: Under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator's records, all Euroclear Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit. Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

         Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes

         Notes will be issued in fully registered, certificated form (the "Definitive Notes") to Note Owners or their nominees rather than to DTC or its nominee, only if (i) the Administrator advises the Indenture Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Notes, and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or successor securities depository or (iii) after the occurrence of an Event of Default, Master Servicer Default or Administrator Default Noteholders representing not less than 50% of the outstanding principal balance of the Directing Notes advise the Indenture Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Noteholders.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will cause DTC to notify all DTC Participants of the availability through DTC of Definitive Notes. Upon surrender by DTC of the definitive certificate representing the Notes and instructions for registration, the Indenture Trustee will issue the Notes as Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as holders under the Indenture ("Holders").

         Distribution of principal and interest on the Notes will be made by the Indenture Trustee directly to Holders of Definitive Notes in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Notes were registered at the close of business on the related Record Date. The final payment on any Note (whether Definitive Notes or the Notes registered in the name of Cede representing the Notes), will he made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders. The Indenture Trustee will provide such notice to registered Noteholders prior to the Distribution Date on which it expects such final distributions to occur.

         Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar for the Notes, which shall initially be the Indenture Trustee. No service charges will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Noteholders

         A Noteholder may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders.

Reports to Noteholders

         On each Distribution Date, the Indenture Trustee will provide to the applicable Noteholders of record as of the related Record Date, a statement setting forth substantially the same information as is required to be provided on the report provided to the Indenture Trustee and the Trust described under "Description of Transfer and Servicing Agreements -- Statements to Indenture Trustee."

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Indenture, the Indenture Trustee will mail to each person who at any time during such calendar year was a Noteholder and received any payment thereon, a statement containing certain information for the purposes of such Noteholder's preparation of federal income tax returns. See "Federal Income Tax Consequences."

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

General

         The following is a summary of the material terms of the Transfer and Servicing Agreement, pursuant to which the Eligible Lender Trustee on behalf of the Trust will obtain, the Master Servicer will service and the Administrator will perform certain administrative functions with respect to the Financed Students Loans; the Administration Agreement, pursuant to which the Administrator will undertake certain other administrative duties with respect to the Trust and the Financed Student Loans; and the Trust Agreement, pursuant to which the Trust has been created and the Certificates have been issued (collectively, the "Transfer and Servicing Agreements"). The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Transfer and Servicing Agreements. Each of such Transfer and Servicing Agreements will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Conveyance of Initial Financed Student Loans; Representations and Warranties

         On the Closing Date, the Transferor will contribute and assign to the Eligible Lender Trustee on behalf of the Trust, without recourse, its entire interest in the Initial Financed Student Loans described in the Transfer and Servicing Agreement, all collections received and to be received with respect thereto for the period after the Cut-off Date and all the Assigned Rights pursuant to the Transfer and Servicing Agreement. Each Financed Student Loan will be identified in schedules appearing as an exhibit to the Transfer and Servicing Agreement. The Eligible Lender Trustee will, concurrently with such contribution and assignment, execute, authenticate and deliver the Notes, which will be authenticated by the Indenture Trustee.

         In the Transfer and Servicing Agreement, the Transferor will make certain representations and warranties with respect to the Financed Student Loans to the Trust for the benefit of the Certificateholders and the Noteholders, including, among other things, that (i) each Financed Student Loan, at the time of transfer to the Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or, to the Transferor's knowledge, threatened;
(ii) the information provided with respect to the Financed Student Loans is true and correct in all material respects as of the Cut-off Date (or in the case of an Exchanged Financed Student Loan, as of its Subsequent Cut-off Date); and
(iii) each Financed Student Loan, at the time it was originated, complied and, at the Closing Date (or in the case of an Exchanged Financed Student Loan, as of its Subsequent Cut-off Date), complies in all material respects with applicable federal and state laws (including, without limitation, the Higher Education Act, the HEAL Act, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws) and applicable restrictions imposed by (A) the FFEL Program or under any Guarantee Agreement with respect to FFELP Loans and (B) the HEAL Program or under the HEAL Insurance Contract with respect to HEAL Loans.

         Following the discovery by or notice to the Transferor of a breach of any such representation or warranty with respect to any Financed Student Loan that materially and adversely affects the interests of the Noteholders in such Financed Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed FFELP Loan or the Department of HHS's obligation to insure payment of any Financed HEAL Loan will not be considered to have a material adverse effect for this purpose), the Transferor will, unless such breach is cured within 120 days, purchase such Financed Student Loan from the Eligible Lender Trustee, as of the first day following the end of such 120-day period that is the last day of a Collection Period, at a price equal to the applicable Purchase Amount (as defined below). In addition, the Transferor will reimburse the Trust (i) for any accrued interest amounts that the Department of HHS refuses to pay with respect to Financed HEAL Loans due to, and (ii) for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department of Education with respect to Financed FFELP Loans, as a result of a breach of any such representation or warranty by the Transferor. The purchase and reimbursement obligations of the Transferor will constitute, together with the right to receive certain amounts from the Reserve Account, the sole remedy available to or on behalf of the Trust, the Certificateholders or the Noteholders for any such uncured breach. The Transferor's purchase and reimbursement obligations are contractual obligations pursuant to the Transfer and Servicing Agreement that may be enforced against the Transferor, but the breach of which will not constitute an Event of Default.

         "Purchase Amount" means, as to any Financed Student Loan on any date of determination, the amount required to prepay in full the outstanding principal balance of such Financed Student Loan as of the last day of the most recently completed Collection Period, including all accrued but unpaid interest thereon (including interest to be capitalized) through the last day of the Collection Period in which such Financed Student Loan is being purchased.

Exchange Period and Exchanged Financed Student Loans

         During the period (the "Exchange Period") from the Closing Date until December 31, 2002, if a borrower on a Financed Student Loan who is also a borrower under one or more Student Loans (whether or not all such loans are in the Trust) elects to consolidate such loans with the proceeds of a Consolidation Loan or a HEAL Consolidation Loan to be made by the Transferor, the Eligible Lender Trustee, at the option of the Transferor and subject to certain conditions, will be obligated to transfer to the Transferor the Financed Student Loans being consolidated by the Transferor in exchange for the related Consolidation Loan or HEAL Consolidation Loan to be made by the Transferor (each an "Exchanged Consolidation Loan" and collectively, the "Exchanged Consolidation Loans"). In addition, during the Exchange Period, the Eligible Lender Trustee, at the option of the Transferor and subject to certain conditions, will be obligated to exchange with the Transferor existing Financed Student Loans owned by the Trust for one or more Student Loans owned by the Transferor that are serial (i.e., made to the same borrower under the same loan program and guaranteed by the same Guarantor or insured by the Department of HHS) to an existing Financed Student Loan owned by the Trust (each such loan exchanged into the Trust, an "Exchanged Serial Loan" and together with the Exchanged Consolidation Loans, the "Exchanged Financed Student Loans") provided that each Exchanged Serial Loan meets certain criteria including that (i) the Exchanged Serial Loan was originated under the same loan program as the Financed Student Loan for which it is being exchanged and entitles the holder thereof to receive interest based on the same interest rate index as the Financed Student Loan for which it is being exchanged, (ii) the Exchanged Serial Loan will not, at any level of such interest rate index, have an interest rate that is less than the Financed Student Loan for which it is being exchanged and (iii) the average principal balance per borrower of the Exchanged Serial Loans being transferred into the Trust on each Exchange Date and the existing Financed Student Loans to which they are serial is within 10% (plus or minus) of the average principal balance per borrower of the Financed Student Loans being transferred to the Transferor on such Exchange Date and the existing Student Loans owned by the Transferor to which they are serial, if any.

         In addition, if on any date (each, an "Exchange Date") that any Exchanged Financed Student Loans are being exchanged into the Trust, the outstanding principal balance as of the related Subsequent Cut-off Date of all the Exchanged Financed Student Loans being exchanged into the Trust on such Exchange Date is less than the outstanding principal balance of all the Financed Student Loans for which they are being exchanged plus any Issuer Consolidation Payments being made on such Exchange Date, an amount (an "Adjustment Payment") equal to such difference will be required to be deposited by the Transferor into the Collection Account on such Exchange Date.

         If on any Exchange Date the aggregate outstanding principal balance as of the related Subsequent Cutoff Date of all the Exchanged Financed Student Loans that are Consolidation Loans or HEAL Consolidation Loans being exchanged into the Trust on such Exchange Date is greater than the outstanding principal balance of all the Financed Student Loans for which they are being exchanged, an amount up to the amount of such excess (the "Issuer Consolidation Payments") will be remitted to the Transferor from Consolidation Prepayments on deposit in the Collection Account. "Consolidation Prepayments" means, for any Exchange Date, the amount of principal then on deposit in the Collection Account representing payments received as a result of Financed Student Loans being repaid with the proceeds of Consolidation Loans or HEAL Consolidation Loans (provided, however, if an Exchange Date occurs during the month of a Distribution Date, Consolidation Prepayments will not include amounts received during the month of such Distribution Date).

         An acquisition of Exchanged Financed Student Loans will be prohibited at any time that an Event of Default under the Indenture, a Master Servicer Default under the Transfer and Servicing Agreement or an Administrator Default under the Administration Agreement is continuing.

Accounts

         The Indenture Trustee will establish and maintain the Collection Account, the Note Distribution Account, the Expense Account, the Reserve Account and the Quarterly Advance Account. The Eligible Lender Trustee will establish and maintain the Certificate Distribution Account and the Certificate Quarterly Advance Account in the name of the Eligible Lender Trustee on behalf of the Certificateholders. The foregoing accounts are referred to collectively as the "Trust Accounts" in the name of the Indenture Trustee on behalf of the Noteholders or the Eligible Lender Trustee on behalf of the Certificateholders.

         Funds in the Trust Accounts will be invested as provided in the Transfer and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Notes. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of Available Funds exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders could result. This could, in turn, increase the average life of the Notes. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. An "Eligible Institution" is generally a depository institution organized under the federal or any state banking laws whose deposits are insured by the Federal Deposit Insurance Corporation and whose unsecured long-term debt obligations or short-term debt ratings are acceptable to Standard & Poor's and Moody's.

Servicing Procedures

         Pursuant to the Transfer and Servicing Agreement, the Master Servicer has agreed to service, and perform all other related tasks with respect to, all the Financed Student Loans acquired from time to time. The Master Servicer is required pursuant to the Transfer and Servicing Agreement to perform all services and duties customary to the servicing of Financed Student Loans (including all collection practices), and to do so with reasonable care and in compliance with all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements, the Heal Act, the HEAL Insurance Contract and all other applicable federal and state laws.

         Without limiting the foregoing, the duties of the Master Servicer under the Transfer and Servicing Agreement include, but are not limited to, collecting and depositing into the Collection Account all payments with respect to the Financed Student Loans, including claiming and obtaining any Insurance Payments with respect to Financed HEAL Loans, and, with respect to Financed FFELP Loans, any Guarantee Payments, Interest Subsidy Payments and Special Allowance Payments; responding to inquiries from borrowers on the Financed Student Loans; and investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. In addition, the Master Servicer will keep ongoing records with respect to such Financed Student Loans and collections thereon and will furnish monthly and annual statements to the Administrator with respect to such information, in accordance with the customary standards and as otherwise required in the Transfer and Servicing Agreement.

         The Master Servicer may enter into sub-servicing agreements with sub-servicers pursuant to which some or all of the Financed Student Loans may be serviced on behalf of the Master Servicer. No such sub-servicing arrangement will relieve the Master Servicer of its duties and obligations under the Transfer and Servicing Agreement.

Payments on Financed Student Loans

         The Master Servicer shall cause each Servicer to deposit in the Collection Account, no less frequently than [________] all payments on Financed Student Loans for which such Servicer is acting as primary servicer (from whatever source) and all proceeds of such Financed Student Loans collected by it during each Collection Period.

Master Servicer Covenants

         In the Transfer and Servicing Agreement, the Master Servicer covenants that: (a) it will duly satisfy or cause to be duly satisfied all obligations on its part to be fulfilled under or in connection with the Financed Student Loans, maintain in effect all qualifications required to service the Financed Student Loans and comply in all material respects with all requirements of law in connection with servicing the Financed Student Loans, the failure to comply with which would have a materially adverse effect on the Noteholders; (b) it will not permit any rescission or cancellation of a Financed Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the Eligible Lender Trustee and the Indenture Trustee;
(c) it will do nothing to impair the rights of the Noteholders in the Financed Student Loans; and (d) it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any Financed Student Loan except pursuant to any applicable Deferment or Forbearance Periods or otherwise in accordance with its guidelines with respect to the servicing of the Financed Student Loans; provided, however, that the Master Servicer may not agree to any decrease of the interest rate on, or the principal amount payable with respect to, any Financed Student Loan except as otherwise permitted by the Higher Education Act or any Guarantee Agreement with respect to Financed FFELP Loans and by the Heal Act and the HEAL Insurance Contract with respect to Financed HEAL Loans. Notwithstanding the foregoing, the Master Servicer may, in its sole discretion, without having to obtain the consent or approval of any other party, waive amounts owing under a Financed Student Loan up to and including $50.00).

         Under the terms of the Transfer and Servicing Agreement, if the Master Servicer discovers, or receives written notice, that any covenant of the Master Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 120 days thereafter and has a materially adverse effect on the interest of the Noteholders in any Financed Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of any Financed FFELP Loan or the Department of HHS's obligation to insure payment of any Financed HEAL Loan will not be considered to have such a material adverse effect), unless such breach is cured, the Master Servicer will purchase such Financed Student Loan as of the first day following the end of such 120-day period that is the last day of a Collection Period. In that event, the Master Servicer will be obligated to deposit into the Collection Account an amount equal to the Purchase Amount of such Financed Student Loan and the Trust's interest in any such purchased Financed Student Loan will be automatically assigned to the Master Servicer. Notwithstanding the above, if the Master Servicer is obligated to purchase a Financed Student Loan as a result of a failure to service such Financed Student Loan in accordance with the Higher Education Act and the applicable Guarantee Agreement with respect to a Financed FFELP Loan or in accordance with the Heal Act and the HEAL Insurance Contract with respect to a Financed HEAL Loan, the Purchase Amount will not exceed the amount the related Guarantor or the Department of HHS, as the case may be, would be obligated to pay if not for such breach. In addition, the Master Servicer will reimburse the Trust (i) for any accrued interest amounts that the Department of HHS refuses to pay with respect to Financed HEAL Loans due to, and (ii) for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department of Education with respect to a Financed FFELP Loan as a result of, a breach of any such covenant of the Master Servicer; provided, however, that such reimbursements shall not exceed the amount the Guarantor or the Department of HHS, as the case may be, would have paid if not for such breach.

Servicing Compensation

         The Master Servicer will be entitled to receive the Servicing Fee. The Servicing Fee will be payable quarterly in advance, out of Available Funds and amounts on deposit in the Reserve Account, on each Distribution Date (or in the case of the initial

Servicing Fee, on the Closing Date) based on the Administrator's good faith estimate of the Servicing Fee that will accrue during the Collection Period in which such Distribution Date occurs (or in the case of the initial Servicing Fee, the Collection Period immediately succeeding the Closing Date) plus (or minus) the difference (or excess) of the actual Servicing Fee accrued for the Collection immediately preceding such Distribution Date and the amount paid as an estimated Servicing Fee for such Collection Period on the immediately preceding Distribution Date (or the Closing Date with respect to the first Distribution Date).

         The Servicing Fee will compensate the Master Servicer and each other Servicer for performing the functions of a third party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments and Insurance Payments, including litigation costs, accounting for collections and furnishing monthly and annual statements to the Administrator. The Servicing Fee also will reimburse the Master Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.

Distributions

         Deposits to Collection Account. On or before the [__th day] of each January, April, July and October, commencing April 1998, the Administrator will provide the Indenture Trustee and the Eligible Lender Trustee a report setting forth by component the Available Funds for the immediately preceding Collection Period.

         For purposes hereof, the term "Available Funds" means the excess of (A) the sum, without duplication, of the following amounts with respect to the related Collection Period: (i) all collections received by the Master Servicer or any Servicer on the Financed Student Loans (including any Guarantee Payments and Insurance Payments received with respect to the Financed Student Loans during such Collection Period); (ii) any payments, including without limitation, Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during such Collection Period with respect to the Financed Student Loans; (iii) all proceeds from any sales of Financed Student Loans by the Trust during such Collection Period; (iv) any payments of or with respect to interest received by the Master Servicer or a Servicer during such Collection Period with respect to a Financed Student Loan for which a Realized Loss was previously allocated; (v) the aggregate Purchase Amounts received for those Financed Student Loans purchased by the Transferor or purchased by the Master Servicer under an obligation which arose during the related Collection Period; (vi) the aggregate amounts, if any, received from the Transferor or the Master Servicer as reimbursement of non-guaranteed or uninsured interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments with respect to the Financed Student Loans pursuant to the Transfer and Servicing Agreement; (vii) all Adjustment Payments, if any, received from the Transferor during such Collection Period; and (viii) Investment Earnings for such Collection Period over (B) the Issuer Consolidation Payments for such Collection Period; provided, however, that Available Funds will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period (which payments and proceeds shall be paid to the Transferor), and amounts used to reimburse the Master Servicer for Quarterly Advances pursuant to the terms of the Transfer and Servicing Agreement.

         Distributions from Collection Account. On each Distribution Determination Date, the Administrator will advise the Indenture Trustee and the Eligible Lender Trustee in writing of the applicable Noteholders' Interest Distribution Amount and Certificateholders' Interest Distribution Amount. Additionally, on each Distribution Determination Date the Administrator will advise the Indenture Trustee and the Eligible Lender Trustee in writing of the applicable Noteholders' Principal Distribution Amount (or, after all the Notes have been paid in full, the Certificateholders' Principal Distribution Amount). Further, on each Distribution Determination Date relating to a Distribution Date the Administrator will advise the Indenture Trustee in writing of the estimated Transaction Fees payable for the Collection Period in which such Distribution Date occurs.

         On each Distribution Date, the Indenture Trustee will transfer from the Collection Account, in the following priority and from Available Funds for the Collection Period immediately preceding the month of such Distribution Date (or
(y) with respect to the first Distribution Date, from the Closing Date through and including the Collection Period immediately preceding such Distribution Date, and (z) with respect to clause (i)(A) below, the Indenture Trustee will transfer on the 25th day of each month (or if such day is not a Business Day, on the next succeeding Business Day) from Available Funds for the calendar month immediately preceding such day, the amount described in clause (i)(A) below):

         (i) to the Expense Account (A) an amount equal to the Consolidation Loan Fees with respect to the calendar month most recently ended and all overdue Consolidation Loan Fees from prior months, and (B) an amount up to the estimated Transaction Fees for the Collection Period in which such Distribution Date occurs and all overdue Transaction Fees from prior Collection Periods (plus (or minus) the difference (or excess) of the actual Transaction Fees for the immediately preceding Collection Period and the Transaction Fees deposited into the Expense Account on the preceding Distribution Date),

         (ii) to the Note Distribution Account, an amount up to the Noteholders' Interest Distribution Amount,

         (iii) to the Note Distribution Account, an amount up to the Noteholders' Principal Distribution Amount,

         (iv) to the Certificate Distribution Account, an amount up to the Certificateholders' Interest Distribution Amount, and

         (v) after the Notes have been paid in full, to the Certificate Distribution Account, an amount up to the Certificateholders' Principal Distribution Amount.

         On each Distribution Date (and with respect to clause (i) below on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day) following the transfer to the Expense Account described in the preceding paragraph, the Indenture Trustee will distribute from the Expense Account (in addition to any amounts transferred from the Reserve Account as described herein) the following amounts in the following order of priority:

         (i) to the Department of Education, the Consolidation Loan Fees for the immediately preceding calendar month together with any overdue Consolidation Loan Fees for any prior months,

         (ii) to the Master Servicer, the estimated Servicing Fee for the Collection Period in which such Distribution Date occurs and all overdue Servicing Fees,

         (iii) to the Administrator, the estimated Administration Fee for the Collection Period in which such Distribution Date occurs and all overdue Administration Fees,

         (iv) to the Indenture Trustee, the estimated Indenture Trustee Fee for the Collection Period in which such Distribution Date occurs and all overdue Indenture Trustee Fees, and

         (v) to the Eligible Lender Trustee, the estimated Eligible Lender Trustee Fee for the Collection Period in which such Distribution Date occurs and all overdue Eligible Lender Trustee Fees.

         On each Distribution Date, following the transfer to the Note Distribution Account, the Indenture Trustee will distribute to the Noteholders as of the related Record Date the amounts transferred to the Note Distribution Account as set forth above (in addition to any amounts transferred from the Reserve Account and the Quarterly Advance Account and any Parity Percentage Payments transferred from the Collection Account, each as described below) in the following order of priority:

         (i) first, to each Class of Class A Noteholders, the Class A Noteholders' Interest Distribution Amount (pro rata based upon the portion thereof allocable to each such Class),

         (ii) second, to the Class B Noteholders, the Class B Noteholders' Interest Distribution Amount,

         (iii) third, to the Class A-1 Noteholders, the Noteholders' Principal Distribution Amount until the Outstanding Amount of the Class A-1 Notes has been paid in full,

         (iv) fourth, after the principal balance of the Class A-1 Notes has been reduced to zero, to the Class A-2 Noteholders, the Noteholders' Principal Distribution Amount until the Outstanding Amount of the Class A-2 Notes has been paid in full, and


         (v) fifth, after the principal balance of each Class of Class A Notes has been reduced to zero, to the Class B Noteholders, the remaining Noteholders' Principal Distribution Amount until the principal balance of the Class B Notes has been reduced to zero.

         On each Distribution Date, after making all required transfers to the Expense Account, the Note Distribution Account and, if applicable, the Certificate Distribution Account, the Indenture Trustee will transfer any amounts remaining in the Collection Account (other than amounts representing payments received during such month) in the following order of priority:

         (i) to the Reserve Account, the amount, if any, necessary to increase the balance thereof to the Specified Reserve Account Balance,

         (ii) to the Note Distribution Account, Parity Percentage Payments to the extent then required, and

         (iii) to the Note Distribution Account, the amount of any outstanding Noteholders' Interest Carryover. Any amounts remaining in the Collection Account after such transfers on a Distribution Date (other than amounts representing payments received during such current month) will be distributed to the Transferor.

         Notwithstanding the foregoing, if (x) on any Distribution Date following all distributions to be made on such Distribution Date, the principal amount of the Class A Notes would exceed the sum of the Pool Balance at the end of the immediately preceding Collection Period plus the aggregate balance on deposit in the Trust Accounts on such Distribution Date following such distributions, or (y) an Event of Default has occurred with respect to payment of the Notes, after paying Transaction Fees, overdue Transaction Fees, Consolidation Loan Fees and overdue Consolidation Loan Fees, distributions will be made in the following priority:

         (i) first, to each Class of Class A Noteholders, the Noteholders' Interest Distribution Amount applicable to each such Class pro rata based upon the portion thereof allocable to each such Class,

         (ii) second, in the case of clause (x) above, to the Class A-1 Noteholders, the Noteholders' Principal Distribution Amount, until the principal balance of the Class A-1 Notes has been reduced to zero, and then to the Class A-2 Noteholders, the Noteholders' Principal Distribution Amount until the principal balance of the Class A-2 Notes has been reduced to zero, or in the case of clause (y) above, to each Class of Class A Noteholders, the Noteholders' Principal Distribution Amount applicable to such Distribution Date, pro rata based upon the principal balance of each Class of Class A Notes until the principal balance of each Class of Class A Notes has been paid in full,

         (iii) third, to the Class B Noteholders, the Noteholders Interest Distribution Amount applicable to the Class B Notes,

         (iv) fourth, after the principal balance of each of the Class A Notes has been paid in full, to the Class B Noteholders, the Noteholders' Principal Distribution Amount until the principal balance of the Class B Notes has been paid in full,

         (v) fifth, to the Class A Noteholders, the Noteholders' Interest Carryover applicable to the respective Class of Class A Notes, pro rata based upon the portion thereof allocable to each such Class,

         (vi) sixth, to the Class B Noteholders, the Noteholders' Interest Carryover applicable to the Class B Notes, and

         (vii) seventh, to the Certificateholders, the Certificateholders' Interest Distribution Amount and then the Certificateholders' Principal Distribution Amount.

         All principal payments of Notes of any Class shall be made pro rata within that Class. In connection with each principal payment of Notes of any Class, the Administrator shall compute the Principal Factor for that Class. The "Principal Factor" shall be a number, carried to a seven-digit decimal, indicating the principal balance of each Note of a Class as of a Distribution Date (after giving effect to any payments made on that date) as a fraction of the original principal amount of such Note. The Principal Factor for each Class of Notes shall be initially 1.0000000 and will thereafter decline to reflect the reduction in the principal balance of the Notes of that Class after any payment of principal. The principal balance of any Note can be determined by multiplying the original principal amount of such Note by the Principal Factor applicable to that Class of Notes.

         "Certificate Balance" equals the original principal balance of each Class of Certificates issued reduced by all amounts allocable to principal previously distributed to Certificateholders.

         "Certificateholders' Distribution Amount" means, as to any Class of Certificates, with respect to any Distribution Date, the Certificateholders' Interest Distribution Amount for such Distribution Date plus, for each Distribution Date on and after which the Notes have been paid in full, the Certificateholders' Principal Distribution Amount for such Distribution Date.

         "Certificateholders' Interest Shortfall" means, as to any Class of Certificates, with respect to any Distribution Date, the excess, if any, of (i) the sum of the related Certificateholders' Interest Distribution Amount on the preceding Distribution Date and any outstanding Certificateholders' Interest Shortfall on such preceding Distribution Date over (ii) the amount of interest actually distributed to the Certificateholders of such Class on such preceding Distribution Date, plus interest on the amount of such excess interest due to the Certificateholders of such Class, to the extent permitted by law, at the related Certificate Rate from such preceding Distribution Date to the current Distribution Date.

         "Certificateholders' Interest Distribution Amount" means, as to any Class of Certificates, with respect to any Distribution Date relating to such Certificates, the sum of (i) the amount of interest accrued at One Month LIBOR plus 1.50% per annum for each related Interest Period since the last Distribution Date (or, in the case of the first Distribution Date, the Closing
Date) on the outstanding principal amount of such Certificates on the immediately preceding Distribution Date, after giving effect to all distributions of principal to Certificateholders of such Class on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Certificateholders' Interest Carryover Shortfall relating to such Certificates for such Distribution Date.

         "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date relating to a Class of Certificates on or after which the Notes have been paid in full, the excess, if any, of (i) the sum of the Certificateholders' Principal Distribution Amount on such Distribution Date and any outstanding Certificateholders' Principal Carryover Shortfall for the preceding Distribution Date over (ii) the amount of principal actually distributed to the Certificateholders on such Distribution Date.

         "Certificateholders' Principal Distribution Amount" means, on each Distribution Date occurring after the principal balance of each Class of Notes has been paid in full, the sum of (i) the Principal Distribution Amount for the three Collection Periods preceding such Distribution Date, and (ii) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distribution Amount will in no event exceed the outstanding principal balance of the applicable class of Certificates. Further, on the first Distribution Date occurring on or after the Distribution Date on which the principal balance of the last outstanding Class of Notes is paid in full, the Certificateholders' Principal Distribution Amount also will include the excess, if any, of the amount of principal available to be distributed on such Distribution Date over the amount of principal paid on the Notes on such date.

         "Consolidation Loan Fees" means, as to any calendar month, an amount accrued during such month equal to 1.05% per annum of the average outstanding principal balance of the Consolidation Loans owned by the Trust during such month.

         "Noteholders' Distribution Amount" means, as to any Class of Notes, with respect to any Distribution Date, the sum of the related Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Distribution Date.

         "Noteholders' Interest Shortfall" means, as to any Class of Notes, with respect to any Distribution Date, the excess of (i) the sum of the related Noteholders' Interest Distribution Amount on the preceding Distribution Date and any Noteholders' Interest Shortfall on such preceding Distribution Date over
(ii) the amount of interest actually allocated to such Noteholders on such preceding Distribution Date, plus interest on the amount of such excess interest due to the Noteholders, to the extent permitted by law, at the related Class Interest Rate from such preceding Distribution Date to the current Distribution Date.

         "Noteholders' Interest Distribution Amount" means, as to any Class of Notes, with respect to any Distribution Date, the sum of (i) the amount of interest accrued at the respective Class Interest Rate for each Interest Period since the last Distribution Date for such Class of Notes (or, in the case of the first Distribution Date, the Closing Date) on the outstanding principal balance of such Class of Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to holders of Notes of such Class on such date (or, in the case of the first Distribution Date, on the Closing
Date) and (ii) the Noteholders' Interest Shortfall for such Class for such Distribution Date; provided, however, that the Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Carryover.

         "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of (i) the sum of the Noteholders' Principal Distribution Amount on such Distribution Date and any outstanding Noteholders' Principal Carryover Shortfall for the preceding Distribution Date over (ii) the amount of principal actually allocated to the Noteholders on such Distribution Date.

         "Noteholders' Principal Distribution Amount" means, as to any Distribution Date, the sum of (i) the Principal Distribution Amount for the Collection Period immediately preceding the month of such Distribution Date,
(ii) any Parity Percentage Payments to be made on such Distribution Date, (iii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date and (iv) the amount, if any, remaining on deposit in the Note Distribution Account following the preceding Distribution Date; provided, however, that the Noteholders' Principal Distribution Amount allocable to a Class of Notes will not exceed the outstanding principal balance of such Class of Notes. In addition, with respect to each Class of Notes, on the related Final Maturity Date the Noteholders' Principal Distribution Amount will include the amount required to reduce the outstanding principal balance of such Notes to zero.

         "Principal Distribution Amount" means, with respect to any Collection Period, the excess of (A) the sum of the following amounts: (i) that portion of all collections received by the Master Servicer or any Servicer on the Financed Student Loans that is allocable to principal (including the portion of any Guarantee Payments or Insurance Payments received that is allocable to principal of the Financed Student Loans); (ii) the portion of the proceeds allocable to principal from the sale of Financed Student Loans by the Trust during such Collection Period; (iii) all Realized Losses incurred during such Collection Period; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Financed Student Loan purchased by the Transferor or purchased by the Master Servicer or under an obligation which arose during the related Collection Period and (v) the Adjustment Payments, if any, received from the Transferor during such Collection Period; over (B) the Issuer Consolidation Payments for such Collection Period; provided, however, that the Principal Distribution Amount will exclude all payments and proceeds of any Financed Student Loans, the Purchase Amount of which has been included in Available Funds for a prior Collection Period.

         With respect to each Financed FFELP Loan submitted to a Guarantor for a Guarantee Payment, a "Realized Loss" means the excess, if any, of (i) the unpaid principal balance of such Financed FFELP Loan on the date it was first submitted to a Guarantor for a Guarantee Payment over (ii) all amounts received on or with respect to principal on such

Financed FFELP Loan up through the earlier to occur of (A) the date a related Guarantee Payment is made or (B) the last day of the Collection Period occurring 12 months after the date the claim for such Guarantee Payment is first denied.

         With respect to each Financed HEAL Loan submitted to the Department of HHS for an Insurance Payment, a "Realized Loss" means the excess, if any, of (i) the unpaid principal balance of such Financed HEAL Loan on the date it was first submitted to the Department of HHS for an Insurance Payment over (ii) all amounts received on or with respect to principal on such Financed HEAL Loan up through the earlier to occur of (A) the date a related Insurance Payment is made or (B) the last day of the Collection Period occurring 12 months after the date the claim for such Insurance Payment is first denied.

Quarterly Advances

         If the Master Servicer has applied for an Insurance Payment from the Department of HHS, a Guarantee Payment from a Guarantor or an Interest Subsidy Payment or a Special Allowance Payment from the Department of Education, and the Master Servicer has not received the related payment prior to the end of the Collection Period immediately preceding the Distribution Date on which such amount would be required to be distributed as a payment of interest, the Master Servicer may, no later than the Distribution Determination Date relating to such Distribution Date, deposit into the Quarterly Advance Account an amount up to the amount of such payments applied for but not received (such deposits by the Master Servicer are referred to herein as "Quarterly Advances"). On each related Distribution Date, the Indenture Trustee will distribute from the Quarterly Advance Account to the Noteholders the Quarterly Advance for such Distribution Date. Such Quarterly Advances are recoverable by the Master Servicer (i) first, from the source for which such Quarterly Advance was made and (ii) second, from payments received generally on or with respect to the Financed Student Loans. The Master Servicer will have no obligation, legal or otherwise, to make any Quarterly Advance, and a determination by the Master Servicer to make a Quarterly Advance will not create any obligation of the Master Servicer, legal or otherwise, to make any future Quarterly Advances.

Credit Enhancement

         Reserve Account. Pursuant to the Transfer and Servicing Agreement, the Reserve Account will be created on or prior to the Closing Date and the Transferor will deposit to the Reserve Account cash or Eligible Investments in an amount equal to the Reserve Account Deposit. The initial Reserve Account Deposit is [$___]. The Reserve Account will be augmented on each Distribution Date by deposit therein of the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance from the amount of Available Funds remaining after making all prior distributions on such date as described above under the heading "-- Distributions - - Distributions from the Collection Account". As described below, subject to certain limitations, amounts on deposit in the Reserve Account will be released to the Transferor to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance.

         If the amount, if any, on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance, subject to certain limitations, the Administrator will instruct the Indenture Trustee to distribute the amount of the excess, after payment of any unpaid Noteholders' Interest Carryover or to purchase Financed Student Loans for which there has been an uncured breach of certain representations and warranties, to the Transferor. Upon any distribution to the Transferor of amounts from the Reserve Account, the Noteholders will not have any rights in, or claims to, such amounts.

         The Reserve Account is intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest due them, the ultimate receipt by the Noteholders of the full amount of principal and to decrease the likelihood that the Noteholders will experience losses. In certain circumstances, however, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of Available Funds exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amount of principal and interest distributed to the Noteholders could result. This could, in turn, increase the average life of the Notes. Moreover, amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to cover any aggregate unpaid Noteholders' Interest Carryover.

         Subordination of the Class B Notes. The rights of the holders of the Class B Notes to receive distributions with respect to interest and principal will be subordinated to such rights of the holders of the Class A Notes to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by holders of the Class A Notes of the full amount of the Noteholders' Interest Distribution Amount and, after distribution of the Class B Interest Distribution Amount, the Noteholders' Principal Distribution Amount. See "-- Distributions".

Statements to Indenture Trustee

         On each Distribution Determination Date immediately preceding a Distribution Date, the Master Servicer or the Administrator will provide to the Indenture Trustee (for the Indenture Trustee to forward on each succeeding Distribution Date to each Noteholder) a statement which will include the following information with respect to such Distribution Date or for the preceding Collection Period or Collection Periods, to the extent applicable:

                  (i)  the Principal Factor for each Class of Notes;

                  (ii) the amount of the distribution allocable to principal of each Class of Notes;

                  (iii) the amount of the distribution allocable to interest on each Class of Notes, together with the interest rates applicable with respect thereto (indicating whether such interest rates are based on Floating Rate (T-Bill) or on the Net Loan Rate with respect to each class of the Class A Notes and One- Month LIBOR or on the Net Loan Rate with respect to the Class B Notes, and specifying what each such interest rate would have been if it had been calculated using the alternate basis);

                  (iv) the amount of the distribution, if any, allocable to any Noteholders' Interest Carryover together with the outstanding amount, if any, thereof after giving effect to any such distribution;

                 (v) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                  (vi) the aggregate outstanding principal balance of each Class of Notes as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (ii) above;

                  (vii) the amount of the Servicing Fee to be allocated to the Master Servicer, the amount of the Administration Fee to be allocated to the Administrator, the amount of the Indenture Trustee Fee to be allocated to the Indenture Trustee and the amount of the Eligible Lender Trustee Fee to be allocated to the Eligible Lender Trustee, respectively, with respect to the upcoming Distribution Date;

                  (viii) the amount of the aggregate Realized Losses, if any, for the preceding Collection Period and the aggregate amount, if any, received (stated separately for interest and principal) with respect to Financed Student Loans for which Realized Losses were allocated previously;

                  (ix) the amount of the distribution attributable to amounts in the Reserve Account, the amount of any other withdrawals from the Reserve Account for such Distribution Date, the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date, the then applicable Parity Percentage and the amount of the distribution, if any, attributable to Parity Percentage Payments;

                  (x) the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding Collection Period;

                  (xi) during the Exchange Period only, the aggregate Issuer Consolidation Payments and Adjustment Payments, stated separately, for the preceding Collection Period; and

                  (xii) the number and principal amount of Financed Student Loans, as of the preceding Collection Period, that are (A) 30 to 60 days delinquent, (B) 61 to 90 days delinquent, (C) 91 to 120 days delinquent, (D) more than 120 days delinquent and (E) for which claims have been filed with the appropriate Guarantor or the Department of HHS and which are awaiting payment.

Evidence as to Compliance

         The Transfer and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Eligible Lender Trustee and the Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Master Servicer during the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1998) with certain provisions of the Transfer and Servicing Agreement relating to the servicing of the Financed Student Loans.

         The Transfer and Servicing Agreement will further provide that a firm of independent public accountants (which may be the same firm referred to in the immediately preceding paragraph) will furnish to the Eligible Lender Trustee and the Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Administrator during the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1998) with certain provisions of the Transfer and Servicing Agreement and the Administration Agreement relating to the administration of the Trust and the Financed Student Loans.

         The Transfer and Servicing Agreement will also provide for delivery to the Eligible Lender Trustee and the Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the Master Servicer or the Administrator, as the case may be, stating that, to his knowledge, the Master Servicer or the Administrator, as the case may be, has fulfilled in all material respects all its obligations under the Transfer and Servicing Agreement and the Administration Agreement, respectively, throughout the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1998) or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Each of the Master Servicer and the Administrator has agreed to give the Indenture Trustee and the Eligible Lender Trustee notice of certain Servicer Defaults and Administrator Defaults, respectively, under the Transfer and Servicing Agreement.

         Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee at Four Albany Street, New York, New York, 10006, Attention: Corporate Trust and Agent Group, Structural Finance; facsimile: (212) 250-6439.

Certain Matters Regarding the Master Servicer

         The Transfer and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer thereunder, except upon determination that the Master Servicer's performance of such duties is no longer permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over the Master Servicer or its properties. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Master Servicer's servicing obligations and duties under the Transfer and Servicing Agreement.

         The Transfer and Servicing Agreement will further provide that neither the Transferor, the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust, the Noteholders, the Certificateholders, the Indenture Trustee or the Eligible Lender Trustee, except as provided under the Transfer and Servicing Agreement or the Administration Agreement for taking any action or for refraining from taking any action pursuant to the Transfer and Servicing Agreement, or for errors in judgment; provided however, that neither the Transferor, the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder. In addition, the Transfer and Servicing Agreement will provide that the Transferor and the Master Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its duties in accordance with the Transfer and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         The Transfer and Servicing Agreement will provide that the Master Servicer will be permitted to perform its services thereunder through any of its affiliates, provided that the Master Servicer shall continue to be responsible for all performance of such services.

         Under the circumstances and subject to conditions specified in the Transfer and Servicing Agreement, any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Master Servicer is a party, or any entity succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Transfer and Servicing Agreement. Successors (other than the Crestar Financial Corporation or a Crestar Subsidiary (as defined below)) must execute an agreement expressly assuming the Master Servicer's obligations under the Transfer and Servicing Agreement.

         Nothing in the Transfer and Servicing Agreements prohibits or restricts the merger of Crestar Bank with the Crestar Financial Corporation or certain subsidiaries of Crestar Financial Corporation (each a "Crestar Subsidiary"), the consolidation of Crestar Bank and Crestar Financial Corporation or any Crestar Subsidiary, or the sale of all or substantially all of the assets of Crestar Bank to Crestar Financial Corporation or another Crestar Subsidiary. In such event, no consent of the Noteholders or Certificateholders will be required.

Master Servicer Default; Administrator Default

         "Master Servicer Default" under the Transfer and Servicing Agreement will consist of: (i) any failure by the Master Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts at the time required for such deposit any collections, Guarantee Payments, Insurance Payments or other amounts received by the Master Servicer with respect to the Financed Student Loans, which failure continues unremedied for three Business Days after written notice from the Indenture Trustee, the Administrator or the Eligible Lender Trustee is received by the Master Servicer or after discovery by the Master Servicer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other covenant or agreement of the Master Servicer in the Transfer and Servicing Agreement which failure materially and adversely affects the rights of Noteholders and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Master Servicer by the Indenture Trustee, the Eligible Lender Trustee or the Administrator or (B) to the Master Servicer and to the Indenture Trustee and the Eligible Lender Trustee by holders of Directing Notes evidencing not less than 25% in principal amount of the outstanding Directing Notes; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Master Servicer and certain actions by the Master Servicer indicating its Insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and (iv) any limitation, suspension or termination by the Department of Education or the Department of HHS of the Master Servicer's eligibility to service Student Loans which materially and adversely affects the Master Servicer's ability to service Financed Student Loans.

         "Administrator Default" under the Transfer and Servicing Agreement or the Administration Agreement will consist of (i) any failure by the Administrator to direct the Indenture Trustee or the Eligible Lender Trustee, as applicable, to make any required distributions from any of the Trust Accounts, which failure continues unremedied for three Business Days after written notice from the Indenture Trustee or the Eligible Lender Trustee is received by the Administrator or after discovery of such failure by the Administrator; (ii) any failure by the Administrator duly to observe or perform in any material respect any other covenant or agreement in the Administration Agreement or the Transfer and Servicing Agreement which failure materially and adversely affects the rights of Noteholders, and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (B) to the Administrator and to the Indenture Trustee and the Eligible Lender Trustee by holders of Directing Notes evidencing not less than 25% in principal amount of the outstanding Directing Notes; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Administrator and certain actions by the Administrator indicating its insolvency or inability to pay its obligations.

Rights Upon Servicer Default and Administrator Default

         As long as a Servicer Default under the Transfer and Servicing Agreement or an Administrator Default under the Transfer and Servicing Agreement or the Administration Agreement remains unremedied, the Indenture Trustee or holders of Directing Notes evidencing not less than 25% in principal amount of then outstanding Directing Notes may terminate all the rights and obligations of the Master Servicer under the Transfer and Servicing Agreement, or the Administrator under the Transfer and Servicing Agreement and the Administration Agreement, as the case may be, whereupon a successor servicer or administrator appointed by the Indenture Trustee or the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Transfer and Servicing Agreement, or the Administrator under the Transfer and Servicing Agreement and the Administration Agreement, as the case may be, and will be entitled to similar compensation arrangements. If a successor Master Servicer or Administrator, as the case may be, has not been appointed at the time when the predecessor Master Servicer or Administrator has ceased to act as Master Servicer or Administrator, then the Indenture Trustee shall automatically be appointed successor Master Servicer or Administrator. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution whose regular business shall include the servicing of student loans, as the successor to the Master Servicer or Administrator, as the case may be, under this Agreement. If a successor Master Servicer or Administrator, as the case may be, has not been appointed at the time when the predecessor Master Servicer or Administrator has ceased to act as Master Servicer or Administrator, then the Indenture Trustee shall automatically be appointed as successor Master Servicer or Administrator.

Waiver of Past Defaults

         The holders of Directing Notes evidencing at least a majority in principal amount of the then outstanding Directing Notes may, on behalf of all Noteholders and Certificateholders, waive any default by the Master Servicer in the performance of its obligations under the Transfer and Servicing Agreement, or any default by the Administrator of its obligations under the Transfer and Servicing Agreement and the Administration Agreement, as the case may be, and their respective consequences, except a default in making any required payments from any of the Trust Accounts or giving instructions regarding the same in accordance with the Transfer and Servicing Agreement. No such waiver will impair the Noteholders' or the Certificateholders' rights with respect to subsequent defaults.

Amendment

         The Transfer and Servicing Agreements may be amended by the parties thereto, with the consent of the Indenture Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to the Financed Student Loans or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders, or (ii) reduce the aforesaid percentage of the Notes or Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates affected thereby.

Insolvency Event

         If any of certain events of insolvency or receivership, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Transferor or certain actions by the Transferor indicating its insolvency or inability to pay its obligations (each, an "Insolvency Event") occurs, the Financed Student Loans will be liquidated and the Trust will be terminated. Promptly after the occurrence of any Insolvency Event, notice thereof is required to be given to Noteholders and Certificateholders; provided, however, that any failure to give such required notice will not prevent or delay termination of the Trust. Upon termination of the Trust, the Eligible Lender Trustee will direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Financed Student Loans will be treated as collections thereon and deposited in the Collection Account. If the proceeds from the liquidation of the Financed Student Loans and any amounts on deposit in the Reserve Account are not sufficient to pay the Notes in full, the amount of principal returned to the Noteholders will be reduced and the Noteholders will incur a loss.

Payment of Notes

         Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders, under the Transfer and Servicing Agreement, except as otherwise provided therein.

Termination

         The obligations of the Master Servicer, the Transferor, the Administrator, the Eligible Lender Trustee and the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon (i) the maturity or other liquidation of the last Financed Student Loan and the disposition of any amount received upon liquidation of any remaining Financed Student Loans and
(ii) the payment to the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements. To avoid excessive administrative expense, the Transferor is permitted at its option to repurchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is 10% or less of the Initial Pool Balance, all remaining Financed Student Loans at a price equal to the aggregate Purchase Amounts thereof as of the end of such Collection Period, which amounts will be used to retire the Notes and the Certificates concurrently therewith. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to Noteholders and Certificateholders therefrom, will be conveyed and transferred to the Transferor.

         Any Financed Student Loans remaining in the Trust as of the end of [_____, 2006] will be offered for sale by the Indenture Trustee on or prior to the [October 2006] Distribution Date. The Transferor, its affiliates and unrelated third parties may offer bids to purchase such Financed Student Loans on or prior to such Distribution Date. If at least two bids are received, the Indenture Trustee will accept the highest bid equal to or in excess of the greater of (x) the aggregate Purchase Amounts of such Financed Student Loans as of the end of the Collection Period immediately preceding such Distribution Date or (y) an amount that would be sufficient to (i) reduce the outstanding principal amount of the Notes on such Distribution Date to zero and (ii) pay to the Noteholders the Noteholders' Interest Distribution Amount payable on such Distribution Date (the "Minimum Purchase Price"). If at least two bids are not received or the highest bid is not equal to or in excess of the Minimum Purchase Price, the Indenture Trustee will not consummate such sale. The proceeds of any such sale will be used to redeem any outstanding Notes on such Distribution Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Distribution Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the [October 2006] Distribution Date or any subsequent Distribution Date.

Administrator

         Crestar Bank, in its capacity as Administrator, has entered into the Administration Agreement with the Trust and the Indenture Trustee, pursuant to which the Administrator will agree, to the extent provided therein, (i) to direct the Indenture Trustee to make the required distributions from the Trust Accounts on each Distribution Date, (ii) to prepare (based on the reports received from the Master Servicer) and provide periodic and annual statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders and any related Federal income tax reporting information and (iii) to provide the notices and to perform other administrative obligations required by the Indenture and the Trust Agreement. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to the Administration Fee. Affiliates of the Administrator may assist it in performing its obligations under the Administration Agreement.

                        FEDERAL INCOME TAX CONSEQUENCES

General

         The following summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Notes is based on the advice of Hunton & Williams, special tax counsel to the Trust ("Special Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain categories of investors subject to special treatment under the federal income tax laws. This summary focuses primarily on investors who will hold Notes as "capital assets" (generally held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. The summary does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the Notes. Consequently, potential purchasers of Notes are advised to consult their own tax advisors concerning the federal, state or local tax consequences to them of the purchase, holding, and disposition of the Notes.

         There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. However, Special Tax Counsel to the Trust will advise the Trust that, based upon the facts as they exist at closing, in Special Tax Counsel's opinion, the Notes will be treated for federal income tax purposes as indebtedness and not as an ownership interest in the Financed Student Loans or other assets of the Trust, or as an equity interest in the Trust or in a separate association taxable as a corporation. That opinion will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the Internal Revenue Service (the "Service").

         In addition, if the Service were to make and prevail upon the contention that the Notes did not constitute indebtedness for federal income tax purposes, the Notes could be treated as equity interests in the Trust. In that event, the Trust should be treated as a partnership that is not a publicly traded partnership taxable as a corporation.

Interest Income

         Payments received by Noteholders on the Notes generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate bonds. It is not expected that the Notes will be issued with original issue discount. Accordingly, Noteholders will include in income interest paid or accrued on the Notes in accordance with such Noteholder's usual method of accounting.

Market Discount and Acquisition Premium

         A subsequent purchaser of a Note at a discount from its adjusted issue price will acquire such Note with market discount. The purchaser generally will be required to recognize the market discount (in addition to original issue discount, if any, remaining with respect to the Note) as ordinary income. A Note will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount of such Note and (ii) the weighted average maturity of such Note remaining after the date of purchase. Regardless of whether the subsequent purchaser of a Note with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has "accrued" (as described below), but that has not yet been included in income. The purchaser may make an election, which generally will apply to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (as described below). Revenue Procedure 92-67 sets forth the manner in which such an election may be made.

         Until the Treasury promulgates applicable regulations, the purchaser of a Note with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; or (ii) in the ratio of original issue discount, if any, accrued for the relevant period to the total remaining original issue discount at the beginning of such period. The Service indicated in Revenue Procedure 92-67 the manner in which an election may be made to accrue market discount on a Note on the basis of a constant interest rate. If that computation method is elected, the pricing prepayment assumption used in pricing the Notes must be used to calculate the accrual of market discount.

         A holder who acquires a Note with market discount generally will be required to treat a portion of any gain on the sale or exchange of such Note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income under one of the methods described above. Moreover, a holder who acquires a Note with market discount generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Note to the extent they exceed income on such Note, up to the amount of any accrued but unrecognized market discount. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If the holder of a Note makes an election to recognize market discount currently, the interest deferral rule will not apply.

         Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for the Notes. Prospective purchasers of Notes should consult with their own tax advisors regarding the application of the market discount rules to the Notes.

Gain or Loss on Disposition

         If a Note is sold, the holder thereof will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in such Note. A holder's adjusted basis in a Note generally will equal the cost to such holder of the Note, increased by any market discount and original issue discount, if any, previously includible in such holder's gross income with respect to the Note, and reduced by payments on the Note previously received by such holder. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a Note generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the Note is held as a capital asset for the long-term capital gain holding period.

         If the holder of a Note is a bank, thrift, or similar institution described in section 582 of the Code, any gain or loss on the sale or exchange of such Note will be treated as ordinary income or loss. In addition, a portion of the gain, if any, from the sale of a Note that might otherwise be capital gain may be treated as ordinary income to the extent that such Note is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Notes or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the Service) at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

         The highest marginal individual income tax bracket is 36%, and a 10% surtax is imposed on taxpayers whose taxable income exceeds $250,000 (resulting in a 39.6% marginal rate). The alternative minimum tax rate for individuals is 26% with respect to alternative minimum tax income up to $175,000 and 28% with respect to alternative minimum tax income over $175,000. The recently enacted Taxpayer Relief Act of 1997 (the "Relief Act") established a three-tier rate structure with respect to the net capital gain of individuals. Under the Relief Act, the highest marginal federal tax rate on net capital gains for individuals with respect to assets held for 18 months or less is 28%, as under prior law. However, the Relief Act reduces the highest marginal federal tax rate with respect to net capital gain on assets held by individuals for more than 18 months from 28% to 20%, and, for taxable years beginning after, and for assets acquired after, December 31, 2000 and with respect to assets held for more than 5 years, to 18%. Accordingly, there can be a significant marginal tax rate differential between net capital gains and ordinary income for individuals. The highest marginal corporate tax rate is 35% for corporate taxable income over $10 million, and the marginal tax rate on corporate net capital gains is 35%, although the distinction between capital gains and ordinary income remains relevant for other purposes. Investors should note that the deductibility of capital losses is subject to certain limitations.

Backup Withholding

         A Note may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to "reportable payments," which include interest payments and principal payments to the extent of accrued OID as well as to distributions of proceeds from a sale of the Notes. The withholding generally applies if the holder of a Note (i) fails to furnish the Trustee with his taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends, or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to payments made to certain Noteholders, including certain exempt recipients (such as exempt organizations) and Nonresidents (as defined below) complying with the requisite certification procedures. Holders of the Notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The Trustee will report to the Noteholders and to the Service each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Notes within a reasonable time after the end of each calendar year.

Foreign Holders

         Under the Code, interest income accrued with respect to Notes held by holders who are nonresident alien individuals, foreign corporations, foreign partnerships or certain foreign estates and trusts ("Nonresidents") or holders holding on behalf of a Nonresident generally will be treated as "portfolio interest" and therefore will not be subject to any United States tax provided that (i) such interest income is not effectively connected with a trade or business in the United States of the holder and (ii) the Trustee (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of a Note is a Nonresident. If a Nonresident holder of a Note does not provide the Trustee (or other person who would otherwise be required to withhold tax) with the required certification of Nonresident status, payments on the Note that are attributable to accrued interest may be subject to either a 30% withholding tax or 31% backup withholding. See "--Backup Withholding" above. Any market discount or capital gain recognized on the redemption or disposition of a Note by a Nonresident generally will not be subject to withholding tax unless the Nonresident is an individual who is present in the United States for 183 days or more during the taxable year in which the Note is redeemed or disposed of.

         Interest income accrued on and market discount and capital gains recognized with respect to Notes held by Nonresidents will be subject to regular United States income tax if such income is effectively connected with the conduct of a United States business by the holder. Any such income, however, will not be subject to withholding tax as long as the holder of the Note has provided the Issuer (or other person who would otherwise be required to withhold tax) with a properly completed IRS Form 4224 for the taxable year in which the withholding otherwise would occur.

Reporting and Tax Administration

         Reports will be made by the tax administrator of the Notes, at least annually to holders of record of the Notes (other than those with respect to whom reporting is not required) and to the Service as may be required by statute, regulation, or administrative ruling with respect to (i) interest income and original issue discount, if any, accrued on such Notes; and (ii) information necessary to compute the accrual of any market discount on such Notes.

Certain U.S. Federal Income Tax Documentation Requirements

         A Note Owner of Notes holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax (or, in certain cases, the 31% backup withholding tax) that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless
(i) each clearing system, bank or other financial institution that holds customer's securities in the ordinary course of its trade or business in the chain of intermediaries between such Note Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such Note Owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8). Note Owners of Notes that are non-U.S. Persons can obtain a complete exemption from the U.S. withholding tax and the backup withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown in Form W-8 changes, a new form W-8 must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income in effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the U.S. withholding tax and the backup withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Note Owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) with respect to U.S. withholding tax and an exemption from the backup withholding tax by filing Form 1001 (Ownership, Exemption or Reduced Rate Note). If the treaty provides only for a reduced rate, the U.S. withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Note Owner of the Note or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons generally are not subject to the U.S. withholding and can obtain a complete exemption from the backup withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Note Owner of a Note (or in the case of a Form 1001 or a Form 4224 filer, its agent), files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the globally offered Notes. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the globally offered Notes.

         DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO HOLDERS OF THE NOTES AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE NOTES.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described under "Certain Federal Income Tax Consequences" above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Notes. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Notes.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should review carefully with their legal advisors whether the purchase or holding of the Notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the Financed Student Loans or other assets of the Trust to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations"). Prospective investors should be aware that, although certain exceptions from the application of the prohibited transaction rules and the Plan Asset Regulations exist, there can be no assurance that any such exception will apply with respect to the acquisition of a Note.

         Under the Plan Asset Regulations, if the Notes are treated as having substantial equity features, the purchaser of a Note could be treated as having acquired a direct interest in the Financed Student Loans and other Trust assets securing the Notes. In that event, the purchase, holding, or resale of the Notes could result in a transaction that is prohibited under ERISA or the Code. It is expected that the Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires a Note should not be treated as having acquired a direct interest in the Trust assets. However, there can be no complete assurance that the Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations.

         Regardless whether the Notes are treated as debt or equity for purposes of ERISA, the acquisition or holding of the Notes by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the parties to the issuance transaction, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. However, one or more exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the Notes, depending in part upon the type of Plan fiduciary making the decision to acquire Notes and the circumstances under which such decision is made. Those exemptions include, but are not limited to: (i) Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company pooled accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or (iv) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers. Before purchasing Notes, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a Note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in an Underwriting Agreement dated [_________, 1997] (the "Underwriting Agreement"), among the Transferor, Smith Barney Inc., Morgan Stanley & Co. Incorporated and Crestar Securities Corporation (the "Underwriters"), the Transferor has agreed to sell to the Underwriters, and each Underwriter has severally agreed to purchase from the Transferor, the principal balance of each Class of Notes set forth below its name on the following chart:


                                                                   Principal Balance
                               ---------------------------------------------------------------------------
                                                         Morgan Stanley        Crestar Securities
Class of Notes                 Smith Barney Inc.       & Co. Incorporated          Corporation       Total
--------------                 -----------------       ------------------          -----------       -----
Class A-1 Notes............
Class A-2 Notes............
Class B Notes..............
         Total.............


         In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby, if any Notes are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or purchase commitments of all Underwriters may be terminated. The Transferor has been advised by the Underwriters that the Underwriters propose initially to offer the Notes to the public at the public offering price with respect to each Class set forth on the cover page of this Prospectus. After the initial public offering, the public offering price may be changed.

         The Underwriting Agreement provides that the Transferor will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

         After the initial distribution of the Notes by the Underwriters, the Prospectus may be used by Crestar Securities Corporation, an affiliate of the Transferor and the Master Servicer, in connection with offers and sales relating to market making transactions in the Notes. Crestar Securities Corporation may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

         The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions.

         Each Underwriter has represented and agreed that (a) it has not offered or sold, and 'will not offer or sell Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted, and will not result in an offer to the public in the United Kingdom within the meaning of the U.K. Regulations, (b) it has complied and 'will comply with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986, as amended, (Investment Advertisement) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on.

         Crestar Securities Corporation is an affiliate of the Transferor and a wholly owned indirect subsidiary of the Crestar Financial Corporation.

         Smith Barney Inc. has provided from time to time, and may provide in the future, investment or commercial banking services to the Transferor and its affiliates, for which Smith Barney Inc. or its affiliates have received or will receive customary fees and commissions.


                                 LEGAL MATTERS

         Certain legal matters relating to the Transferor, the Master Servicer and the Administrator will be passed upon by Foley & Lardner and Hunton & Williams. Certain legal matters relating to the validity of the issuance of the Notes will be passed upon for the Trust by Hunton & Williams. Foley & Lardner and Hunton & Williams each has performed legal services for the Transferor and it is expected that they will continue to perform such services in the future. Certain federal income tax and other matters will be passed upon for the Trust by Hunton & Williams. Certain legal matters will be passed upon for the Underwriters by Squire, Sanders & Dempsey L.L.P.


                             FINANCIAL INFORMATION

         The Transferor has determined that its financial statements are not material to the offering made hereby. The Trust will engage in no activities other than as described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus.


                                     RATING

         It is a condition to the issuance and sale of each Class of the Class A Notes that they each be rated "AAA" by Standard & Poor's and "Aaa" by Moody's. It is a condition to the issuance of the Class B Notes that they be rated at least "A" by Standard & Poor's and at least "A2" by Moody's. Each of Standard & Poor's and Moody's is also referred to herein as a "Rating Agency" and collectively, as the "Rating Agencies." A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the Notes address the likelihood of the ultimate payment of principal of and interest on the Notes pursuant to their terms. The Rating Agencies do not evaluate, and the ratings on the Notes do not address, the likelihood of prepayments on the Notes or the likelihood of payment of the Noteholders' Interest Carryover.


                            INDEX OF PRINCIPAL TERMS

         Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

                                                             Page
                                                             ----
1980 Amendments.........................................      43
1981 Amendments.........................................      43
1986 Amendments.........................................      43
1987 Amendments.........................................      43
1989 Amendments.........................................      43
1992 Amendments.........................................      43
1993 Amendments.........................................      43
1993 Technical Amendments...............................      43
1997 Amendments.........................................      43

                                                             Page
                                                             ----

91-day T-Bill Rate.....................................      29,54
Adjustment Payment.....................................        79
Administration Agreement...............................         5
Administration Fee.....................................       9,14
Administrator..........................................         3
Administrator Default..................................        90
Assigned Rights........................................        23
Available Funds........................................        82
BHCA...................................................        34
Bond Equivalent Yield - 91-day T-Bill..................        68
Cede...................................................         3
Cedel..................................................         4
Cedel Participants.....................................        75
Certificate Balance....................................        85
Certificate Distribution Account.......................        15
Certificateholders.....................................        14
Certificateholders' Distribution Amount................        85
Certificateholders' Principal Carryover Shortfall......        85
Certificateholders' Principal Distribution Amount......        85
Certificates...........................................         4
Claims Rates...........................................        58
Class..................................................         4
Class A Noteholders....................................         4
Class A Notes..........................................         4
Class A-1 Noteholders..................................         4
Class A-1 Notes........................................         4
Class A-2 Noteholders..................................         4
Class A-2 Notes........................................         4
Class B Noteholders....................................         4
Class B Notes..........................................         4
Class Interest Rate....................................         5
Closing Date...........................................        10
Code...................................................        21
Collection Account.....................................        14
Collection Period......................................         5
Commission.............................................         3
Consolidation Loan Fees................................        85
Consolidation Prepayments..............................        79
Cooperative............................................        75
CPR....................................................        42
Crestar Subsidiary.....................................        90
Cut-off Date...........................................        10
Default................................................        65
Deferment Periods......................................      49,63
Deferral Phase.........................................        13
Definitive Notes.......................................        76
Department of Education................................        11
Department of HHS......................................        11
Depositor..............................................         3
Depositories...........................................        73
Depository.............................................        66

                                                             Page
                                                             ----

Directing Notes.......................................        26
Distribution Date.....................................       2,5
Distribution Determination Date.......................         7
DOE Data Book.........................................        59
DTC...................................................         3
DTC Participants......................................        73
ECMC..................................................       11,56
ECMC\Department Agreements............................        58
Effective Interest Rate...............................         7
Eligible Deposit Account..............................        80
Eligible Institution..................................        80
Eligible Investments..................................      19,79
Eligible Lender Trustee...............................       1,5
Eligible Lender Trustee Fee...........................        14
ERISA.................................................        97
Euroclear.............................................       4,75
Euroclear Operator....................................        75
Euroclear Participants................................        75
Event of Default......................................        70
Exchange Act..........................................         3
Exchange Date.........................................        79
Exchange Period.......................................      12,78
Exchanged Consolidation Loans.........................        78
Exchanged Financed Student Loans......................      10,79
Exchanged Serial Loan.................................        79
Expense Account.......................................        14
FDIA..................................................        30
FDIC..................................................        30
FFEL Program..........................................        10
FFELP Loans...........................................        10
Final Maturity Date...................................        68
Financed FFELP Loans..................................        10
Financed HEAL Loans...................................        10
Financed Student Loans................................         1
FIRREA................................................        30
Floating Rate (T-Bill)................................         6
Forbearance Period....................................        49
Forbearance Periods...................................        29
Formula Interest Rate.................................         6
Grace Period..........................................        63
Grace Periods.........................................      29,48
Guarantee Agencies....................................        10
Guarantee Agency......................................        10
Guarantee Agreements..................................        11
Guarantee Fund........................................        56
Guarantee Payments....................................        24
Guarantor.............................................        10
Guarantors............................................        10
HEAL Consolidation Loan...............................        12
HEAL Insurance Contract...............................        12
HEAL Loans............................................        10

                                                            Page
                                                            ----

HEAL Program.........................................        10
Higher Education Act.................................        11
Holders..............................................        76
Indenture............................................         4
Indenture Trustee....................................         5
Indenture Trustee Fee................................        14
Index Maturity.......................................        69
Indirect Participants................................        73
Initial Financed Student Loans.......................        10
Initial Pool Balance.................................        10
Insolvency Event.....................................        92
Insurance Payments...................................        24
Interest Payment Period..............................         5
Interest Period......................................         6
Interest Subsidy Agreement...........................        57
Interest Subsidy Payments............................        53
Investment Earnings..................................        79
Issuer Consolidation Payments........................        79
LIBOR Determination Date.............................        69
Loan Rates...........................................        29
Margin...............................................         6
Master Servicer......................................         5
Master Servicer Default..............................        90
Minimum Purchase Price...............................      20,92
Moody's..............................................        22
Net Loan Rate........................................         7
New Borrower.........................................        45
Nonresidents.........................................        96
Note Distribution Account............................        15
Note Owner...........................................        74
Noteholders..........................................         5
Noteholders' Distribution Amount.....................        85
Noteholders' Interest Carryover......................       7,67
Noteholders' Interest Distribution Amount............        86
Noteholders' Interest Shortfall......................        86
Noteholders' Principal Carryover Shortfall...........        86
Noteholders' Principal Distribution Amount...........        86
Notes................................................       1,4
Obligor..............................................        13
One-Month LIBOR......................................       6,69
Original Amount......................................         4
Parity Percentage....................................         8
Parity Percentage Payment............................        16
Participants.........................................        66
PHEAA................................................     5,11,56
Plan.................................................      21,98
Plan Asset Regulations...............................      21,98
Plan Investors.......................................      21,98
PLUS Loans...........................................        10
Pool Balance.........................................        13
Principal Distribution Amount........................        86

                                                          Page
                                                          ____

Principal Factor....................................      18,84
Program Operating Expense Percentage................         8
Purchase Amount.....................................        78
Quarterly Advance Account...........................        20
Quarterly Advances..................................      20,87
Rate Adjustment Date................................    66,68,69
Rating Agencies.....................................      22,100
Rating Agency.......................................      22,100
Realized Loss.......................................      86,87
Record Date.........................................         5
Reference Bank......................................        69
Registration Statement..............................         3
Related Documents...................................        72
Relief Act..........................................        95
Repayment...........................................        46
Repayment Phase.....................................        13
Repeat Borrower.....................................        45
Reserve Account.....................................        18
Reserve Account Deposit.............................        18
Secretary of Education..............................        11
Secretary of HHS....................................        12
Securities Act......................................         3
Serial Loan.........................................        28
Service.............................................        93
Servicer............................................         5
Servicers...........................................         5
Servicing Fee.......................................       9,14
SLS Loans...........................................        10
Special Allowance Payments..........................        54
Special Tax Counsel.................................        93
Specified Reserve Account Balance...................        18
Stafford Loans......................................        48
Standard & Poor's...................................        22
Student Loans.......................................        10
Subsequent Cut-off Date.............................        35
T-Bill Rate Determination Date......................        68
Telerate Page 3750..................................        69
Terms and Conditions................................        75
Terms Supplement....................................         4
TIN.................................................        95
TP Loans............................................        40
TP Program..........................................        40
Transaction Fees....................................        14
Transfer Agreement..................................        12
Transfer and Servicing Agreement....................         5
Transfer and Servicing Agreements...................        77
Transferor..........................................       1,5
Transferor Trusts...................................        25
Trust...............................................       1,4
Trust Accounts......................................        79
Trust Agreement.....................................         9

                                                          Page
                                                          ----

U.K. Regulations...................................         2
U.S. Person........................................        97
UCC................................................        31
Underwriters.......................................        98
Underwriting Agreement.............................        98
USAF...............................................      11, 56

==============================================================================

No dealer, salesman or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Transferor or the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Notes offered hereby nor an offer of such Notes to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                                 --------------



           TABLE OF CONTENTS

Available Information.......................        3
Reports to Noteholders......................        3
Incorporation of Certain Documents by
  Reference.................................        3
Summary of Terms............................        4
Risk Factors................................       23
Formation of the Trust......................       32
Use of Proceeds.............................       33
The Transferor..............................       33
The Servicers...............................       34
The Financed Student Loan Pool..............       35
Maturity and Prepayment Considerations. ..         41
Description of the FFEL Program.............       42
Description of the Guarantee Agencies.......       56
Description of the HEAL Program.............       62
Description of the Notes....................       66
Description of the Transfer and Servicing
  Agreements................................       77
Federal Income Tax Consequences.............       93
State Tax Considerations ...................       97
ERISA Considerations........................       97
Underwriting................................       98
Legal Matters...............................      100
Financial Information.......................      100
Rating......................................      100
Index of Principal Terms....................      100



======================================================

                                  [$         ]
                                    ---------

                              Crestar Student Loan
                                  Trust 1997-1

                                  STUDENT LOAN
                               ASSET BACKED NOTES

                                  [$         ]
                                    ---------
                       Senior T-Bill Rate Class A-1 Notes


                                  [$         ]
                                    ---------
                       Senior T-Bill Rate Class A-2 Notes


                                  [$         ]
                                    ---------
                      Subordinate LIBOR Rate Class B Notes

                                 -------------

                                   PROSPECTUS

                                 -------------

                               Smith Barney Inc.

                           Morgan Stanley Dean Witter

                         Crestar Securities Corporation
                                [        ,1997]
                                 --------

======================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.    Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the offering of $1,000,000 of the Student Loan Asset Backed Notes being registered under this Registration Statement, other than underwriting discounts and commission:

   SEC Registration.................................................$   303.03
   Printing and Engraving............................................      *
   Legal Fees and Expenses...........................................      *
   Accounting Fees and Expenses......................................      *
   Trustee Fees and Expenses.........................................      *
   Blue Sky Fees and Expenses........................................      *
   Rating Agency Fees................................................      *
   Miscellaneous.....................................................      *

                  TOTAL.............................................$      *

*   To be provided by amendment


Item 15.    Indemnification of Directors and Officers.

    Registrant's Articles of Incorporation implement the provisions of the Virginia State Corporation Act ("VSCA"), which provide for the indemnification of Registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933. Under Sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Registrant's Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the VSCA and Registrant's Articles of Incorporation eliminate the liability of a director or officer in a stockholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-692 and 13.1-696 to -704 of the VSCA are incorporated herein by reference.

    Reference is made to the Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    Crestar Financial Corporation, the parent of the Registrant, carries an insurance policy providing directors' and officers' liability insurance for any liability its directors or officers or the directors or officers of any of its subsidiaries, including the Registrant, may incur in their capacities as such.

Item 16.    Exhibits.

    All financial statements, schedules and historical financial information have been omitted as they are not applicable.

1.1      Form of Underwriting Agreement*
3.1      Articles of Incorporation of Registrant*
3.2      By-Laws of Registrant*
3.3 Trust Agreement among the Registrant, Star Bank, National Association and _____________________*
4.1      Form of Indenture between the Trust and the Indenture Trustee*
4.2 Form of First Terms Supplement to Indenture between the Trust and the Indenture Trustee*
4.4 Form of Transfer and Servicing Agreement among the Trust, the Master Servicer and the Eligible Lender Trustee*
4.5 Form of Administration Agreement among the Administrator, the Eligible Lender Trustee and the Indentrue Trustee*
4.6      Guarantee Agreement with the Educational Credit Management Corporation*
4.7      Guarantee Agreement with the Pennsylvania  Higher Education  Assistance
         Agency*
4.8      Contract  of  Insurance  with the U.S.  Department  of Health and Human
         Services*
5.1      Opinion of Hunton & Williams*
8.1      Opinion of Hunton & Williams with respect to tax matters*
23.1 Consent of Hunton & Williams is contained in their opinions filed as Exhibits 5.1 and 8.1*
24.1     Power of Attorney of certain officers and directors of the Registrant*
25.1 T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bankers Trust Company*

*        To be filed by amendment


Item 17.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To  reflect  in the  Prospectus  any  facts or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
             Section 15(d) of the Securities Exchange Act of 1934 that are included by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on September 17, 1997.

                                            CRESTAR BANK



                                            By:   /s/ W. Clark McGhee
                                                 ------------------------------
                                                  W. Clark McGhee
                                                  Senior Vice President

      Each person whose signature appears below constitutes and appoints W. Clark McGhee, Linda F. Rigsby and Randolph F. Totten his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                               Capacity                                 Date
              ---------                               --------                                 ----



/s/ Richard G. Tilghman                     Principal Executive Officer)                  September 17, 1997
------------------------------------        Chairman of the Board & Chief
Richard G. Tilghman                         Executive Officer and Director
                                            (Principal Executive Officer)

/s/ James M. Wells, III                     President, Chief Operating Officer            September 17, 1997
-------------------------------------       and Director
James M. Wells, III

/s/ Richard F. Katchuk                      Principal Financial Officer)                  September 17, 1997
-------------------------------------       Corporate Executive Vice President
Richard F. Katchuk                          and Chief Financial Officer
                                            (Principal Financial Officer)

/s/ James D. Barr                           Principal Accounting Officer)                 September 17, 1997
-------------------------------------       Group Executive Vice President -
James D. Barr                               Controller & Treasurer
                                            (Principal Accounting Officer)

                                            Director                                      September __, 1997
-------------------------------------
J. Carter Fox

/s/ Bonnie Guiton Hill                      Director                                      September 17, 1997
-------------------------------------
Bonnie Guiton Hill

/s/ Charles R. Longsworth                   Director                                      September 17, 1997
-------------------------------------
Charles R. Longsworth

/s/ Patrick J. Maher                        Director                                      September 17, 1997
-------------------------------------
Patrick J. Maher

                                            Director                                      September __, 1997
-------------------------------------
Frank E. McCarthy

/s/ Paul D. Miller                          Director                                      September 17, 1997
-------------------------------------
Paul D. Miller



                                     II - 5


          Signature                         Capacity                                           Date
          ---------                         --------                                           ----

/s/ G. Gilmer Minor III                     Director                                      September 17, 1997
-------------------------------------
G. Gilmer Minor III

/s/ Gordon F. Rainey, Jr.                   Director                                      September 17, 1997
-------------------------------------
Gordon F. Rainey, Jr.

                                            Director                                      September __, 1997
-------------------------------------
Frank S. Royal

/s/ Alfred H. Smith, Jr.                    Director                                      September 17, 1997
-------------------------------------
Alfred H. Smith, Jr.

/s/ Jeffrey R. Springer                     Director                                      September 17, 1997
-------------------------------------
Jeffrey R. Springer

/s/ Eugene P. Trani                         Director                                      September 17, 1997
-------------------------------------
Eugene P. Trani

                                            Director                                      September __, 1997
-------------------------------------
L. Dudley Walker

/s/ Robert C. Wilburn                       Director                                      September 17, 1997
-------------------------------------
Robert C. Wilburn

/s/ Karen Hastie Williams                   Director                                      September 17, 1997
-------------------------------------
Karen Hastie Williams


                                     II - 6